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                                                                  CONFORMED COPY
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                                 ADVANTA CORP.
                             ADVANTA NATIONAL BANK
                           ADVANTA NATIONAL BANK USA

                   _________________________________________


                              REVOLVING CREDIT AND
                           COMPETITIVE LOAN AGREEMENT




                           Dated as of July 26, 1996



                   __________________________________________



                       NATIONSBANC CAPITAL MARKETS, INC.,
                             as Syndication Agent,


                        PNC BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent


                                      and


                           THE CHASE MANHATTAN BANK,
                                    as Agent

================================================================================

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
                                              ARTICLE I

                                      Definitions; Construction
                                      -------------------------



 SECTION 1.01.               Certain Definitions . . . . . . . . . . . . . . . . . . . .            1

 SECTION 1.02.               Construction  . . . . . . . . . . . . . . . . . . . . . . .           28

 SECTION 1.03.               GAAP/RAP  . . . . . . . . . . . . . . . . . . . . . . . . .           29


                                              ARTICLE II

                                             The Credits
                                             -----------


 SECTION 2.01.               Revolving Loans . . . . . . . . . . . . . . . . . . . . . .           29

 SECTION 2.02.               Extension of Expiration Date  . . . . . . . . . . . . . . .           30

 SECTION 2.03.               Competitive Loans . . . . . . . . . . . . . . . . . . . . .           33

 SECTION 2.04.               The Notes . . . . . . . . . . . . . . . . . . . . . . . . .           37

 SECTION 2.05.               Making of Revolving Loans . . . . . . . . . . . . . . . . .           38

 SECTION 2.06.               Facility Fee; Utilization Fee . . . . . . . . . . . . . . .           39

 SECTION 2.07.               Termination; Reduction or Increase  . . . . . . . . . . . .           40

 SECTION 2.08.               Interest Rates; Maturity Periods; Transactional Amounts . .           44

 SECTION 2.09.               Prepayments . . . . . . . . . . . . . . . . . . . . . . . .           48

 SECTION 2.10.               Interest Payment Dates  . . . . . . . . . . . . . . . . . .           48

 SECTION 2.11.               Pro Rata Treatment; Payments Generally  . . . . . . . . . .           49

 SECTION 2.12.               Additional Compensation in Certain Circumstances  . . . . .           50

 SECTION 2.13.               Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .           54

 SECTION 2.14.               Funding by Branch, Subsidiary or Affiliate  . . . . . . . .           57

                                  ARTICLE III

                               Letters of Credit

                                                                                                   Page
                                                                                                   ----
 SECTION 3.01.               Committed L/C Commitment  . . . . . . . . . . . . . . . . .           58

 SECTION 3.02.               Procedure for Issuance of Committed L/C . . . . . . . . . .           58

 SECTION 3.03.               Committed L/C Participations  . . . . . . . . . . . . . . .           59

 SECTION 3.04.               Competitive L/C's . . . . . . . . . . . . . . . . . . . . .           60

 SECTION 3.05.               Procedure for Competitive L/C Issuance  . . . . . . . . . .           61

 SECTION 3.06.               Fees, Commissions and Other Charges . . . . . . . . . . . .           64

 SECTION 3.07.               Reimbursement Obligation  . . . . . . . . . . . . . . . . .           64

 SECTION 3.08.               Obligations Absolute  . . . . . . . . . . . . . . . . . . .           65

 SECTION 3.09.               L/C Payments  . . . . . . . . . . . . . . . . . . . . . . .           66

 SECTION 3.10.               Applications; Uniform Customs;
                               Securities Affiliates of Banks  . . . . . . . . . . . . .           66



                                              ARTICLE IV

                                    Representations and Warranties
                                    ------------------------------

 SECTION 4.01.               Organization and Qualification  . . . . . . . . . . . . . .           67

 SECTION 4.02.               Corporate Power and Authorization . . . . . . . . . . . . .           67

 SECTION 4.03.               Audited Annual Financial Statements . . . . . . . . . . . .           67

 SECTION 4.04.               Consolidating Financial Statements  . . . . . . . . . . . .           68

 SECTION 4.05.               Bank Financial Statements . . . . . . . . . . . . . . . . .           68

 SECTION 4.06.               Absence of Material Adverse Changes . . . . . . . . . . . .           68

 SECTION 4.07.               Litigation and Regulatory Proceedings . . . . . . . . . . .           68

                                                                                                   Page
                                                                                                   ----
 SECTION 4.08.               No Conflicting Laws or Agreements;
                               Consents and Approvals  . . . . . . . . . . . . . . . . .           69

 SECTION 4.09.               Execution and Binding Effect  . . . . . . . . . . . . . . .           69

 SECTION 4.10.               Employee Benefits . . . . . . . . . . . . . . . . . . . . .           70

 SECTION 4.11.               Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .           70

 SECTION 4.12.               Regulation U  . . . . . . . . . . . . . . . . . . . . . . .           71

 SECTION 4.13.               Environmental Matters . . . . . . . . . . . . . . . . . . .           71

 SECTION 4.14.               Investment Company; Bank Holding
                               Company; Public Utility Holding Company . . . . . . . . .           72

 SECTION 4.15.               Capitalization of Insured Subsidiaries  . . . . . . . . . .           72

 SECTION 4.16.               Absence of Undisclosed Liabilities  . . . . . . . . . . . .           73

 SECTION 4.17.               Absence of Events of Default  . . . . . . . . . . . . . . .           73

 SECTION 4.18.               Title to Property . . . . . . . . . . . . . . . . . . . . .           73

 SECTION 4.19.               Subsidiaries and Other Investments  . . . . . . . . . . . .           73

 SECTION 4.20.               Compliance with Laws  . . . . . . . . . . . . . . . . . . .           74

 SECTION 4.21.               Accurate and Complete Disclosure  . . . . . . . . . . . . .           74


                                                       ARTICLE V

                                                 Conditions of Lending
                                                 ---------------------


 SECTION 5.01.               Closing Date  . . . . . . . . . . . . . . . . . . . . . . .           75

 SECTION 5.02.               Conditions to All Credit Extensions . . . . . . . . . . . .           77


                                                       ARTICLE VI

                                                 Affirmative Covenants
                                                 ---------------------


 SECTION 6.01.               Basic Reporting Requirements  . . . . . . . . . . . . . . .           78

 SECTION 6.02.               Insurance . . . . . . . . . . . . . . . . . . . . . . . . .           84

                                                                                                  Page
                                                                                                  ----
 SECTION 6.03.               Payment of Taxes and Other
                               Potential Charges and Priority Claims . . . . . . . . . .           84

 SECTION 6.04.               Preservation of Existence and Franchises  . . . . . . . . .           85

 SECTION 6.05.               Maintenance of Properties/Business  . . . . . . . . . . . .           85

 SECTION 6.06.               Avoidance of Other Conflicts  . . . . . . . . . . . . . . .           86

 SECTION 6.07.               Capitalization of Insured Subsidiaries  . . . . . . . . . .           86

 SECTION 6.08.               Financial Accounting Practices  . . . . . . . . . . . . . .           86

 SECTION 6.09.               Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .           86

 SECTION 6.10.               Continuation of or Change in Business . . . . . . . . . . .           87

 SECTION 6.11.               Consolidated Tax-Return . . . . . . . . . . . . . . . . . .           87

 SECTION 6.12.               Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .           87


                                                      ARTICLE VII

                                                   Negative Covenants
                                                   ------------------


 SECTION 7.01.               Financial Covenants . . . . . . . . . . . . . . . . . . . .           88

 SECTION 7.02.               Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .           88

 SECTION 7.03.               Mergers, Acquisitions, etc. . . . . . . . . . . . . . . . .           92

 SECTION 7.04.               Dispositions of Properties  . . . . . . . . . . . . . . . .           94

 SECTION 7.05.               Dealings with Affiliates  . . . . . . . . . . . . . . . . .           94

 SECTION 7.06.               Limitation on other Restrictions on
                               Dividends by Subsidiaries, etc. . . . . . . . . . . . . .           96

                                  ARTICLE VIII

                               Events of Default


                                                                                                   Page
                                                                                                   ----
 SECTION 8.01.               Events of Default . . . . . . . . . . . . . . . . . . . . .           98


                                                       ARTICLE IX

                                                       The Agent
                                                       ---------


 SECTION 9.01.               Appointment . . . . . . . . . . . . . . . . . . . . . . . .          102

 SECTION 9.02.               Exercise of Powers  . . . . . . . . . . . . . . . . . . . .          103

 SECTION 9.03.               Delegation of Duties  . . . . . . . . . . . . . . . . . . .          103

 SECTION 9.04.               Exculpatory Provisions  . . . . . . . . . . . . . . . . . .          103

 SECTION 9.05.               Reliance by Agent . . . . . . . . . . . . . . . . . . . . .          104

 SECTION 9.06.               Notice of Default . . . . . . . . . . . . . . . . . . . . .          105

 SECTION 9.07.               Non-Reliance on Agent and Other Banks . . . . . . . . . . .          105

 SECTION 9.08.               Indemnification . . . . . . . . . . . . . . . . . . . . . .          106

 SECTION 9.09.               Agent In Its Individual Capacity  . . . . . . . . . . . . .          107

 SECTION 9.10.               Successor Agent . . . . . . . . . . . . . . . . . . . . . .          107

 SECTION 9.11.               Calculations  . . . . . . . . . . . . . . . . . . . . . . .          108

 SECTION 9.12.               Holders of Notes  . . . . . . . . . . . . . . . . . . . . .          108

 SECTION 9.13.               Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . .          109

 SECTION 9.14.               Funding by Agent  . . . . . . . . . . . . . . . . . . . . .          109

 SECTION 9.15.               The Syndication Agent and the Documentation Agent . . . . .          109

                                   ARTICLE X

                                 Miscellaneous


                                                                                                  Page
                                                                                                  ----
 SECTION 10.01.              Holidays  . . . . . . . . . . . . . . . . . . . . . . . . .          110

 SECTION 10.02.              Records . . . . . . . . . . . . . . . . . . . . . . . . . .          110

 SECTION 10.03.              Amendments and Waivers  . . . . . . . . . . . . . . . . . .          112

 SECTION 10.04.              No Implied Waiver; Cumulative Remedies  . . . . . . . . . .          112

 SECTION 10.05.              Notices . . . . . . . . . . . . . . . . . . . . . . . . . .          112

 SECTION 10.06.              Expenses; Taxes; Indemnity  . . . . . . . . . . . . . . . .          113

 SECTION 10.07.              Severability  . . . . . . . . . . . . . . . . . . . . . . .          115

 SECTION 10.08.              Prior Understandings  . . . . . . . . . . . . . . . . . . .          115

 SECTION 10.09.              Duration; Survival  . . . . . . . . . . . . . . . . . . . .          115

 SECTION 10.10.              Counterparts  . . . . . . . . . . . . . . . . . . . . . . .          116

 SECTION 10.11.              Limitation on Payments  . . . . . . . . . . . . . . . . . .          116

 SECTION 10.12.              Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . .          116

 SECTION 10.13.              Sharing of Collections  . . . . . . . . . . . . . . . . . .          117

 SECTION 10.14.              Successors and Assigns; Participations; Assignments . . . .          118

 SECTION 10.15.              Governing Law; Submission to Jurisdiction;
                               Waiver of Jury Trial; Limitation of Liability . . . . . .          124


                             EXHIBITS AND SCHEDULES


Exhibit A                 Form of Revolving Credit Note
Exhibit B                 Form of Competitive Note
Exhibit C                 Form of Loan Request
Exhibit D-1               Form of Competitive Bid Request
Exhibit D-2               Form of Competitive Bid
Exhibit D-3               Form of Competitive Bid Confirmation
Exhibit E-1               Form of Competitive L/C Request
Exhibit E-2               Form of Competitive L/C Offer

Exhibit E-3               Form of Competitive L/C Confirmation
Exhibit F                 Guaranty and Suretyship Agreement
Exhibit G                 Form of Assignment Supplement
Exhibit H                 Form of Commitment Assumption
Exhibit I                 Administrative Questionnaire

Schedule 2.01             Bank Commitments
Schedule 4.06             Material Adverse Changes
Schedule 4.10             Plan Information
Schedule 4.13(d)          Environmental Matters
Schedule 4.16             Liabilities Disclosures
Schedule 4.19             Subsidiaries and Other Investments
Schedule 7.02(a)          Existing Liens

                REVOLVING CREDIT AND COMPETITIVE LOAN AGREEMENT

                                  This CREDIT AGREEMENT, dated as of July 26,
                          1996, by and among ADVANTA CORP., a Delaware corporation (hereinafter called the "Company"), ADVANTA NATIONAL BANK, a national banking association ("ANB"), ADVANTA NATIONAL BANK USA, a national banking association ("AUS", and, together with the Company and ANB, the "Borrowers"), the lenders parties hereto from time to time (hereinafter each called a "Bank" and collectively called the "Banks," as further defined below), THE CHASE MANHATTAN BANK, as agent for the Banks under this Agreement (hereinafter in such capacity called the "Agent"), NATIONSBANC CAPITAL MARKETS, INC., as syndication agent and PNC BANK, NATIONAL ASSOCIATION, as documentation agent.

                             Preliminary Statement

                 WHEREAS, the Borrowers have requested and the Banks and the Agent are willing to make available to the Borrowers, upon all of the terms and conditions herein set forth, a revolving credit and competitive loan facility;


                 NOW THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                           Definitions; Construction

                 SECTION 1.01. Certain definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                 "Active Subsidiary" shall mean any Subsidiary of the Company which has, at the time of determination, engaged in any business activity or operations whatsoever (except for any activity related exclusively to the continuation or preservation of its corporate existence), either directly or indirectly and either individually or together with one or more other such Subsidiaries, for or at any time during the Rolling Period immediately preceding the date of determination.

                 "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit I hereto.

                 "Affected Bank" shall have the meaning set forth in Section 2.08(e) hereof.

                 "Affiliate" of a Person (the "Specified Person") shall mean
(a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person or (b) any director or executive officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person which is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person includes the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" shall mean this Credit Agreement as amended, modified or supplemented from time to time.

                 "Applicable Facility Fee Percentage" shall mean, in respect of either Tranche for any day, (i) .085% for any such day during which the Applicable Rating Level is 1; (ii) .10% for any such day during which the Applicable Rating Level is 2; (iii) .125% for any such day during which the Applicable Rating Level is 3; (iv) .15% for any such day during which the Applicable Rating Level is 4; (v) .225% for any such day during which the Applicable Rating Level is 5; and (vi) .35% for any such day during which the Applicable Rating Level is 6. Each change in the Applicable Facility Fee Percentage resulting from a change of the Applicable Rating Level shall become effective on the effective date of such change in the Applicable Rating Level.

                 "Applicable Margin" for a Borrower shall mean, for any day, the percentage set forth below which corresponds to such Borrower's Rating Level in effect on any such day.

Each change in a Borrower's Applicable Margin for any Revolving Loan which results from a change in such Borrower's Rating Level shall become effective on the effective date of such change in the Borrower's Rating Level.

                 Rating Level              Percentage
                 ------------              ----------
                      1                      .165%
                      2                      .20%
                      3                      .225%
                      4                      .25%
                      5                      .375%
                      6                      .75%

                 "Applicable Rating Level" shall mean, in respect of either Tranche on any day, the Rating Level of the Borrower under such Tranche that has the lowest (i.e., numerically highest) Rating Level on such day.

                 "Applicable Utilization Fee Percentage" of a Borrower shall mean, for any day, (i) .05% for any such day during which such Borrower's Rating Level is 1, 2 or 3; (ii) .10% for any such day during which such Borrower's Rating Level is 4 or 5; and (iii) .25% for any such day during which such Borrower's Rating Level is 6. Each change in a Borrower's Applicable Utilization Fee Percentage resulting from a change of such Borrower's Rating Level shall become effective on the effective date of such change in the Borrower's Rating Level.

                 "Application" shall mean, with respect to each Letter of Credit, an application in such form as the relevant L/C Issuer may specify from time to time requesting such L/C Issuer to issue such Letter of Credit.

                 "Assignment Supplement" shall have the meaning assigned to such term in Section 10.14(c) hereof.

                 "Assets" of any Person at any time shall mean the assets of such Person at such time, determined and consolidated in accordance with GAAP.

                 "Bank" shall mean any of the lenders listed on the signature pages hereof, subject to the provisions of Section 2.07 and Section 10.14 hereof pertaining to Persons becoming or ceasing to be "Banks" hereunder.

                 "Base Rate" shall mean, for any day, the interest rate per annum equal to the higher of: (A) the Prime Rate for such day and (B) the Federal Funds Effective Rate for such day plus 1/2 of l%. As used herein "Prime Rate" shall mean that rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its Prime Rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Federal Funds Effective Rate" for any day, as used herein, shall mean the rate per annum (rounded upward to the nearest 1/100 of l%) determined by the Agent (which determination shall, in the absence of manifest error, be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day under circumstances that are temporary, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Each change in the Base Rate due to a change in the Prime Rate or in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate.

                 "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

                 "Base Rate Loan" shall mean any Loan bearing interest at the Base Rate in accordance with the provisions of Article II.

                 "Base Rate Option" shall mean the option of a Borrower hereunder to have Revolving Loans bear interest at the Base Rate.

                 "Borrowing" shall mean a group of Loans within a single Tranche of a single Type made by the Banks within such Tranche (or, in the case of a Competitive Borrowing, by the Bank or Banks within a Tranche whose Competitive Bids have been accepted pursuant to Section 2.03(d)) on a single date and as to which a single Interest Period is in effect.

                 "Borrowing Date" shall mean any day (which shall be a Business
Day) on which Loans are to be made hereunder.

                 "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York.

                 "Call Reports" shall mean Consolidated Reports of Condition and Income prepared in accordance with rules prescribed by the Federal Financial Institutions Examination Council or any successor thereto.

                 "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                 "Change of Control" shall mean that (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than Dennis Alter or his estate shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (i) members of the board of directors of the Company on the Closing Date, nor (ii) appointed as, or nominated for election as, directors by a majority of the directors who are (x) referred to in clause (i) and (y) other directors who are appointed or nominated in accordance with this clause (ii).

                 "Closing Date" shall mean July 26, 1996.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the

Code shall be construed to also refer to any successor sections.

                 "Commitment" and "Current Commitment" shall mean, with respect to each Bank, such Bank's Tranche A Commitment and Tranche B Commitment, as in effect from time to time hereunder.

                 "Commitment Assumption" shall mean an instrument substantially in the form of Exhibit H executed by a Bank and accepted by the Tranche A or Tranche B Borrowers and the Agent, pursuant to which such Bank assumes an incremental Tranche A or Tranche B Commitment as contemplated by Section 2.07(c).

                 "Commitment Percentage" of a Bank at any time shall mean the Current Commitment of such Bank divided by the Total Current Commitment, computed to eleven decimal places (i.e., one one-billionth of one percent), subject to transfer to another Bank as provided in Section 10.14 hereof. When used with reference to either Tranche, "Commitment Percentage" of a Bank shall mean the Current Commitment of such Bank under such Tranche divided by the Total Current Commitment under such Tranche, computed in such manner.

                 "Committed L/C's" shall mean Letters of Credit issued pursuant to Section 3.01.

                 "Committed L/C Commitment" shall mean $100,000,000.

                 "Committed L/C Issuer" shall mean The Chase Manhattan Bank in its capacity as issuer of any Committed L/C and each other Bank that may from time to time, with its consent, be designated by the Borrowers and the Agent as a Committed L/C Issuer hereunder.

                 "Committed L/C Obligation" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Committed L/C's and (b) the aggregate amount of drawings under Committed L/C's which have not then been reimbursed pursuant to Section 3.03.

                 "Committed L/C Participants" shall mean, with respect to any Tranche, all the Banks having Commitments under such Tranche other than the Committed L/C Issuer.

                 "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.03(b) or 2.03(c) in the form of Exhibit D-2.

                 "Competitive Bid Confirmation" shall mean a notification made by a Borrower of its acceptance of a Competitive Bid pursuant to Section 2.03(d), which notification shall be in the form of Exhibit D-3.

                 "Competitive Bid Rate" shall mean, as to any Competitive Bid,
(i) in the case of a Euro-Rate Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

                 "Competitive Bid Request" shall mean a request made by a Borrower for Competitive Bids pursuant to Section 2.03(a), which request shall be in the form of Exhibit D-1.

                 "Competitive Borrowing" shall mean a Borrowing under a Tranche consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in Section 2.03.

                 "Competitive L/C's" shall mean Letters of Credit issued pursuant to the bidding procedures described in Section 3.05.

                 "Competitive L/C Confirmation" shall mean a confirmation by a Borrower of its acceptance of a Competitive L/C Offer in the form of Exhibit E-3.

                 "Competitive L/C Issuer" shall mean any Bank which acts as the issuer of a Competitive L/C pursuant to the provisions of Section 3.04.

                 "Competitive L/C Obligations" shall mean, as to any Competitive L/C Issuer at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Competitive L/C's issued by such Competitive L/C Issuer and (b) the aggregate amount of drawings under any such Competitive L/C's which have not then been reimbursed pursuant to Section 3.07.

                 "Competitive L/C Offer" shall mean an offer by a Competitive L/C Issuer to issue a Competitive L/C pursuant to Section 3.05(b), which offer shall be in the form of Exhibit E-2.

                 "Competitive L/C Request" shall mean a request by a Borrower for the Competitive L/C Issuers under a Tranche to submit bids to issue a Competitive L/C pursuant to Section 3.05(a), which request shall be in the form of Exhibit E-1.

                 "Competitive Loan" shall mean a Loan from a Bank to a Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Euro-Rate Competitive Loan or a Fixed Rate Loan.

                 "Competitive Note" shall mean a Tranche A Competitive Note or a Tranche B Competitive Note.

                 "Consolidated Assets" shall mean the Assets of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.

                 "Consolidated EBIT" for any period, with respect to the Company and its Consolidated Subsidiaries shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBIT for such period to Consolidated Interest Expense for such period.

                 "Consolidated Interest Expense" for any period shall mean the total interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" shall mean the net income from continuing operations (after taxes) of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, excluding, however, noncash extraordinary items.

                 "Consolidated Net Worth" shall mean the consolidated stockholder's equity of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.

                 "Consolidated Subsidiaries" at any particular time shall mean those Subsidiaries of the Company whose accounts are, or should be, consolidated with those of the Company in accordance with GAAP.

                 "Consolidated Tangible Net Worth" shall mean the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, except that there shall be deducted therefrom all treasury stock and all Intangibles of the Company and its Consolidated Subsidiaries.

                 "Contingent Obligation" shall mean any and all obligations of the Company for Indebtedness (other than fully collateralized nonrecourse Indebtedness) of the Company or of any Person, the liability for which is not absolute but is instead dependent upon the occurrence of some event or events including, without limitation, any Guaranty of or by the Company and all undrawn letters of credit issued for the account of the Company for which the Company is otherwise directly or indirectly obligated to make reimbursement upon any drawing thereunder, provided, however, that the term "Contingent Obligation" shall not include the obligations of the Company under the Guaranty Agreement or under undrawn Letters of Credit issued under this Agreement.

                 "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with either Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                 "Corresponding Source of Funds" shall mean in the case of any Euro-Rate Loan, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Interest Period applicable to such Loan, having maturities approximately equal to such Interest Period and in an aggregate amount approximately equal to such Loan.

                 "Credit Extension" shall mean any Borrowing hereunder and any issuance of a Letter of Credit hereunder.

                 "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                 "Double Leverage Ratio" shall mean at any time the ratio of
(a) the Company's aggregate investment in the capital stock of its Subsidiaries (including the Company's interest in undistributed earnings of its Subsidiaries) plus goodwill of the Company and its Consolidated Subsidiaries as determined in accordance with GAAP to (b) Consolidated Net Worth.

                 "Environment" shall mean (without limitation) all air, surface water, water vapor, groundwater, drinking water supply, soil or land, including land surface or subsurface, and includes all fish, wildlife and all other natural resources.

                 "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                 "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any federal, state or local Environmental Law.

                 "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, lien, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any governmental authority, citizens' group or present or former employee of such Person) based upon, alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, material personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the Environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                 "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the

National Priorities List (as defined in 40 C.F.R. Section 300.5), on CERCLIS or on any similar state list of sites requiring investigation or cleanup.

                 "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product or any substance specified in or regulated by any Environmental Law, (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde, lead containing materials, radiation, heat, noise, and other physical agents.

                 "Environmental Law" shall mean any Law, domestic or foreign, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the Environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public safety, health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 "Euro-Rate" shall mean, with respect to any Euro-Rate Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent (and notified to the

Borrowers and the Banks) from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "Euro-Rate" with respect to such Euro-Rate Borrowing for such Interest Period shall be the arithmetic average of the rates, determined in good faith by the Agent, at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of each of the Agent, Barclays Bank PLC and Lloyds Bank PLC in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "Euro-Rate Borrowing" shall mean a Borrowing comprised of Euro-Rate Loans.

                 "Euro-Rate Competitive Borrowing" shall mean a Borrowing comprised of Euro-Rate Competitive Loans.

                 "Euro-Rate Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the Euro- Rate in accordance with the provisions of Article II.

                 "Euro-Rate Loan" shall mean any Euro-Rate Revolving Loan or Euro-Rate Competitive Loan.

                 "Euro-Rate Option" shall mean the option of a Borrower hereunder to have Revolving Loans bear interest at the Euro-Rate plus the Applicable Margin.

                 "Euro-Rate Revolving Credit Borrowing" shall mean a Borrowing comprised of Euro-Rate Revolving Loans.

                 "Euro-Rate Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Euro-Rate in accordance with the provisions of Article II.

                 "Event of Default" shall mean any of the Events of Default described in Article VIII hereof.

                 "Existing Credit Facility" shall mean the Revolving Credit Agreement dated as of May 4, 1995, as amended, of the Company and ANB.

                 "Expiration Date" shall mean the Tranche A Expiration Date or the Tranche B Expiration Date, as the context may require.

                 "Facility Exposure" shall mean, as to any Bank at any time, an amount equal to the sum of (a) the Revolving Credit Exposure of such Bank at such time, (b) the aggregate principal amount of any Competitive Loans made by such Bank then outstanding and (c) the aggregate Competitive L/C Obligations then outstanding with respect to any Competitive L/C's issued by such Bank. Facility Exposure of a Bank under Tranche A or Tranche B shall mean the foregoing amounts arising under the Tranche A Facility or the Tranche B Facility, respectively.

                 "Facility Fee" shall have the meaning provided in Section 2.06(a).

                 "FDIC" shall mean the Federal Deposit Insurance Corporation.

                 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                 "Fee Letter" shall mean the Fee Letter dated June 14, 1996, between the Company and the Agent.

                 "Fitch" shall mean Fitch Investors' Services, Inc.

                 "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                 "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application with which the Company's independent certified public accountants concur), applied both to classification of items and amounts.

                 "Governmental Action" shall have the meaning set forth in
Section 4.08(b) hereof.

                 "Guaranty" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness other than fully collateralized nonrecourse Indebtedness or other payment obligation of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness or other payment obligation against loss (whether by virtue of partnership arrangements, by agreement to indemnify, or purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of business.

                 "Guaranty Agreement" shall mean the Guaranty and Suretyship Agreement to be delivered by the Company pursuant to Section 5.01(b) hereof, as amended, modified or supplemented from time to time.

                 "Indebtedness" of a Person shall mean:

                 (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, such Person;

                 (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                 (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person except trade accounts that arise in the ordinary course of business but only so long as such trade accounts are payable on customary trade terms;

                 (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and capitalized lease obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capitalized lease to repossession or sale of such property);

                 (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                 (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

                 (vii) all obligations of such Person due and owing under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

                 "Indemnified Parties" shall have the meaning assigned to such term in Section 10.06(c) hereof.

                 "Insured Subsidiary" shall mean a Subsidiary of the Company which is an "insured depository institution" under and as defined in the Federal Deposit Insurance Act (12 U.S.C. Section 1813(c)(3)) or any successor statute, provided, however, that the term "Insured Subsidiary" shall not include Advanta Financial Corp. until such time as its shareholders' equity first exceeds $50,000,000.

                 "Intangibles" shall mean all intangible Assets determined in accordance with GAAP, including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, deferred charges (except deferred acquisition costs), leasehold improvements not recoverable at the expiration of leases, and 11% of excess mortgage servicing rights as defined in and determined in accordance with GAAP (it being understood for purposes hereof that 89% of such excess mortgage servicing rights shall be deemed to be tangible Assets) and further including but not limited to write-ups after the date hereof in the value of Assets above historical cost less depreciation or amortization required by GAAP, except for write-ups in the value of (i) marketable securities to the extent permitted by the GAAP valuation principle of "lower of cost or market", and (ii) investments in common stock accounted for by the equity method, to the extent permitted by GAAP.

                 "Interest Period" shall mean, with respect to any Loan or Borrowing, the term of such Loan or Borrowing, selected by the relevant Borrower in accordance with the limitations set forth in the chart below:


         Type of Loan             Available Interest Periods
         ------------             --------------------------
         Base Rate Loan           Any number of days not exceeding the number
                                  of days remaining until the Expiration Date
                                  ("Base Rate Interest Period")

         Euro-Rate Loan           One, two, three or six months ("Euro-Rate
                                  Interest Period")

         Fixed Rate Loan          Seven days to 360 days ("Fixed Rate Interest
                                  Period")

provided, that:

                 (i) Each Base Rate Interest Period in any Tranche beginning before such Tranche's Expiration Date, which would otherwise end after such Expiration Date, shall instead end on the Expiration Date;

                 (ii) Each Base Rate Interest Period and Fixed Rate Interest Period in any Tranche which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day is after the Expiration Date for such Tranche in which event such Interest Period shall end on the immediately preceding Business Day;

                 (iii) Each Euro-Rate Interest Period shall begin on a London Business Day, and the duration of each Euro-Rate Interest Period shall be determined in accordance with the definition of the term "month" herein; and

                 (iv) Notwithstanding any other provision of this Agreement, a Borrower may not fix an Interest Period for a Borrowing in any Tranche which would end after the Expiration Date for such Tranche.

                 "Interest Rate Option" shall mean, with respect to any Revolving Credit Borrowing, the Euro-Rate Option or the Base Rate Option.

                 "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                 "L/C Fee Payment Date" shall mean (a) with respect to any Committed L/C, the last day of each March, June, September and December and the Expiration Date for the Tranche under which such Committed L/C was issued and
(b) with respect to any Competitive L/C, each date specified in the relevant Competitive L/C Offer as an L/C Fee Payment Date.

                 "L/C Issuers" shall mean the Committed L/C Issuers and the Competitive L/C Issuers.

                 "L/C Obligations" shall mean at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.07.

                 "Letters of Credit" shall mean the Committed L/C's and the Competitive L/C's.

                 "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                 "Loan" shall mean any Revolving Loan and any Competitive Loan made by a Bank to a Borrower under this Agreement, and "Loans" shall mean all Revolving Loans and all Competitive Loans made by the Banks under this Agreement.

                 "Loan Documents" shall mean this Agreement, the Notes, the Assignment Supplements, the Guaranty Agreement, the Applications, the Fee Letter and all other ancillary agreements, instruments, certificates and/or documents which are required to be or are otherwise executed and delivered by a Borrower to the Agent and/or to any Bank in connection with this Agreement, and all other agreements extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, supplemented or modified from time to time hereafter.

                 "Loan Request" shall have the meaning assigned to such term in
Section 2.05 hereof.

                 "London Business Day" shall mean a Business Day (as herein defined) which is also a day for dealing in deposits in Dollars by and among banks in the London interbank market.

                 "Margin" shall mean, as to any Euro-Rate Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Euro-Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                 "Material Subsidiary" shall mean: (i) ANB, (ii) AUS and (iii) any Subsidiary of the Company which at the time of determination has or had Assets constituting 10% or more of Consolidated Assets at any time during the Rolling Period immediately preceding the date of determination or accounts for 10% or more of Consolidated Net Income for the Rolling Period immediately preceding the date of determination. When used with respect to any transaction or series of related transactions, the term "Material Subsidiary" shall include any Person which, after giving effect thereto, would be a Material Subsidiary.

                 "Maturity Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to such Loan.

                 "Moody's" shall mean Moody's Investors Service, Inc.

                 "month", with respect to a Euro-Rate Interest Period, means the interval between Fixed Dates in consecutive calendar months as to such Euro-Rate Interest Period. The "Fixed Date" in a calendar month at the end of any Euro-Rate Interest Period shall mean the day in such calendar month numerically corresponding to the first day of such Euro-Rate Interest Period, except:

                 (i) if there is no such numerically corresponding day in a calendar month, the Fixed Date for such calendar month shall mean the last London Business Day of such calendar month;

                 (ii) if the first day of such Euro-Rate Interest Period is the last day of a calendar month, the Fixed Date for any later calendar month shall mean the last London Business Day of such calendar month; and

                 (iii) otherwise, if a numerically corresponding day in a given calendar month is not a London Business Day, the Fixed Date for such calendar month shall mean the next following day that is a London Business Day but not later than the last London Business Day of such calendar month.

                 "Multiemployer Plan" shall mean at any time any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which either Borrower or any Controlled Group Member has or had an obligation to contribute within the preceding six years.

                 "Note" shall mean a Revolving Credit Note or a Competitive Note of a Borrower executed and delivered under this Agreement, or any note executed and delivered pursuant to Section 2.04 or 2.14 hereof, together with all extensions, renewals, refinancings or refundings in whole or part, all of which are collectively referred to as the "Notes".

                 "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.14(a) hereof.

                 "Office", when used in connection with the Agent, shall mean its office located at 270 Park Avenue, New York, New York 10017, or at such other office or offices within the United States of the Agent or a branch, Subsidiary or Affiliate thereof as may be designated in writing from time to time by the Agent to the Company and the Banks.

                 "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                 "Option" or "Interest Rate Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

                 "Participant" shall have the meaning assigned to such term in
Section 10.14(b) hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                 "Pension-Related Event" shall mean any of the following events or conditions:

                 (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), other than in a "standard termination" under
         Section 4041(b) of ERISA or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                 (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                 (c)  Any Reportable Event occurs with respect to a Plan;

                 (d) Any action occurs or is taken which could result in any Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or a Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                 (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, and the aggregate amount of unpaid or delinquent contributions exceeds $100,000 and continues uncured for 30 days after the Company has knowledge or receives notice thereof from the Internal Revenue Service or the Agent or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                 "Permitted Lien" shall mean a Lien permitted by Section 7.02 hereof.

                 "Person" or "person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

                 "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of any Borrower or any Controlled Group Member.

                 "Postretirement Benefits" shall mean any benefits, other than retirement income or benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, provided by the Company and its Subsidiaries to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                 "Postretirement Benefit Obligation" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Company and its Subsidiaries which is attributable to employees, service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any Assets which are segregated from the Assets of the Company or a Subsidiary and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

                 "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Agent, or any combination of the foregoing, would constitute an Event of Default.

                 "Primary Federal Regulator," when used with respect to an Insured Subsidiary, shall mean the "appropriate Federal banking agency" for such insured Subsidiary under and as defined in the Federal Deposit Insurance Act, as amended (12 U.S.C. Section 1813(q)), or any successor statute.

                 "Pro Rata" shall mean from or to each Bank in proportion to its Commitment Percentage or, as applicable, its Commitment Percentage with respect to a Tranche.

                 "Purchasing Bank" shall have the meaning assigned to such term in Section 10.14(c) hereof.

                 "RAP" shall mean regulatory accounting principles as in effect from time to time.

                 "Rating Level" of a Borrower shall mean the number set forth below in the column entitled "Rating Level" which corresponds to the ratings assigned to the senior long-term unsecured debt of such Borrower by Moody's, S&P or Fitch. If a Borrower is rated by two or more agencies and different Rating Levels result, then the Rating Level shall be that which corresponds to the lower of the two highest ratings. Each change in a Borrower's Rating Level shall take effect on the effective date of any change in such Borrower's long-term senior unsecured debt rating.

                        Senior Debt Ratings of Borrower


     Rating Level              Moody's                     S&P                       Fitch
     ------------              -------                     ---                       -----
          1            A3 or above              A- or above                 A- or above
          2            Baa1                     BBB+                        BBB+
          3            Baa2                     BBB                         BBB
          4            Baa3                     BBB-                        BBB-
          5            Ba1                      BB+                         BB+
          6            Below Ba1 or Not Rated   Below BB+ or Not Rated      Below BB+ or Not Rated



                 "Register" shall have the meaning provided in Section
10.14(d).

                 "Reimbursement Obligation" shall mean the obligation of a Borrower to reimburse the L/C Issuers pursuant to Section 3.07 for amounts drawn under Letters of Credit issued at the request of such Borrower.

                 "Reportable Event" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder for which the thirty-day notice period has not been waived, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                 "Required Banks" shall mean, at any time, Banks having Commitments representing at least 66-2/3% of the Total Commitments at such time or, for purposes of acceleration pursuant to Article VIII or if the Total Commitments have been terminated, Banks having aggregate Facility Exposure representing at least 66-2/3% of the total aggregate Facility Exposure of all Banks.

                 "Responsible Officer" of a Borrower shall mean the Chief Executive Officer, Chief Financial Officer, President, Treasurer or Controller of such Borrower, or such other officer or officers of such Borrower as such Borrower may designate from time to time and otherwise acceptable to the Agent.

                 "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                 "Revolving Credit Exposure" shall mean, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Bank then outstanding and (b) such Bank's Commitment Percentage of the aggregate Committed L/C Obligations then outstanding. Revolving Credit Exposure of a Bank under Tranche A or Tranche B shall mean the foregoing amounts arising under the Tranche A Facility or the Tranche B Facility, respectively.

                 "Revolving Credit Note" shall mean a Tranche A Revolving Credit Note or a Tranche B Revolving Credit Note.

                 "Revolving Loans" shall mean the revolving loans made by the Banks to any Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Euro-Rate Revolving Loan or a Base Rate Loan.

                 "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

                 "S&P" shall mean Standard & Poor's Ratings Group.

                 "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

                 (i) the same Business Day in the case of any Borrowing of Base Rate Loans;

                 (ii) at least three London Business Days in advance in the case of any Borrowing of Euro-Rate Revolving Loans.

Standard Notice must be provided on or before 12:00 o'clock noon, New York City time, on the last day permitted for such notice.

                 "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                 "Subsidiary" with respect to any Person shall mean any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote or other ownership interest having ordinary voting power is at the time as of which any determination is being made, owned or controlled directly or indirectly by such Person or by such Person and one or more Subsidiaries of such Person, provided, however, that any entity in which a Person has made any equity investment which qualifies as an equity investment under venture capital accounting principles is specifically excluded for all purposes of this definition.

                 "Total Commitments" or "Total Current Commitments" shall mean the aggregate Current Commitments of all the Banks at any time. When used with respect to either Tranche, "Total Commitments" or "Total Current Commitments" shall mean the aggregate of the Tranche A Commitments of the Tranche A Banks or of the Tranche B Commitments of the Tranche B Banks, as the case may be.

                 "Total Liabilities" at any time shall mean the "total liabilities" of the Company and all Uninsured Subsidiaries at such time, determined in accordance with GAAP, and all undrawn Letters of Credit issued under this Agreement.

                 "Tranche" shall mean the Tranche A Facility or the Tranche B Facility.

                 "Tranche A" shall mean the Tranche A Facility and, when used to modify any other term defined herein in a reference not otherwise specifically defined, shall mean such term insofar as it pertains to, or arises under or in connection with, the Tranche A Facility. For example, "Tranche A Committed L/C's" means Committed L/C's issued under the Tranche A Facility and "Tranche A Borrowings" means Borrowings under the Tranche A Facility.

                 "Tranche A Bank" shall mean a Bank having a Tranche A
Commitment.

                 "Tranche A Borrower" shall mean each of the Borrowers.

                 "Tranche A Commitment" shall, mean as to any Bank, the commitment of such Bank to make Tranche A Revolving Loans to, and issue or participate in Tranche A Committed L/C's issued on behalf of, Tranche A Borrowers in an aggregate principal and face amount at any one time outstanding not to exceed (a) in the case of any Bank that is a Bank on the date hereof, the amount set forth opposite such Bank's name on Schedule 2.01 as such Bank's Tranche A Commitment, as such amount may be changed from time to time in accordance with this Agreement, and (b) in the case of any Bank that becomes a Bank after the date hereof, the amount specified as such Bank's Tranche A Commitment in the Assignment Supplement or Commitment Assumption pursuant to which such Bank initially assumed a portion of the Tranche A Commitments, as such amount may be changed from time to time in accordance with this Agreement.

                 "Tranche A Competitive Note" shall mean a promissory note of a Borrower, substantially in the form of Exhibit B, evidencing Tranche A Competitive Loans made to such Borrower.

                 "Tranche A Expiration Date" shall mean the Business Day immediately preceding the fourth anniversary of the Closing Date, as the same may be extended from time to time pursuant to Section 2.02, provided that the Tranche A Expiration Date shall not in any event be later than three years after the initial Tranche A Expiration Date hereunder.

                 "Tranche A Facility" shall mean the credit facility provided pursuant to the Tranche A Commitments of the Tranche A Banks.

                 "Tranche A Revolving Credit Note" shall mean a promissory note of a Borrower, substantially in the form of Exhibit A, evidencing Tranche A Revolving Loans made to such Borrower.

                 "Tranche B" shall mean the Tranche B Facility and, when used to modify any other term defined herein in a reference not otherwise specifically defined, shall mean such term insofar as it pertains to or arises under or in connection with, the Tranche B Facility. For example, "Tranche B Committed L/C's" means Committed L/C's issued under the Tranche B Facility and "Tranche B Borrowings" means Borrowings under the Tranche B Facility.

                 "Tranche B Bank" shall mean a Bank having a Tranche B
Commitment.

                 "Tranche B Borrower" shall mean each of ANB and AUS.

                 "Tranche B Commitment" shall, mean as to any Bank, the commitment of such Bank to make Tranche B Revolving Loans to, and issue or participate in Tranche B Committed L/C's issued on behalf of, Tranche B Borrowers in an aggregate principal and face amount at any one time outstanding not to exceed (a) in the case of any Bank that is a Bank on the date hereof, the amount set forth opposite such Bank's name on Schedule 2.01 as such Bank's Tranche B Commitment, as such amount may be changed from time to time in accordance with this Agreement, and (b) in the case of any Bank that becomes a Bank after the date hereof, the amount specified as such Bank's Tranche B Commitment in the Assignment Supplement or Commitment Assumption pursuant to which such Bank initially assumed a portion of the Tranche B Commitments, as such amount may be changed from time to time in accordance with this Agreement.

                 "Tranche B Competitive Note" shall mean a promissory note of a Tranche B Borrower, substantially in the form of Exhibit B, evidencing Tranche B Competitive Loans made to such Tranche B Borrower.

                 "Tranche B Expiration Date" shall mean the Business Day immediately preceding the fourth anniversary of the Closing Date, as the same may be extended from time to time pursuant to Section 2.02, provided that the Tranche B Expiration Date shall not in any event be later than three years after the initial Tranche B Expiration Date hereunder.

                 "Tranche B Facility" shall mean the credit facility provided pursuant to the Tranche B Commitments of the Tranche B Banks.

                 "Tranche B Revolving Credit Note" shall mean a promissory note of a Tranche B Borrower, substantially in the form of Exhibit A, evidencing Tranche B Revolving Loans made to such Tranche B Borrower.

                 "Transferor Bank" shall have the meaning assigned to such term in Section 10.14(c) hereof.

                 "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Euro-Rate, the Base Rate and any fixed rate applicable to a Fixed Rate Loan.

                 "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "Uninsured Subsidiaries" of the Company shall mean all Subsidiaries of the Company which are not Insured Subsidiaries.

                 "Utilization Fee" shall have the meaning provided in Section 2.06(b).

                 SECTION 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "determination" by the Agent or the Banks or any Bank include good faith estimates by the Agent or the Banks or any Bank (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks or any Bank (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. All of the times set forth herein shall, unless otherwise expressly noted, refer to the time in New York, New York.

                 SECTION 1.03. GAAP/RAP. Notwithstanding the definitions of GAAP and RAP contained herein, if any change in GAAP or RAP, as the case may be, after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and (a) a violation of one or more provisions of this Agreement shall have occurred (or in the opinion of the Agent or the Company would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place or (b) the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrowers so that the intended economic effect thereof will not in fact be accomplished, the Borrowers and the Banks agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original provisions after taking into account such change in GAAP or RAP, as the case may be. If in the event of any such change in GAAP or RAP the Borrowers and the Banks shall be unable to agree on an amendment of this Agreement as provided in the preceding sentence, then for purposes of the provision or provisions so affected, GAAP or RAP, as the case may be, shall mean GAAP or RAP as in effect prior to such change.


                                   ARTICLE II

                                  The Credits

                 SECTION 2.01. Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                 (a) each Tranche A Bank severally agrees to make Loans to the Company, ANB or AUS at any time and from time to time on or after the Closing Date and to but not including the earlier of the Tranche A Expiration Date and the termination of the Tranche A Commitment of such Bank, in a combined aggregate principal amount for all Tranche A Borrowers at any time outstanding that will not result in (i) such Bank's Tranche A Revolving Credit Exposure exceeding (ii) such Bank's Tranche A Current Commitment minus the amount by which the outstanding Tranche A

Competitive Borrowings and Tranche A Competitive L/C's shall be deemed to have utilized such Tranche A Current Commitment in accordance with Section 2.11(a); and

                 (b) each Tranche B Bank severally agrees to make Loans to ANB or AUS at any time and from time to time on or after the Closing Date and to but not including the earlier of the Tranche B Expiration Date or the termination of the Tranche B Commitment of such Bank, in a combined aggregate principal amount for both Tranche B Borrowers at any time outstanding that will not result in (i) such Bank's Tranche B Revolving Credit Exposure exceeding
(ii) such Bank's Tranche B Current Commitment minus the amount by which the outstanding Tranche B Competitive Borrowings and Tranche B Competitive L/C's shall be deemed to have utilized such Tranche B Current Commitment in accordance with Section 2.11(a).

Within the limits of time and amount set forth above and subject to the provisions of this Agreement, the Company, ANB and AUS may borrow, repay and reborrow hereunder. Revolving Loans comprising each Tranche A Borrowing and each Tranche B Borrowing shall be made Pro Rata by the Tranche A Banks and Tranche B Banks, respectively, in accordance with the Tranche A Commitment Percentage or Tranche B Commitment Percentage, respectively, of each such Bank.

                 SECTION 2.02. Extension of Expiration Date. (a) Provided that no Potential Default or Event of Default shall have occurred and be continuing, the Tranche A Borrowers and the Tranche B Borrowers, respectively, may, prior to the date of each of the first, second and third anniversaries of the Closing Date hereof (each an "Anniversary Date"), request that the then effective Expiration Date for such Tranche be extended (in each case) for one additional year by providing written notice to the Agent requesting such extension not earlier than 90 days nor later than 60 days before each such Anniversary Date (each an "Extension Request"). The Borrowers may, at their option, make simultaneous Extension Requests in respect of the Tranche A and Tranche B Facilities which specify that Banks must either approve both requested extensions or deny both requested extensions, but may not approve one Extension Request and deny the other Extension Request (herein referred to as "Linked Extension Requests"). Any Extension Request shall be accompanied by a certificate of a Responsible Officer of the Company (an "Extension Certificate"), dated the date of such Extension Request, to the effects that (1) the representations and warranties of the Company contained in Article IV hereof (except for Sections 4.06, 4.15 and 4.19 hereof, which are made solely as of the Closing Date) are true and correct in all material respects on and as of the date of such Extension Request and (2) no Potential Default or Event of Default has occurred and is continuing. The Agent shall, promptly upon its receipt of any Extension Request or Extension Requests with respect to either or both Tranches, notify the Banks having Commitments under such Tranche or Tranches of such request and specify whether any simultaneous Extension Requests are Linked Extension Requests. Not later than 30 days after receiving such notification, each such Bank shall provide the Agent with written notice of its approval or denial of the Extension Request with respect to such Tranche (or both Tranches, in the case of Linked Extension Requests), which approval or denial shall be in the sole and absolute discretion of each Bank (it being understood that the failure of any Bank to provide such notice (or any purported approval of an Extension Request in respect of only one Tranche in response to a Linked Extension Request) shall be deemed a rejection of the Extension Request). Promptly upon receipt of such notice (or deemed notice) from each such Bank, the Agent shall notify the Company of the approval or denial by such Bank of the Extension Request.

                 (b) Any extension of the Expiration Date for either Tranche shall be effective only if approved by Banks holding on the date of the relevant Extension Request 66-2/3% of the Total Commitments under such Tranche (or of the Total Commitments, in the case of a Linked Extension Request) (in either case, the "Necessary Banks") and shall be binding only upon the Banks approving such Extension Request. Upon such approval of any Extension Request with respect to a Tranche, but effective as of the Anniversary Date next following the date of the Extension Request, and provided that no Potential Default or Event of Default shall then have occurred and be continuing, the Expiration Date for such Tranche shall be automatically extended for a period of one year from the then effective Expiration Date to the extent of the Current Commitments under such Tranche of the Banks approving such extension. Failure of the Agent to receive notice from the Company to the contrary before the Anniversary Date on which such extension is to become effective shall constitute a representation and warranty by the Company to the same effects as the Extension Certificate but as of the effective date of such extension. In the event any Bank denies (or is deemed to have denied) an

Extension Request for either or both Tranches (each a "Non-Extending Bank") which is otherwise approved by the Necessary Banks under such Tranche, then on the then scheduled Expiration Date or on such earlier date as the Borrowers under such Tranche may request, (i) such Non- Extending Bank's Commitment under such Tranche (or under both Tranches in the case of a Non-Extending Bank in connection with a Linked Extension Request) shall terminate and taking into account any purchase of the Revolving Credit Notes under such Tranche or Tranches of such Non-Extending Bank by a Replacement Bank as provided below, the Borrowers under such Tranche or Tranches shall pay to the Agent for distribution to such Non-Extending Bank, the unpaid principal balance of the Revolving Loans of such Non-Extending Bank under such Tranche or Tranches together with accrued and unpaid interest, fees or other amounts (including compensation, if any, required by subsection (b) of Section 2.12) due such Non-Extending Bank in respect of such Tranche or Tranches pursuant to this Agreement; and (ii) the Borrowers under such Tranche or Tranches may request another Bank or Banks (each a "Replacement Bank") or, with the prior consent of the Agent (which consent shall not be unreasonably withheld), other bank or banks (each, also a "Replacement Bank") to assume all or part of the Commitment of such Non-Extending Bank under such Tranche or Tranches. Upon any part of the Commitment of a Non-Extending Bank being assumed by a Replacement Bank, such Replacement Bank shall, to the extent of the Commitment it has so assumed, purchase the Revolving Credit Notes of such Non-Extending Bank under the relevant Tranche or Tranches, which shall sell the same without recourse or warranty (except as to the amount due thereon, its title to such Notes and its right to sell the same) to such Replacement Bank at a price in immediately available funds equal to the outstanding principal amount of the Revolving Loans of the Non-Extending Bank assumed whereupon (a) the then effective Expiration Date under the relevant Tranche or Tranches with respect to the Commitment assumed shall be extended for the period requested by the Borrowers under such Tranche or Tranches (effective and subject to the conditions as aforesaid), (b) each Replacement Bank, if applicable, shall be deemed to be a "Bank" for purposes of this Agreement, (c) the Borrowers under the relevant Tranche or Tranches shall pay to the Non-Extending Bank accrued and unpaid interest, fees and any other amounts due such Non-Extending Bank hereunder with respect to its Revolving Credit Notes and Commitment under the relevant Tranche or Tranches (except with respect to any portion thereof retained by the

Non-Extending Bank) and (d) if such Non-Extending Bank has ceased to have any Tranche A Commitment or Tranche B Commitment, it shall cease to be a "Bank" for purposes of this Agreement (except with respect to any outstanding Competitive Loans and Competitive Notes retained by it and except with respect to its rights hereunder to be reimbursed for costs and expenses, and to indemnification with respect to matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any other obligations hereunder.

                 SECTION 2.03. Competitive Loans. (a) Subject to the terms and conditions of this Agreement, each Borrower under either Tranche may borrow Competitive Loans from time to time on any Business Day prior to the date that is seven days prior to the Expiration Date for such Tranche. A Borrower shall request Competitive Loans by delivering a Competitive Bid Request to the Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of an Euro-Rate Competitive Bid Request), and not later than 10:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Bid Request); provided that no Competitive Bid Request shall be given under either Tranche specifying a Borrowing Date within five Business Days after the Borrowing Date in respect of any Competitive Loan under either Tranche. Each Competitive Bid Request may solicit bids for Competitive Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative Maturity Dates. The Interest Period for each Fixed Rate Loan shall be not less than one day or more than 360 days and the Interest Period for each Euro-Rate Competitive Loan shall be one, two, three or six months, in each case as selected by the relevant Borrower, but shall not in any event extend beyond the Expiration Date for the relevant Tranche. The Agent shall notify each Bank under a Tranche promptly by facsimile transmission of the contents of each Competitive Bid Request under such Tranche received by the Agent.

                 (b) In the case of a Euro-Rate Competitive Bid Request, upon receipt of notice from the Agent of the contents of such Competitive Bid Request, each Bank under the relevant Tranche may elect, in its sole discretion, to offer irrevocably, subject to satisfaction of the conditions precedent set forth in Article V, to make one or more Competitive Loans at the Euro-Rate plus or minus a Margin determined by such Bank in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Agent, before 10:30 a.m. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                 (i) the maximum amount of Competitive Loans for each Interest Period and the aggregate maximum amount of Competitive Loans for all Interest Periods which such Bank would be willing to make (which amounts may exceed such Bank's Commitment and such Bank's Commitment under the relevant Tranche); and

                 (ii) the Margin above or below the Euro-Rate at which such Bank is willing to make each such Competitive Loan.

The Agent shall advise the requesting Borrower before 11:00 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Bid received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Competitive Bid, it shall advise the requesting Borrower of the contents of its Competitive Bid before 10:15 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                 (c) In the case of a Fixed Rate Competitive Bid Request, upon receipt of notice from the Agent of the contents of such Competitive Bid Request, each Bank under the relevant Tranche may elect, in its sole discretion, to offer irrevocably, subject to satisfaction of the conditions precedent set forth in Article V, to make one or more Competitive Loans at a rate of interest determined by such Bank in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid to the Agent before 9:30 a.m. (New York City time) on the proposed Borrowing Date, setting forth:

                 (i) the maximum amount of Competitive Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bank would be willing to make (which amounts may exceed such Bank's Commitment and such Bank's Commitment under the relevant Tranche); and

                 (ii) the rate of interest at which such Bank is willing to make each such Competitive Loan.

The Agent shall advise the requesting Borrower before 10:00 a.m. (New York
City time) on the proposed Borrowing Date of the contents of each such Competitive Bid received by it. If the Agent, in its capacity as a Bank, shall elect in its sole discretion, to make any such Competitive Bid, it shall advise the requesting Borrower of the contents of its Competitive Bid before 9:15 a.m. (New York City time) on the proposed Borrowing Date.

                 (d) Before 11:30 a.m. (New York City time) three Business Days before the proposed Borrowing Date (in the case of Euro-Rate Competitive Loans) and before 10:30 a.m. (New York City time) on the proposed Borrowing Date (in the case of Fixed Rate Loans), the Borrower making a Competitive Bid Request, in its absolute discretion, shall:

                 (i) cancel such Competitive Bid Request by giving the Agent telephone notice to that effect, or

                 (ii) by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Competitive Bid Confirmation in writing or by facsimile transmission) (A) subject to the provisions of Section 2.03(e), accept one or more of the offers made by any Bank or Banks pursuant to Section 2.03(b) or (c), as the case may be, of the amount of Competitive Loans for each relevant Interest Period and
         (B) reject any remaining offers made by Banks pursuant to Section 2.03(b) or (c), as the case may be.

In the event that no notice of the type described above is received by the Agent by the time specified above for such notice, the relevant Competitive Bid Request shall be deemed to have been cancelled.

                 (e) A requesting Borrower's acceptance of Competitive Bids in response to any Competitive Bid Request shall be subject to the following limitations:

                 (i) the amount of Competitive Loans accepted from any Bank for each Interest Period specified by such Bank in its Competitive Bid shall not exceed the maximum amount for such Interest Period specified by such Bank in such Competitive Bid;

                 (ii) the aggregate amount of Competitive Loans accepted from any Bank for all Interest Periods specified by such Bank in its Competitive Bid shall not exceed the aggregate maximum amount specified by such Bank in such Competitive Bid for all such Interest Periods;

                 (iii) such Borrower may not accept offers for Competitive Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Bid Request; and

                 (iv) if such Borrower accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant Interest Period and upon no other criteria whatsoever and (2) if (x) two or more Banks submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth herein, cannot) borrow the total amount offered by such Banks with such identical pricing, the Borrower shall accept offers from all such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Bank on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that if the number of Banks that submit offers for any Interest Period at identical pricing is such that, after the requesting Borrower accepts such offers pro rata in accordance with the foregoing, the Competitive Loans to be made by such Banks would be less than $5,000,000 principal amount, the number of such Banks shall be reduced by the Agent by lot until the Competitive Loans to be made by such remaining Banks would be in a principal amount of $5,000,000 or an integral multiple of 1,000,000 in excess thereof) or (y) a Bank submits offers for multiple Interest Periods specifying a maximum aggregate principal amount for all Interest Periods, and the requesting Borrower accepts offers from such Bank for more than one Interest Period, then such Borrower shall instruct the Agent how to apportion the Borrower's acceptances among such offers for different Interest Periods to the extent, if any, necessary to provide for acceptance of offers from such Bank equal to but not exceeding such specified maximum aggregate amount.

                 (f) If a requesting Borrower notifies the Agent that a Competitive Bid Request is cancelled pursuant to Section 2.03(d)(i), the Agent shall give prompt telephone notice thereof to the Banks under the relevant Tranche.

                 (g) If a Borrower accepts pursuant to Section 2.03(d)(ii) one or more of the offers made by any one or more Banks in a Competitive Bid, the Agent promptly shall notify each Bank which has made such a Competitive Bid of
(i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each Interest Period, (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Bank and (iii) in the case of Euro-Rate Competitive Loans, the Euro-Rate in respect thereof. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable Competitive Bid Request, each Bank whose Competitive Bid has been accepted in whole or part shall make available to the Agent at its Office the amount of Competitive Loans to be made by such Bank, in immediately available funds. The Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Agent's Office. As soon as practicable after each Competitive Loan Borrowing Date under a Tranche, the Agent shall notify each Bank under such Tranche of the aggregate amount of Competitive Loans under such Tranche advanced on such Borrowing Date, the respective Interest Periods thereof and the respective interest rates applicable thereto.

                 SECTION 2.04. The Notes. The obligations of each Borrower under each Tranche to repay the aggregate unpaid principal amount of the Revolving Loans and Competitive Loans made by each Bank under such Tranche to such Borrower hereunder and to pay interest thereon shall be evidenced by a Tranche A Revolving Credit Note and a Tranche A Competitive Note, in the case of Tranche A Loans, and by a Tranche B Revolving Credit Note and a Tranche B Competitive Note, in the case of Tranche B Loans, in each case of such Borrower (provided that the Company shall not execute Tranche B Notes) for each Bank having a Tranche A Commitment or a Tranche B Commitment, as the case may be. Each such Note shall be dated on or prior to the Closing Date and shall be in substantially the form attached hereto as Exhibit A or Exhibit B, as the case may be, with the blanks appropriately filled and payable to the order of such Bank in the amount of (i) the lesser of such Bank's Commitment under such Tranche or the unpaid principal amount of all Revolving Loans under such Tranche made to such Borrower by such Bank, in the case of each such Revolving Credit Note, and (ii) the unpaid principal amount of all Competitive Loans made to such Borrower by such Bank under such Tranche, in the case of each such Competitive Note. The outstanding principal amount of each Note and of each Loan, the unpaid interest accrued thereon, the interest rate or rates applicable and the Interest Period applicable to each Loan shall be determined from the Agent's records, which shall be presumed correct absent manifest error. The executed Notes shall be delivered by the Borrowers to the Agent on or prior to the Closing Date, and the Agent shall promptly furnish such Notes to the respective Banks. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable on the Maturity Date applicable to such Loan or, if earlier, on the Expiration Date for the Tranche to which such Loan relates.

                 SECTION 2.05. Making of Revolving Loans. (a) In order to request a Revolving Credit Borrowing hereunder, a Borrower shall give Standard Notice thereof to the Agent setting forth the following information in a Loan Request substantially in the form of Exhibit C attached hereto (a "Loan Request"):

                   (i) whether such Borrowing is to be a Tranche A Borrowing or a Tranche B Borrowing (it being understood that the Company may not request Tranche B Borrowings);

                  (ii) the date, which shall be a Business Day, on which such Borrowing is to be made;

                 (iii) the Interest Rate Option applicable to such Borrowing, selected in accordance with Section 2.08(a) hereof;

                  (iv) the Interest Period to apply to such Borrowing, selected in accordance with Section 2.08(b) hereof; and

                   (v) the total principal amount of such Borrowing, selected in accordance with Section 2.08(c) hereof.

Standard Notice having been so given, the Agent shall promptly advise each Bank under the relevant Tranche of the information set forth therein and of the amount of such Bank's Revolving Loan. On the Borrowing Date specified in such Loan Request each Bank having a Commitment under the relevant Tranche shall make the proceeds of its Revolving Loan under such Tranche available to the Borrower so requesting at the Agent's Office no later than 2:30 p.m., in funds immediately available at such Office. The failure of any Bank to fund any Revolving Loan required of such Bank under this Section shall not impose any increases in the obligations of the other Banks hereunder, but such failure shall not relieve the other Banks of their obligations to lend hereunder. The proceeds of each Borrowing may be applied by the Agent in whole or in part ratably against amounts then due and payable by such Borrower to the Agent or any Bank hereunder.

                 (b) Absent contrary notice from the Borrower by 12:00 noon, three Business Days prior to any Maturity Date of a Revolving Borrowing under any Tranche of such Borrower, such Borrower shall, at the Agent's option, be deemed to have given the Agent notice at such time pursuant to Section 2.05(a) hereof to the effect that such Borrower requests a Revolving Borrowing under such Tranche on such Maturity Date at the Base Rate Option (1) in an aggregate principal amount equal to the aggregate principal amount of the Revolving Loans of such Borrower under such Tranche becoming due and payable on such Maturity Date and (2) having an Interest Period of seven days or, if less, equal to the number of days remaining until the Expiration Date for such Tranche.

                 SECTION 2.06. Facility Fee; Utilization Fee. (a) Facility Fee. The Company agrees, as a consideration for the Commitments of the Banks under each Tranche hereunder, to pay to the Agent for the Pro Rata account of the Tranche A Banks and Tranche B Banks, as applicable, a facility fee in respect of each Tranche (the "Facility Fee") for the period from the Closing Date to and including the Expiration Date for such Tranche calculated (based on a year of 360 days and actual days elapsed) at a rate per annum equal to (and in the amount of) the Applicable Facility Fee Percentage of the daily average aggregate Tranche A Current Commitments and Tranche B Current Commitments, as the case may be, in effect during the calendar quarter (or other period, if shorter than a calendar quarter) for which the Facility Fee in respect of such Tranche is to be determined. The Facility Fee shall be payable quarterly in arrears beginning on October 1, 1996 (for the period from the

Closing Date through September 30, 1996) and on the first day of each October, January, April and July thereafter, and on the Expiration Date for the relevant Tranche or the date of complete termination of the Commitments of the Banks under such Tranche, in each case for the immediately preceding calendar quarter or other period for which such fee has not been paid.

                 (b) Utilization Fee. Each Borrower under each Tranche agrees, as a consideration for the Commitments of the Banks under such Tranche hereunder and in addition to any other fees payable by the Borrowers pursuant hereto, to pay to the Agent in respect of each Tranche for the Pro Rata account of the Banks under such Tranche, for each day from the Closing Date to and including the Expiration Date for such Tranche on which the aggregate principal amount of all Loans to Borrowers outstanding under such Tranche exceeds 50% of the Total Current Commitments under such Tranche on such day, a utilization fee (the "Utilization Fee") equal to (and in the amount of) (i) one three hundred sixtieth (1/360) times (ii) the product of (A) such Borrower's Applicable Utilization Fee Percentage for such day times (B) the aggregate principal amount of all Revolving Loans to such Borrower outstanding under such Tranche on such day, provided, however, that no Utilization Fee under a Tranche shall be payable for, and there shall be excluded from the calculation of the Utilization Fee for such Tranche, any day on which the aggregate principal amount of all Revolving Loans to Borrowers outstanding under such Tranche is 50% or less of the Total Current Commitments under such Tranche on such day. The Utilization Fee shall be payable quarterly in arrears beginning on October 1, 1996 (for the period from the Closing Date through September 30, 1996) and on the first day of each October, January, April and July thereafter, and on the Expiration Date for a Tranche or the date of complete termination of the Commitments of the Banks under such Tranche, in each case for the immediately preceding calendar quarter or other period for which such Utilization Fee has not been paid.

                 (c) The Company agrees to pay the Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein.

                 SECTION 2.07. Termination; Reduction or Increase. (a) The Total Commitments under each Tranche shall automatically terminate on the Expiration Date for such Tranche. The Committed L/C Commitment available for usage in respect of a Tranche shall automatically terminate upon any termination of the Total Commitments under such Tranche.

                 (b) Upon at least three Business Days' prior irrevocable written or telecopy notice or telephonic notice confirmed in writing to the Agent, the Borrowers under either Tranche, acting jointly, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitments under such Tranche; provided, however, that (i) each partial reduction of the Total Commitments under a Tranche shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000 and
(ii) in the case of any partial reduction, the Total Commitment under a Tranche shall not be reduced to an amount that is less than the greater of (x) $250,000,000 and (y) the sum of the aggregate Facility Exposure of all the Banks under such Tranche at the time. Each reduction in the Commitments under either Tranche pursuant to this paragraph shall be made Pro Rata among the Banks in accordance with their respective Commitment Percentages under such Tranche. In respect of periods after each such partial reduction of Commitments under a Tranche, the Facility Fee for such Tranche shall be calculated upon the amount of the Total Commitments of the Banks under such Tranche as so reduced. Any partial or complete termination of the Current Commitments pursuant hereto shall be permanent and irrevocable and may not thereafter be reinstated at the option of the Borrowers, provided that the foregoing shall not affect the Borrowers' ability to increase the Total Commitments pursuant to Section 2.07(c).

                 (c) (i) Subject to the conditions set forth below, the Tranche A Borrowers and the Tranche B Borrowers may, at any time and from time to time after the Closing Date, increase the Total Current Commitments under the Tranche A Facility and the Tranche B Facility by entering into a Commitment Assumption with an existing Bank (an "Increasing Bank") or another lender reasonably acceptable to the Agent which initially becomes a Bank pursuant to such Commitment Assumption (an "Assuming Bank"), pursuant to which such Increasing Bank or Assuming Bank assumes an additional Tranche A Commitment and Tranche B Commitment ("Additional Commitment") in an amount specified in such Commitment Assumption, effective as of a Business Day (an "Increase Date") specified in such Commitment Assumption occurring on or after the date of execution thereof and prior to the earliest Expiration Date for either Tranche to which the Additional Commitment relates. The Borrowers' ability to increase the Total Current Commitments pursuant to this Section 2.07(c), and the effectiveness of any Commitment Assumption and Additional Commitment, shall be subject to the following conditions:

                 (A) on the relevant Increase Date, no Potential Default and no Event of Default shall have occurred and be continuing;

                 (B) the aggregate Additional Commitments of the Increasing Banks and Assuming Banks in respect of any Tranche shall be in a minimum amount of $15,000,000 and in an integral multiple of $1,000,000;

                 (C) the Additional Commitment of an Increasing Bank or Assuming Bank shall be allocated pro rata between the two Tranches in accordance with the Total Current Commitments applicable to each Tranche;

                 (D) prior to the second anniversary of the Closing Date, the Total Current Commitments may not at any time exceed $1,500,000,000 and the Tranche A Total Current Commitments may not exceed $750,000,000;

                 (E) on and after the second anniversary of the Closing Date, the Total Current Commitments may not at any time exceed
         $2,000,000,000 and the Tranche A Total Current Commitments may not at any time exceed $1,000,000,000;

                 (F) at no time shall any Bank, after giving effect to a Commitment Assumption, hold more than 25% of the Total Current Commitments under either the Tranche A Facility or the Tranche B Facility;

                 (G) the Agent shall have received (with copies for each Bank, including each such Assuming Bank) by no later than 10:00 a.m. (New York City time) on the applicable Increase Date (1) a certificate of each Borrower signed on its behalf by a Responsible Officer of such Borrower, attaching and certifying to resolutions adopted by the board of directors of such Borrower authorizing such Borrower to borrow hereunder in an aggregate principal amount at any one time outstanding up to $2,000,000,000 (or, in the case of the Company, to borrow hereunder in an aggregate principal amount up to $1,000,000,000 and to guarantee borrowings of ANB and AUS hereunder in an aggregate principal amount up to $2,000,000,000 and to guarantee the other obligations of ANB and AUS hereunder) and stating that such resolutions remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions or supplemental borrowing resolutions and (2) a favorable opinion of counsel for the relevant Borrower (which such Borrower hereby instructs such counsel to deliver), addressed to the Agent and the Banks and dated on or prior to the Increase Date, and satisfactory to the Agent and its counsel, as to the due authorization, execution and delivery of this Agreement by such Borrower and the binding and valid nature of, and enforceability against such Borrower of, its obligations hereunder (and in the case of the Company, under the Guaranty Agreement), in each case after giving effect to all Commitment Assumptions on or prior to the Increase Date;

                 (H) each such Increasing Bank and Assuming Bank shall have delivered to the Agent, by no later than 10:00 a.m. (New York City time) on such Increase Date, an appropriate Commitment Assumption duly executed by such Increasing Bank or Assuming Bank and the Borrowers, and the Agent shall have accepted the same; and

                 (I) each such Increasing Bank shall have delivered to the Agent by no later than 10:00 a.m. (New York City time) on such Increase Date its existing Revolving Credit Notes for the Tranche or Tranches to which its Additional Commitment relates.

                 (ii) In the event that each of the conditions set forth in clauses (A) through (I) above shall have been satisfied in respect of one or more Commitment Assumptions relating to a single Increase Date prior to 10:00 a.m. (New York City time) on such Increase Date to the satisfaction of the Agent, the Agent shall notify the Banks (including any Assuming Banks) and the Borrowers of the occurrence of the related increase of Commitments no later than 1:00 p.m. (New York City time) on such Increase Date, and shall record in the Register the relevant information with respect to each Increasing Bank and Assuming Bank. Each Increasing Bank and Assuming Bank shall, before 2:00 p.m. (New York City time) on the applicable Increase Date, make available to the Agent at the Agent's Office, in same day funds, in the case of an Assuming Bank, an amount equal to such Assuming Bank's Pro Rata portion of the Revolving Credit Borrowings then outstanding under each Tranche (calculated based on its Commitment Percentage of the aggregate Commitments outstanding under such Tranche after giving effect to the relevant Additional Commitments on the Increase Date) and, in the case of an Increasing Bank, an amount equal to the excess of (i) such Increasing Bank's Pro Rata portion of the Revolving Credit Borrowings then outstanding under each Tranche (calculated based on its Commitment Percentage of the aggregate Commitments outstanding under such Tranche after giving effect to the relevant Additional Commitments on the Increase Date) over (ii) such Increasing Bank's Pro Rata share of the Revolving Credit Borrowings under such Tranche then outstanding (calculated based on its Commitment under such Tranche (without giving effect to the relevant Additional Commitments) as a percentage of the aggregate Commitments under such Tranche (without giving effect to the relevant Additional Commitments). After the Agent's receipt of such funds from each such Increasing Bank and Assuming Bank, the Agent will promptly thereafter cause to be distributed like funds to the other Banks under the relevant Tranche in an amount to each other Bank such that the aggregate amount of the outstanding Revolving Loans under the relevant Tranche owing to each Bank after giving effect to such distribution equals such Bank's Pro Rata share of the Revolving Credit Borrowings then outstanding under such Tranche (after giving effect to the relevant Additional Commitments). Within five Business Days after the Increase Date, the relevant Borrowers, at their own expense, shall execute and deliver to the Agent, Revolving Credit Notes (and, in the case of Assuming Banks, Competitive Notes) for the relevant Tranche or Tranches, payable to the order of each such Bank, in each case in accordance with the provisions of Section 2.04. The Agent, upon receipt of such Notes, shall promptly deliver such Notes to the proper Banks.

                 (iii) Notwithstanding any provision of this Agreement to the contrary, no Bank shall have any obligation hereunder to enter into a Commitment Assumption and any decision of a Bank to increase its Tranche A Current Commitment or Tranche B Current Commitment shall be in such Bank's sole discretion.

                 SECTION 2.08. Interest Rates; Maturity Periods; Transactional Amounts. (a) Bases of Borrowing. (i) Each Revolving Loan shall bear interest for each day until due on a single basis selected by the respective Borrower from among the Base Rate Option and the Euro-Rate Option, it being understood that subject to the provisions of this Agreement all Revolving Loans within a single Borrowing shall be subject to the same option, but the Borrowers may select different options to apply simultaneously to different Revolving Borrowings. Without limiting the effect of Sections 5.02(c) and 2.08(d) hereof, a Borrower may not select the Euro-Rate Option during the continuance of any Event of Default.

                 (ii) Subject to the provisions of Section 2.08(d), the Loans comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or 360 days in the case of the Federal Funds Effective Rate), at a rate per annum equal to the Base Rate.

                 (iii) Subject to the provisions of Section 2.08(d), the Loans comprising each Euro-Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (x) in the case of each Revolving Loan, the Euro-Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time and (y) in the case of each Competitive Loan, the Euro-Rate for the Interest Period in effect for such Borrowing plus (or minus, if applicable) the Margin offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.03.

                 (iv) Subject to the provisions of Section 2.08(d), each Fixed Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the relevant Borrower pursuant to Section 2.03.

                 (v) The applicable Base Rate or Euro-Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Agent, and such determination shall be conclusive absent manifest error.

                 (b) Interest Periods. At any time when a Borrower shall request a Revolving Credit Borrowing, such

Borrower shall specify the Interest Period applicable to such Borrowing in accordance with the definition of such term herein.

                 (c) Transactional Amounts. Every request for a Revolving Credit Borrowing and every prepayment of a Revolving Credit Borrowing shall be in a principal amount such that after giving effect thereto the principal amount of such Borrowing shall be as set forth in the table below:

         Type of Loan             Allowable Principal Amounts
         ------------             ---------------------------

         Base Rate Loan           $10,000,000 plus an integral multiple of $1,000,000

         Euro-Rate Loan           $20,000,000 plus an integral multiple of $1,000,000

                 (d) Interest After Maturity. After the principal amount of any Loan shall have become due (on a Maturity Date, the applicable Expiration Date, by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then current Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in such Base Rate.

                 (e)  Euro-Rate Unascertainable; Impracticability.  If

                 (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of A or B below) or any Bank (in the case of C below) shall have in good faith determined (which determination shall be conclusive) that:

                          (A) adequate and reasonable means do not exist for
                 ascertaining such Euro-Rate,

                          (B) a contingency has occurred which materially and
                 adversely affects the London interbank market, or

                          (C) the effective cost to such Bank of funding a
                 proposed Euro-Rate Loan from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Loan, or

                 (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any Euro-Rate Loan has been made impracticable or unlawful by compliance by such Bank or a Notional Euro-Rate Funding Office of such Bank in good faith with any Law or guideline or interpretation or administration thereof by an Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, such Bank, if other than the Agent, may notify the Agent and the Agent shall notify the Company of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given to the Company) (x) the obligation of the Banks to allow the Borrowers to select the Euro-Rate Option shall be suspended and (y) any request by a Borrower for a Euro-Rate Competitive Borrowing pursuant to
Section 2.03 shall, in the case of any determination under Section 2.08(e)(i)(A) or (B), be of no force or effect and shall be denied by the Agent, in each case until the Agent shall have later notified the Company of the Agent's or such Bank's determination, as the case may be (which determination shall be conclusive), that the circumstances giving rise to such previous determination no longer exist.

                 If a Bank notifies the Agent of a determination under subsection (ii) of this Section 2.08(e), all Euro-Rate Loans of such Bank (the "Affected Bank") then outstanding shall automatically be converted to Base Rate Loans as of the date specified in such notice, and accrued interest thereon shall be due and payable on such date.

                 If at the time the Agent or a Bank makes a determination under this Section 2.08(e) a Borrower has previously notified the Agent of a request for a Euro-Rate Revolving Borrowing or for Competitive Bids for a Euro-Rate Competitive Borrowing but such Borrowing has not yet been made, such notifications shall be deemed (x) in the case of a request for a Revolving Credit Borrowing, to request the making of Base Rate Loans instead of Euro-Rate Loans with respect to such Borrowing or, in the case of a determination under
Section 2.08(e)(i) (C) or 2.08(e)(ii), the Loan of the Affected Bank and (y) in the case of a Competitive Bid Request, to be of no force or effect, or, in the case of a determination under Section 2.08(e) (i) (C) or 2.08 (e) (ii), to be of no force or effect with respect to the Affected Bank.

                 SECTION 2.09. Prepayments. Each Borrower shall have the right at its option from time to time to prepay any Borrowing in whole or in part upon at least: (i) one Business Day's prior written notice to the Agent in the case of any Base Rate Borrowing; and (ii) subject to the provisions of
Section 2.12(b) hereof, three Business Days, prior written notice to the Agent in the case of any Euro-Rate Borrowing or Fixed Rate Borrowing. Whenever a Borrower desires to prepay any part of any Borrowing, it shall provide the foregoing notice, which shall be irrevocable, to the Agent setting forth the following information:

                 (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                 (b) The Maturity Date, principal amount of, and Type of, the Borrowing to be prepaid; and

                 (c) The principal amount to be prepaid, which shall be in accordance with Section 2.08(c) hereof in the case of Revolving Credit Borrowings and shall be in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 in the case of Competitive Borrowings.

Such notice must be provided no later than 12:00 noon on the last day permitted for such notice. Upon receiving the foregoing notice, the Agent shall promptly advise each affected Bank under the relevant Tranche of the information set forth therein and on the date specified in such notice the principal amount of the Borrowing specified in such notice, together with interest on such principal amount to such date, shall be due and payable. Notwithstanding the foregoing, a Competitive Borrowing may not be prepaid in whole or part at the option of a Borrower if the Competitive Bid Request in respect thereof specified that optional prepayments of such Borrowing would not be permitted.

                 SECTION 2.10. Interest Payment Dates. Interest on each Base Rate Loan shall be due and payable on the Maturity Date thereof and on each March 31, June 30, September 30 and December 31 during the applicable Interest Period. Interest on each Euro-Rate Loan shall be due and payable on the Maturity Date thereof and, if the corresponding Euro-Rate Interest Period is longer than three months, also every third month during such Interest Period or, in the case of any prepayment, on the date specified for such prepayment pursuant to Section 2.09(a) hereof (in the case of Euro-Rate Revolving Loans) or specified for a required prepayment of Euro-Rate Loans in a notice to be provided pursuant to
Section 2.08(e) hereof. After maturity of any Loans (on a Maturity Date, Expiration Date, by acceleration or otherwise), interest on such Loans shall be due and payable on demand.

                 SECTION 2.11. Pro Rata Treatment; Payments Generally. (a) Pro Rata Treatment. Except as provided below in this Section 2.11 with respect to Competitive Borrowings, and except for payments of interest involving an Affected Bank as provided in Section 2.08(e) hereof and payments to a Bank subject to a withholding deduction under Section 2.13(c) hereof, each Borrowing within a Tranche, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans within a Tranche, each payment of the Facility Fees relating to a Tranche and each reduction of the Commitments under a Tranche shall be allocated Pro Rata among the Banks under such Tranche in accordance with their respective Commitments under such Tranche (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans under such Tranche). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments under any Tranche at any time, each outstanding Competitive Borrowing and Competitive L/C under such Tranche shall be deemed to have utilized the Commitments of the Banks under such Tranche (including those Banks which shall not have made Loans as part of such Competitive Borrowing or issued such Competitive L/C) Pro Rata in accordance with such respective Commitments.

                 (b) Payments Generally. All payments and prepayments to be made by the Borrowers in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrowers hereunder or under any Loan

Document shall be payable in Dollars at 12:00 noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Bank subject to a withholding deduction under Section 2.13(c) hereof and except that the principal amount of any Loans then due by a Borrower to the Banks shall automatically be set off against the principal amount of any Loans then due from the Banks to such Borrower hereunder. Except for payments expressly provided herein to be made directly to a Bank, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments expressly provided herein to be made directly to a Bank shall be made to the applicable Bank at such domestic account as it shall specify to the Company from time to time in Dollars in funds immediately available at such account. Any payment or prepayment received by the Agent or such Bank after 12:00 Noon, New York City time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the appropriate Banks all such payments received by it from the Borrowers as promptly as practicable after receipt by the Agent.

                 (c) Interest on Overdue Amounts. To the extent permitted by Law, after there shall have become due (on a Maturity Date, Expiration Date, by acceleration or otherwise) interest, fees, indemnity, expenses or any other amounts due from the Borrowers hereunder or under any other Loan Document (excluding overdue principal, which shall bear interest as described in Section 2.08(d) hereof, but including interest payable under this Section 2.11), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) 2% above the then current Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                 SECTION 2.12. Additional Compensation in Certain Circumstances. (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official

Body (whether or not having the force of law) now existing or hereafter adopted:

                 (i) subjects any Bank or any Notional Euro-Rate Funding office of such Bank to any tax not applicable on the date hereof or changes the basis of taxation with respect to this Agreement, the Notes held by such Bank, the Loans, the Letters of Credit or payments by the Borrowers of principal, interest, L/C Obligations, Facility Fee, Utilization Fee or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall, net income of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which the Bank's principal office or Notional Euro-Rate Funding Office is located),

                 (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, any Bank or any Notional Euro-Rate Funding Office of such Bank (other than requirements included in Section 2.12(c) below),

                 (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against Assets (funded or contingent) of, or credit or commitments to extend credit by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or Notional Euro-Rate Funding Office under this Agreement, or

                 (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office of such Bank any other condition or expense with respect to this Agreement, the Notes held by such Bank or its making, maintenance or funding of any Loans or issuance of or participation in any Letters of Credit;

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Bank, any Notional Euro-Rate Funding office of such Bank or, in the case of clause (iii) hereof, any Person controlling such Bank, with respect to this Agreement, the Notes held or Letters of Credit issued by such Bank, the making, maintenance or funding of any part of any Loan or the issuance of or participation in any Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the return on such Bank's or controlling Person's capital, taking into account such Bank's or controlling Person's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such Bank shall from time to time notify the Agent and the Agent shall notify the Company of the amount determined (using any averaging and attribution methods) by such Bank to be necessary to compensate such Bank, such Notional Euro-Rate Funding Office or such controlling Person (on an after-tax basis) for such increase in cost, reduction in income or additional expense, such notice to include such Bank's calculation, in reasonable detail, as to the amount of its claim and such determination to be conclusive absent manifest error; provided, however, that any Bank in making such claim, and in calculating the amount thereof, shall treat the Borrowers no less favorably than the treatment afforded by such Bank to similarly situated borrowers in similar circumstances. Such amount shall be due and payable by the Company to such Bank ten Business Days after such notice is given. If any Bank requests compensation under this Section 2.12(a), it shall use reasonable efforts, such as by designating a different lending office for its Loans hereunder, to eliminate or reduce amounts payable under this
Section 2.12(a) in the future, provided that such action would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank in any respect deemed significant by it. If the Company is required to make a payment to a Bank under this Section 2.12(a), the Company may at the time of such payment notify such Bank that the Company has elected to treat it as a "Non-Extending Bank" in which case the provisions of
Section 2.02(b) shall apply except that in applying the provisions of Section 2.02(b) for purposes of this Section 2.12(a), (i) the term "Expiration Date" as used therein shall mean the date specified in the notice given pursuant to this sentence as the date when such Bank's Commitment shall be reduced to zero, which date shall not be earlier than the latest Maturity Date applicable to Loans of such Bank then outstanding and (ii) the Expiration Date with respect to any Replacement Bank shall be the Expiration Date applicable to Loans other than Loans of the Bank being replaced.

                 (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 2.12, each of the respective Borrowers shall indemnify each Bank against any loss or reasonable expense (including loss of margin but excluding any other consequential or incidental damages) which such Bank has sustained or incurred as a consequence of any

                 (i) payment or prepayment of any part of any Euro-Rate Loan or Fixed Rate Loan of such Borrower on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory and whether or not such payment or prepayment is then due),

                 (ii) attempt by such Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Banks having in their discretion the options (A) to give effect to any such attempted revocation and obtain indemnity under this Section 2.12(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

                 (iii) default by such Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of such Borrower to pay when due (on a Maturity Date, Expiration Date, by acceleration or otherwise) any principal, interest, L/C Obligation, Facility Fee, Utilization Fee or any other amount due hereunder or under any Note.

If a Bank sustains or incurs any such loss or expense it shall, without unreasonable delay, notify the Agent and the Agent shall, as soon as practicable, notify the Company of the amount determined in good faith by such Bank to be necessary to indemnify the Bank for such loss or expense (the Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such notice to include the Bank's calculation in reasonable detail as to the amount of its claim and such determination to be conclusive absent manifest error. Such amount shall be due and payable by the applicable Borrower to such Bank ten Business Days after such notice is given.

                 (c)  Euro-Rate Reserves.  Without limiting the effect of
Section 2.12(a) hereof, for every day for which a Bank's Euro-Rate Reserve Percentage is greater than zero, the applicable Borrower shall pay to such Bank an additional amount for each Euro-Rate Loan of such Bank (rounded upward if necessary to the nearest cent) equal to: (i) 1/360 times (ii) the Euro-Rate applicable to such Loan times (iii) the principal amount of such Loan times
(iv) a number (rounded upward if necessary to the nearest 1/100 of 1%) equal to
(A) a number equal to 1.00 divided by (a) 1.00 minus (b) the Euro-Rate Reserve Percentage minus (B) 1.00.

                 The amount payable pursuant to this 2.12(c) may also be expressed by the following formula:

[Daily amount payable ]                             [Euro-Rate applicable]
[with respect to such ]     =       [1/360]  X      [to such Loan        ]
[Bank's Euro-Rate Loan]

    [Principal amount ]             [         1.00                       ]
                                     -------------------------
X   [of such Loan     ]     X       [1.00 - [Euro-Rate Reserve]  -   1.00]
                                    [          [Percentage   ]           ]

                 The "Euro-Rate Reserve Percentage" of a Bank for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of l%), as determined in good faith by such Bank (which determination shall be conclusive), which actually would be applicable to such Bank for such day as prescribed by the Federal Reserve Board (or any successor) for reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to any eurocurrency funding (currently referred to as "Eurocurrency Liabilities") by such Bank on such day.

                 Each Bank shall from time to time notify the Agent and the Agent shall, as soon as practicable, notify the Company of the amounts determined in good faith by such Bank (which determination shall be conclusive) to be payable to it by each Borrower pursuant to this Section 2.12(c). Such amounts shall be due and payable by the applicable Borrower to such Bank ten Business Days after such notice is given.

                 SECTION 2.13. Taxes. (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

                  (i) in the case of the Agent and each Bank, income or franchise taxes imposed on the net income of the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                 (ii) in the case of each Bank, income or franchise taxes imposed on the net income of such Bank by any jurisdiction in which such Bank's lending offices which made or book Loans are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

Subject to Section 2.13(a)(i) hereof, if any Taxes are required to be withheld or deducted from any amounts payable by a Borrower to the Agent or any Bank under this Agreement, such Borrower shall pay the relevant amount of such Taxes, and the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are paid by a Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                 (b) Indemnity. Each Borrower hereby indemnifies the Agent and each of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Borrower hereunder, any Taxes paid by the Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Bank as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

                 (c) Withholding and Backup Withholding. Each Bank that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Company and the Agent

                 (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and

                 (ii) if applicable, a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank which so delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and, if applicable, Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Company and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it, and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 SECTION 2.14.  Funding by Branch, Subsidiary or Affiliate.
(a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate of such Bank to have made, maintained or funded any of such Bank's Euro-Rate Loans at any time. Any branch, Subsidiary or Affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office". A Bank shall deem any of its Euro-Rate Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.08(e) hereof or would lessen compensation payable by the Company under Section 2.12(a) hereof, and if the Bank determines in its sole discretion that such transfer would be practicable, would not have a material adverse effect on such Loans and would not be inconsistent with such Bank's internal policies, the Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each such Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by a Bank without regard to the Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually-used by or available to the Bank.

                 (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Euro-Rate Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan. Each Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, Subsidiary or Affiliate or (ii) request the applicable Borrower to issue one or more Notes in the principal amount of such Euro-Rate Loan in substantially the form attached hereto as Exhibit A or Exhibit B, as the case may be, with the blanks appropriately filled, payable to such branch, Subsidiary or Affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrowers. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.14(b). If such Bank causes a branch,

Subsidiary or Affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan and to any Note payable to the order of such branch, Subsidiary or Affiliate to the same extent as if such Loan were made or maintained by the Bank and such note were a Note payable to the Bank's order.


                                  ARTICLE III

                               Letters of Credit

                 SECTION 3.01. Committed L/C Commitment. (a) Subject to the terms and conditions hereof, the Committed L/C Issuer, in reliance on the agreements of the other Banks set forth in Section 3.03(a), agrees to issue letters of credit ("Committed L/C's") under either Tranche A or Tranche B for the account of a Borrower under such Tranche on any Business Day during the period from the Closing Date to the Expiration Date for the relevant Tranche in such form as may be approved from time to time by the Committed L/C Issuer; provided that the Committed L/C Issuer shall not issue any Committed L/C under a Tranche if, (i) after giving effect to such issuance, the Committed L/C Obligations under Tranche A and Tranche B would exceed $100,000,000 in the aggregate or (ii) any of the conditions precedent specified in Section 5.02 of this Agreement are not satisfied. Each Committed L/C under either Tranche (i) shall be denominated in Dollars, (ii) shall expire no later than the earlier of
(x) the fifth Business Day prior to the Expiration Date for such Tranche and
(y) the first anniversary of the date of issuance thereof and (iii) unless otherwise agreed by the Committed L/C Issuer in its sole discretion, shall be in a face amount of at least $1,000,000.

                 (b) The Committed L/C Issuer shall not at any time be obligated to issue any Committed L/C hereunder if such issuance would conflict with, or cause the Committed L/C Issuer or any Committed L/C Participant to exceed any limits imposed by, any applicable Law.

                 SECTION 3.02. Procedure for Issuance of Committed L/C. A Borrower may from time to time request that the Committed L/C Issuer issue a Committed L/C by delivering to the Committed L/C Issuer at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Committed L/C Issuer, and such other certificates, documents and other papers and information as the Committed L/C Issuer may reasonably request. Upon receipt of any Application, the Committed L/C Issuer will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Committed L/C requested thereby (but in no event shall the Committed L/C Issuer be required to issue any Committed L/C earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Committed L/C to the beneficiary thereof or as otherwise may be agreed by the Committed L/C Issuer and the requesting Borrower. The Committed L/C Issuer shall furnish a copy of such Committed L/C to the Borrower and each Bank under the relevant Tranche promptly following the issuance thereof.

                 SECTION 3.03. Committed L/C Participations. (a) In respect of each Committed L/C issued under either Tranche, the Committed L/C Issuer irrevocably agrees to grant and hereby grants to each Committed L/C Participant, and, to induce the Committed L/C Issuer to issue Committed L/C's hereunder, each Committed L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Committed L/C Issuer, on the terms and conditions hereinafter stated, for such Committed L/C Participant's own account and risk, an undivided participating interest equal to such Committed L/C Participant's Commitment Percentage under such Tranche in the Committed L/C Issuer's obligations and rights under such Committed L/C and the amount of each draft paid or drawing by the Committed L/C Issuer thereunder. Each Committed L/C Participant under each Tranche unconditionally and irrevocably agrees with the Committed L/C Issuer that, if a draft or drawing is paid under any Committed L/C issued under such Tranche for which the Committed L/C Issuer is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such Committed L/C Participant shall pay to the Committed L/C Issuer upon demand at the Committed L/C Issuer's address for notices specified herein an amount equal to such Committed L/C Participant's Commitment Percentage under such Tranche of the amount of such draft or drawing, or any part thereof, which is not so reimbursed.

                 (b) If any amount required to be paid by any Committed L/C Participant to the Committed L/C Issuer pursuant to Section 3.03(a) in respect of any unreimbursed portion of any payment made by the Committed L/C Issuer under any Committed L/C is paid to the Committed L/C Issuer within two Business Days after the date such payment is due, such Committed L/C Participant shall pay to the Committed L/C Issuer on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Committed L/C Issuer, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Committed L/C Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Committed L/C Participant pursuant to Section 3.03(a) is not in fact made available to the Committed L/C Issuer by such Committed L/C Participant within two Business Days after the date such payment is due, the Committed L/C Issuer shall be entitled to recover from such Committed L/C Participant, on demand, such amount with interest thereon calculated from the third Business Day after such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Committed L/C Issuer submitted to any Committed L/C Participant with respect to any amount owing under this Section 3.03 shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Committed L/C Issuer has made payment under any Committed L/C and has received from any Committed L/C Participant its Pro Rata share of such payment in accordance with Section 3.03(a), the Committed L/C Issuer receives any payment related to such Committed L/C (whether directly from the relevant Borrower or otherwise), or any payment of interest on account thereof, the Committed L/C Issuer will distribute to such Committed L/C Participant its Pro Rata share thereof; provided, however, that in the event that any such payment received by the Committed L/C Issuer shall be required to be returned by the Committed L/C Issuer, such Committed L/C Participant shall return to the Committed L/C Issuer the portion thereof previously distributed by the Committed L/C Issuer to it.

                 SECTION 3.04. Competitive L/C's. Subject to the terms and conditions of this Agreement, each Borrower under either Tranche may request that the Competitive L/C Issuers offer to issue letters of credit ("Competitive L/C's") for the account of such Borrower on any Business Day prior to the fifth Business Day preceding the Expiration Date for such Tranche in such form as may be approved from time to time by the relevant Competitive L/C Issuer. Each Competitive L/C (i) shall be denominated in Dollars and (ii) shall expire no later than the fifth Business Day preceding the Expiration Date for the relevant Tranche. The Tranche A Borrowers and Tranche B Borrowers shall from time to time designate Tranche A Banks and Tranche B Banks, respectively, as "Competitive L/C Issuers" under such Tranche by written notice to the Agent and each affected Bank. No Bank shall have any obligation to accept and purchase a participating interest in another Bank's obligations and rights as a Competitive L/C Issuer.

                 SECTION 3.05. Procedure for Competitive L/C Issuance. (a) A Borrower shall request the issuance of Competitive L/C's by delivering a Competitive L/C Request to the Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed date of issuance. Each Competitive L/C Request may solicit bids for a Competitive L/C to be issued in an aggregate face amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any Competitive L/C Request shall specify the Tranche to which it relates, the minimum acceptable credit rating ("L/C Rating") of a Competitive L/C Issuer required by the requesting Borrower for the Competitive L/C to be issued, and the proposed beneficiary, purpose, amount, issue date and expiration date of the requested Competitive L/C. The Agent shall notify each Competitive L/C Issuer under the relevant Tranche promptly by facsimile transmission of the contents of each Competitive L/C Request under such Tranche received by the Agent.

                 (b) Upon receipt of notice from the Agent of the contents of such Competitive L/C Request, each Competitive L/C Issuer under the relevant Tranche having an L/C Rating at least equal to the minimum L/C Rating specified in the Competitive L/C Request may elect, in its sole discretion, to offer irrevocably, subject to satisfaction of the conditions precedent set forth in
Article V, to issue the requested Competitive L/C. Any such irrevocable offer shall be made by delivering a Competitive L/C Offer to the Agent before 9:30 a.m. (New York City time) three Business Days prior to the proposed date of issuance, setting forth (i) the fronting fee for which such Competitive L/C Issuer is willing to issue such Competitive L/C and (ii) the L/C

Fee Payment Dates on which such fronting fee would be payable.

                 The Agent shall advise the requesting Borrower before 10:00 a.m. (New York City time) three Business Days prior to the proposed date of issuance, of the contents of each such Competitive L/C Offer received by it.
If the Agent, in its capacity as a Competitive L/C Issuer, shall elect, in its sole discretion, to make any such Competitive L/C Offer, it shall advise the relevant Borrower of the contents of its Competitive L/C Offer before 9:15 a.m. (New York City time) three Business Days prior to the proposed date of issuance.

                 (c) Before 10:30 a.m. (New York City time) three Business Days prior to the proposed date of issuance, the Borrower making the Competitive L/C Request, in its absolute discretion, shall:

                 (i) cancel such Competitive L/C Request by giving the Agent telephone notice to that effect, or

                 (ii) by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Competitive L/C Confirmation in writing or by facsimile transmission) (A) subject to the provisions of Section 3.05(d), accept an offer made by any Competitive L/C Issuer pursuant to Section 3.05(b) to issue a Competitive L/C and (B) reject any remaining offers made by Competitive L/C Issuers pursuant to
         Section 3.05(b).

                 (d) Such Borrower's acceptance of an offer to issue a Competitive L/C shall be subject to the following limitations:

                 (i) such Borrower shall accept any such offer based solely upon pricing (including the specified L/C Fee Payment Dates) and upon no other criteria whatsoever (provided that no offer of any Competitive L/C Issuer not having the minimum acceptable L/C Rating specified in the Competitive L/C Request shall be accepted), and

                 (ii) if two or more Competitive L/C Issuers submit offers for any Competitive L/C at identical pricing and such Borrower determines in accordance with clause (i) to accept a Competitive L/C issued by one of them, then the Agent shall select by lot from among such offers the Competitive L/C Issuer to issue such Competitive L/C.

                 (e) If the requesting Borrower notifies the Agent that a Competitive L/C Request is cancelled pursuant to Section 3.05(c)(i), the Agent shall give prompt telephone notice thereof to the Competitive L/C Issuers under the relevant Tranche.

                 (f) If the requesting Borrower accepts pursuant to Section 3.05(c)(ii) an offer made by any one or more Competitive L/C Issuers, the Agent promptly shall notify each such Competitive L/C Issuer of the acceptance or rejection of its offer to issue the relevant Competitive L/C.

                 (g) Before 12:00 Noon (New York City time) on the second Business Day preceding the proposed date of issuance, the requesting Borrower shall deliver an Application to the relevant Competitive L/C Issuer, completed to the reasonable satisfaction of the Competitive L/C Issuer, and such other certificates, documents and other papers and information as the Competitive L/C Issuer may reasonably request. Upon receipt of any such Application, such Competitive L/C Issuer will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Competitive L/C requested thereby (but in no event later than the proposed date of issuance) by issuing the original of such Competitive L/C to the beneficiary thereof or as otherwise may be agreed by such Competitive L/C Issuer and the requesting Borrower. The relevant Borrower and Competitive L/C Issuer may from time to time agree to extend the expiration date, or otherwise amend or modify the terms (other than the aggregate face amount), of any Competitive L/C issued pursuant hereto, and such Competitive L/C as so extended, amended or modified shall continue to be a Competitive L/C for purposes of this Agreement. The relevant Competitive L/C Issuer shall promptly notify the Agent of any extended expiration date applicable to any of its Competitive L/Cs hereunder. Each Competitive L/C Issuer shall furnish a copy of each Competitive L/C (and of any amendment, modification or extension thereof) to the requesting Borrower and to the Agent promptly following the issuance (or amendment, modification or extension) thereof.

                 SECTION 3.06. Fees, Commissions and Other Charges. (a) Each Borrower for whose account a Committed L/C is issued under any Tranche shall pay to the Agent, for the account of the Banks under such Tranche, a letter of credit commission with respect to such Committed L/C issued under such Tranche at a rate per annum equal to the Applicable Margin on the average daily amount available to be drawn under such Committed L/C during the period for which payment is made. Such commission shall be payable to the Banks under such Tranche (including the Committed L/C Issuer) to be shared ratably among them in accordance with their respective Commitment Percentages under such Tranche. In addition, each Borrower for whose account a Committed L/C is issued under any Tranche shall pay to the Agent, for the sole account of the Committed L/C Issuer, a fronting fee with respect to each such Committed L/C at a rate per annum equal to .10% on the average daily amount available to be drawn under such Committed L/C during the period for which payment is made. Each such letter of credit commission and fronting fee shall be payable in arrears on each L/C Fee Payment Date.

                 (b) Each Borrower for whose account a Competitive L/C is issued shall pay to the Agent, for the account of the relevant Competitive L/C Issuer, a fronting fee with respect to each Competitive L/C issued by it at a rate per annum equal to the rate specified in the relevant Competitive L/C Offer on the average daily amount available to be drawn under such Competitive L/C during the period for which payment is made. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date with respect to such Competitive L/C.

                 (c) In addition to the foregoing commissions and fees, each Borrower shall pay or reimburse any L/C Issuer for such reasonable and customary costs and expenses as are incurred or charged by such L/C Issuer in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued at the request of such Borrower.

                 SECTION 3.07. Reimbursement Obligation. Each Borrower for whose account a Letter of Credit has been issued hereunder agrees to reimburse the relevant L/C Issuer (including, if applicable, pursuant to a Revolving Credit Borrowing referred to below) on each date on which such L/C Issuer notifies such Borrower of the date and amount of a draft presented or drawing made under such Letter of Credit and paid by such L/C Issuer for the amount of
(a) such draft
or drawing so paid and (b) any taxes, fees, charges or other reasonable out-of-pocket costs or expenses incurred by such L/C Issuer in connection with such payment. Each such payment shall be made to such L/C Issuer at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by a Borrower under this Section 3.07 from and including the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) to but not including the date of payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. Each drawing under any Committed L/C shall, unless otherwise reimbursed by a Borrower on the date made, constitute a request by such Borrower to the Agent for a Revolving Credit Borrowing of Base Rate Loans pursuant to Section 2.05 in the amount of such drawing. The Borrowing Date with respect to such Borrowing shall be the date of such drawing, and the proceeds of such Revolving Loans shall be applied by the Agent to reimburse the Committed L/C Issuer for the amounts drawn under such Committed L/C.

                 SECTION 3.08. Obligations Absolute. Each Borrower's obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any L/C Issuer or any beneficiary of a Letter of Credit. Each Borrower also agrees with each L/C Issuer that, except as contemplated by the next succeeding sentence, such L/C Issuer shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.07 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. None of the L/C Issuers shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such L/C Issuer. Each Borrower agrees that any action taken or omitted by any L/C

Issuer under or in connection with any Letter of Credit issued for the account of such Borrower or the related drafts or documents, if done in the absence of gross negligence and willful misconduct, shall be binding on such Borrower and shall not result in any liability of such L/C Issuer to such Borrower.

                 SECTION 3.09. L/C Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable L/C Issuer shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of each L/C Issuer to a Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                 SECTION 3.10. Applications; Uniform Customs; Securities Affiliates of Banks. (a) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Article III, the provisions of this Article III shall apply. Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (b) In the event any Committed L/C is utilized to provide credit, liquidity or other support in respect of any issue of commercial paper or other securities of a Borrower, its Affiliates or related entities (including any trusts or other vehicles utilized in connection with securitizations), and such Borrower or the issuer of such securities proposes to engage any securities Affiliate of a Bank hereunder to act as a placement agent for, or underwriter of, such securities, such Borrower will, prior to any such engagement, inform such securities Affiliate of the existence and use of such Committed L/C in connection with such securities.

                                   ARTICLE IV

                         Representations and Warranties

                 The Company hereby represents and warrants to the Agent and each Bank as follows:

                 SECTION 4.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which its ownership of property or the nature of its business activities or both makes such qualification necessary or advisable and where failure to so qualify could have a material adverse effect upon the business, operations or condition (financial or otherwise) of the Company. Each of ANB and AUS is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                 SECTION 4.02. Corporate Power and Authorization. Each Borrower has corporate power and authority to make and carry out this Agreement, to make the borrowings provided for herein, to take all action contemplated hereby or required hereunder, to execute and deliver this Agreement, its Notes and the other Loan Documents to be executed and delivered by it and to perform its obligations hereunder and thereunder; and all such action has been duly authorized by all necessary corporate proceedings on its part.

                 SECTION 4.03. Audited Annual Financial Statements. The Company has heretofore furnished to the Agent and each Bank consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in stockholders, equity for the three years ended December 31, 1995, as examined and reported on by Arthur Andersen LLP, independent public accountants for the Company, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly in all material respects the financial condition of the Company and its Consolidated Subsidiaries as of such dates and the results of their operations and their cash flows for such years, all in conformity with GAAP.

                 SECTION 4.04. Consolidating Financial Statements. The Company has heretofore furnished to the Agent and each Bank consolidating balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1995, together with the related consolidating statements of income for the year then ended. Such financial statements (including the notes thereto) present fairly in all material respects the financial condition of the Company and its Consolidated Subsidiaries as of such date and the results of their operations for the year then ended, all in conformity with GAAP, except that such financial statements do not contain all of the footnote disclosures required by GAAP.

                 SECTION 4.05. Bank Financial Statements. The Company has heretofore furnished to the Agent and each Bank true and correct copies of the Call Reports prepared on behalf of and pertaining to each Insured Subsidiary for the year ended December 31, 1995. Such Call Reports present fairly in all material respects the financial condition of such Insured Subsidiaries as of the end of such year and the results of their operations, their capital positions and their cash flows for the year then ended, all in conformity with RAP.

                 SECTION 4.06. Absence of Material Adverse Changes. Except as otherwise disclosed in Schedule 4.06 hereof, since December 31, 1995 and as of the Closing Date, there has been no material adverse change in the business, performance, operations, or condition (financial or otherwise) of the Company and its Material Subsidiaries, either individually or taken as a whole.

                 SECTION 4.07. Litigation and Regulatory Proceedings. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, copies of which have been provided to the Agent and the Banks, (a) there is no litigation, arbitration or governmental proceeding or investigation by or against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, after due inquiry, threatened, which in the reasonable judgment of the Company, if determined adversely, either individually or in the aggregate, is reasonably likely to have any material adverse effect on the financial condition or business of the Company or any Material Subsidiary, and (b) neither the Company nor any Material Subsidiary is subject to any order, directive or supervisory letter of, or agreement, memorandum of understanding or similar arrangement (including board resolutions adopted at the request of a regulatory authority) with, any regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) restricting its operations, restricting it from taking any action or requiring that certain actions be taken, and the Company has no knowledge that any such action is threatened or contemplated by any regulatory authority.

                 SECTION 4.08. No Conflicting Laws or Agreements; Consents and Approvals. (a) Neither the execution and delivery of any Loan Document, the consummation of the transactions herein contemplated (including the Borrowings hereunder) nor compliance with the terms and provisions hereof, of the Notes or of any other Loan Document will violate, conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation, by-laws or other constituent documents of the Company or of any of its Subsidiaries or of any Law applicable to the Company or any of its Subsidiaries or of any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of them or their material properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Assets or property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                 (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing required to be made or obtained by the Borrowers with or from, any Official Body (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of this Agreement, the Notes or any other Loan Document, consummation of the transactions herein or therein contemplated (including the Borrowings hereunder), or the performance of or compliance by the Borrowers with the terms and conditions hereof or thereof.

                 SECTION 4.09. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Company, ANB and AUS. This Agreement constitutes as to each Borrower, and the Notes and other Loan Documents when duly executed and delivered by a Borrower pursuant to the provisions hereof will constitute as to such Borrower, legal, valid and binding obligations, enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by bankruptcy, receivership, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally or by Laws limiting the right of specific performance and by general equitable principles.

                 SECTION 4.10. Employee Benefits. A copy of the most recent (as of the date hereof) Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Agent and each Bank and fairly presents the funding status (as of the date hereof) of each Plan. There has been no material deterioration in any such Plan's funding status since the date of such Annual Report. Schedule 4.10 sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Borrower or any Controlled Group Member. Except as set forth in
Schedule 4.10, neither the Company nor any of its Subsidiaries has any material liability (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. As of the date hereof, the aggregate amount of Postretirement Benefit Obligations, as certified by an actuary, does not exceed the amount set forth in Schedule 4.10. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $25,000,000 on an annual basis for any of the past three years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA) for all Plans, as certified by the Plans' actuaries, do not exceed $25,000,000.

                 SECTION 4.11. Taxes. All tax and information returns required to be filed by the Company or any Subsidiary of the Company have been properly prepared in all material respects, executed and filed. All material taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries or upon their respective properties, incomes, sales, deposits or franchises which are due and payable have been paid, other than any taxes, assessments, fees and other governmental charges the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside. The Company reasonably believes the reserves and provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for their current fiscal periods.

                 SECTION 4.12. Regulation U. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Federal Reserve Board, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the making of any Loan nor any use of proceeds of such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Federal Reserve Board.

                 SECTION 4.13. Environmental Matters. (a) The Company, each of its Material Subsidiaries and each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, are not likely to have a material adverse effect on the Company, any of its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise. There are no circumstances that may prevent or interfere with such full compliance in the future.

                 (b) To the best of the knowledge of all Responsible Officers of the Company, the Company, each of its Material Subsidiaries and each of their respective Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for matters which, individually or in the aggregate, are not likely to have a material adverse effect on the Company, its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise.

                 (c) To the best of the knowledge of all Responsible Officers of the Company, there is no Environmental Claim pending or threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against the Company, any of its Material Subsidiaries or any of their respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, are not likely to have a material adverse effect on the Company, its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise.

                 (d) To the best of the knowledge of all Responsible Officers of the Company and except as disclosed in Schedule 4.13(d) hereof, no facility or property now or previously owned, operated or leased by the Company, any of its Material Subsidiaries or any of their respective Environmental Affiliates is an Environmental Cleanup Site, and neither the Company, any of its Material Subsidiaries nor any of their respective Environmental Affiliates has stored, treated, transported, handled, disposed of, or arranged for the disposal of any Environmental Concern Materials at, on, under, above, or adjacent to any Environmental Cleanup Site. No Lien (including without limitation any cost-reimbursement claim of any Official Body) exists, and no condition exists which is likely to result in the filing of a Lien, against any property of the Company, any of its Material Subsidiaries, or any of their respective Environmental Affiliates, under any Environmental Law.

                 (e) To the best of the knowledge of all Responsible Officers of the Company, there are no facts, circumstances or conditions that reasonably could be expected to restrict or encumber under any Environmental Law the ownership, occupancy, use or transferability of facilities or properties now or previously owned, operated or leased by the Company, any of its Material Subsidiaries, or any of their respective Environmental Affiliates.

                 SECTION 4.14. Investment Company; Bank Holding Company; Public Utility Holding Company. None of the Borrowers: (a) is or is controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended; (b) is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; or (c) is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 4.15. Capitalization of Insured Subsidiaries. As of the Closing Date, each Insured Subsidiary is "Well Capitalized" as defined under and determined pursuant to the regulations of its Primary Federal Regulator.

                 SECTION 4.16.  Absence of Undisclosed Liabilities.   Neither
the Company nor any Subsidiary of the Company has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 4.03, 4.04 and 4.05 hereof, (b) matters that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company, any of its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise, (c) liabilities, obligations, commitments and losses incurred after December 31, 1995 in the ordinary course of business and consistent with past practices; and (d) matters disclosed on Schedule 4.16 hereof.

                 SECTION 4.17. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or a Potential Default.

                 SECTION 4.18. Title to Property. The Company and each Subsidiary of the Company has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 4.03 hereof or submitted pursuant to Section 6.01(a) hereof, as the case may be, except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or, after the Closing Date, as otherwise permitted hereunder, in each case free and clear of all Liens, other than Permitted Liens.

                 SECTION 4.19. Subsidiaries and Other Investments. Annexed hereto as Schedule 4.19 is a correct and complete list, as of the Closing Date, of all Subsidiaries of the Company, showing as to each such Subsidiary, its name, the jurisdiction of its incorporation (or formation, if other than a corporation), its primary business activity, capitalization, the ownership of the capital stock of such Subsidiary and whether, as of the Closing Date, such Subsidiary is an Active Subsidiary and/or a Material Subsidiary. Except as disclosed in Schedule 4.19 and except for investments by the Company or its Subsidiaries in the ordinary course of business which individually and in the aggregate are not material, the Company directly or indirectly owns the issued and outstanding capital stock of every class and series of the corporations, and equity interests in the joint ventures, partnerships and other entities, set forth in Schedule 4.19 (other than directors' qualifying shares) and directly or indirectly owns none of the capital stock of any other corporation, association, trust or other entity, and no interest share in the equity of any partnership, joint venture, or other entity or enterprise. Each of said Subsidiaries and other entities has been duly organized or established and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or establishment, as shown in Schedule 4.19, possesses corporate or other powers adequate to transact the business in which it is engaged, and is engaged primarily in the business attributed to it in
Schedule 4.19. All of the outstanding shares of stock directly or indirectly owned by the Company in each corporation listed in Schedule 4.19 are duly authorized, validly issued, fully paid and nonassessable (subject, in the case of the shares of ANB and AUS, to the provisions of Section 55, Title 12, United States Code). Each such Subsidiary is duly qualified and in good standing in all jurisdictions in which the nature of its business or the character of the property owned by it makes such qualification necessary except where a failure to so qualify would not have a material adverse effect upon its business, operations or condition, financial or otherwise, and the Company and each such Subsidiary is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted.

                 SECTION 4.20. Compliance with Laws. The Company and its Subsidiaries are in compliance with all Laws applicable to them and their respective businesses except for noncompliances which, individually or in the aggregate, would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company or upon the ability of the Borrowers to perform their obligations under the Loan Documents.

                 SECTION 4.21. Accurate and Complete Disclosure. The Company has disclosed to the Banks in writing every fact which materially and adversely affects, or which so far as the Company can reasonably foresee would materially and adversely affect (whether by virtue of such fact's impact upon the business, operations, performance or condition, financial or otherwise, of the Company, ANB, AUS or any Material Subsidiary or otherwise) the ability of the Company, ANB and AUS to perform their respective obligations under this Agreement, the Notes and any other Loan Document.


                                   ARTICLE V

                             Conditions of Lending

                 SECTION 5.01. Closing Date. The obligation of each Bank to make Loans hereunder and of the L/C Issuers to issue Letters of Credit hereunder is subject to the satisfaction as of the Closing Date of the following conditions precedent in addition to the satisfaction as of the date of each Credit Extension of the conditions set forth in Section 5.02 hereof:

                 (a) Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Bank, duly executed by the Borrowers, and executed Notes payable to each Bank, conforming to the requirements hereof, duly executed on behalf of each of the Borrowers (except, in the case of Tranche B Notes, the Company).

                 (b) Guaranty Agreement. The Agent shall have received an executed counterpart for each Bank of a Guaranty and Suretyship Agreement in substantially the form attached hereto as Exhibit F, duly executed by the Company.

                 (c) Corporate Proceedings. The Agent shall have received, with a counterpart for each Bank, certificates by the Secretary or Assistant Secretary (or equivalent officer) of the Company, ANB, AUS and each other Material Subsidiary dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of such Person as in effect on the Closing Date and on the date of any corporate action of such Person relative to the Loan Documents, (ii) true copies of all corporate action taken by the Company, ANB and AUS relative to the Loan Documents and (iii) the authority, incumbency and signature of the respective officers of the Company, ANB and AUS executing any Loan Document and of the Responsible Officers authorized to sign any certificate or other document required to be provided on behalf of the Company, ANB or AUS pursuant hereto, all together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                 (d) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, certificates from the appropriate Secretaries of State or other applicable Official Body dated not more than 45 days before the Closing Date showing the good standing of the Company, ANB, AUS and each other Material Subsidiary in its state of incorporation or jurisdiction of organization.

                 (e) Financial Statements. The Agent shall have received, with a counterpart for each Bank, copies of the consolidated financial statements, interim financial statements, consolidating financial statements and Call Reports referred to in Sections 4.03, 4.04 and 4.05 hereof respectively.

                 (f) Opinion of Counsel. There shall have been delivered to the Agent a written opinion addressed to the Agent and each Bank, dated the Closing Date, of Gene Schneyer, Vice President and General Counsel to the Company, in form and substance satisfactory to the Agent and each Bank and with a signed counterpart for each Bank, (i) as to the matters referred to in Sections 4.01, 4.02, 4.07, 4.08, 4.09 and 4.14 except that as to the matters referred to in Section 4.07 such opinion may be limited to the knowledge of such counsel after due inquiry, and (ii) as to such other matters incident to the transactions contemplated by this Agreement as the Agent or any Bank may reasonably request.

                 (g) Officers' Certificates. The Agent shall have received, with an executed counterpart for each Bank, certificates of the Borrowers signed on their behalf by Responsible Officers as to such matters as the Agent may reasonably request.

                 (h) Fees, Expenses, etc. All fees, expenses and other compensation required to be paid to the Agent or to the Agent for the account of the Banks on or prior to the Closing Date pursuant hereto or pursuant to any other written agreements, including but not limited to those referred to in the Fee Letter, shall have been paid or received by the Agent.

                 (i) Termination of Existing Credit Facility. On or before the Closing Date, the Commitments under and as defined in the Existing Credit Facility shall have been terminated in full, and if any loans or other obligations of the Company or ANB are outstanding thereunder, they shall have been paid in full. Each Bank which is party to the Existing Credit Facility hereby waives the requirement therein for prior notice of the termination of the Existing Credit Facility.

                 (j) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent, and the Agent and the Banks shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to them, as the Agent or any Bank may from time to time reasonably request.

                 SECTION 5.02. Conditions to all Credit Extensions. The obligation of each Bank to make each and any Loan (including initial Loans) and the obligation of any L/C Issuer to issue any Letter of Credit hereunder is subject to the performance by the Borrowers of their respective obligations to be performed hereunder on or before the date of such Credit Extension, satisfaction of the conditions set forth in Section 5.01 hereof, and the satisfaction of the following further conditions precedent on and as of the date of each Credit Extension hereunder:

                 (a) Notice. Standard Notice of, or a Competitive Bid Confirmation for, any such Loan shall have been given by the relevant Borrower to the Agent as provided in Section 2.03 or 2.05 hereof, as appropriate, and an appropriate request or Competitive L/C Confirmation shall have been given in respect of any such Letter of Credit as provided in Section 3.02 or 3.05 hereof, as appropriate.

                 (b) Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and correct in all material respects on and as of the date of each Credit Extension as if made on and as of such date, both before and after giving effect to the Loans requested to be made or Letters of Credit requested to be issued on such date (except for the representations and warranties set forth at Sections 4.06, 4.15 and 4.19 hereof, which are made solely as of the Closing Date).

                 (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made or Letters of Credit requested to be issued on such date.

                 (d) Total Exposure. Immediately after giving effect to such Credit Extension, (i) the aggregate Facility Exposure of all the Banks shall not exceed the Total Current Commitments and (ii) the aggregate Facility Exposure of all the Banks under each Tranche shall not exceed the Total Current Commitments under such Tranche.

Each request by a Borrower for any Loan or for the issuance of any Letter of Credit shall constitute a representation and warranty by the Company that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Company to the contrary before such Loan is made or Letter of Credit is issued shall constitute a further representation and warranty by the Company that the conditions referred to in this Section 5.02 have been satisfied as of the date of such Credit Extension.


                                   ARTICLE VI

                             Affirmative Covenants

                 The Company hereby covenants to the Agent and each Bank as follows:

                 SECTION 6.01. Basic Reporting Requirements. (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, consolidated statements of income, cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, in the case of the balance sheets, and for the two preceding fiscal years, in the case of such other statements. All such financial statements shall be accompanied by an opinion of independent public accountants of recognized national standing selected by the Company.





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                                                                              79


Such opinion shall be free of exceptions or qualifications of "going concern" or like nature or which relate to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (x) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(y) in the opinion of such accountants such financial statements present fairly the financial position of the Company and its Consolidated Subsidiaries, as appropriate, as of the end of such fiscal years and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal years, in conformity with GAAP.

                 (b) Quarterly Consolidated Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, unaudited consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified on behalf of the Company by a Responsible Officer of the Company as presenting fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal periods, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                 (c) Bank Financial Statements. As soon as practical and in any event within 90 days after the close of each fiscal year (in the case of annual Call Reports) and within 45 days after the close of each fiscal quarter (in the case of quarterly Call Reports) of each Insured Subsidiary for which such reports are required by its

Primary Federal Regulator, the Company shall furnish or cause to be furnished to the Agent, with a copy for each Bank, true and correct copies of the Call Reports prepared on behalf of and pertaining to such Insured Subsidiary for such fiscal year or fiscal quarter, as the case may be, in each instance together with (i) such notes and information as the Agent or any Bank may reasonably require in order to reconcile such Call Reports with GAAP, and (ii) a certification by a Responsible Officer on behalf of the Company that such Call Report fairly presents in all material respects the financial condition and capital position of such Insured Subsidiary as of the end of the fiscal period to which it pertains and the results of its operations and cash flows for such fiscal periods, all in conformity with RAP.

                 (d) Consolidating Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company and 90 days after the close of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, unaudited consolidating statements of income of the Company and each of its Subsidiaries for such fiscal quarter or fiscal year, as the case may be, and unaudited consolidating balance sheets of the Company and each of its Subsidiaries as of the close of such fiscal quarter or fiscal year, as the case may be, all in reasonable detail. Such statements shall be certified by a Responsible Officer on behalf of the Company as presenting fairly in all material respects the financial position of the Company and each of its Subsidiaries as of the end of such fiscal quarter or fiscal year, as the case may be, and the results of their operations for such fiscal quarter or fiscal year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments.

                 (e) Compliance Certificates. Within 90 days after the end of each fiscal year of the Company and within 45 days after the end of each of the first three fiscal Quarters of each fiscal year (and in any event concurrently with the delivery of the financial statements referred to in Subsections (a),
(b) and (c) of this Section 6.01) the Company shall deliver to the Agent, with a copy for each Bank, a compliance certificate dated as of the end of such fiscal year or quarter, duly executed on behalf of the Company by a Responsible Officer of the Company and in form acceptable to the Agent: (i) stating that, as of the date thereof, no Event of Default or Potential Default has occurred and is continuing or exists, or, if any Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of the existence thereof and any action taken or contemplated to be taken by the Company with respect thereto; (ii) stating that as of the date thereof, the Company is in compliance with the provisions of Sections 6.07, 7.01, 7.02(i) and 7.02(l) hereof and providing in reasonable detail the information and calculations necessary or, in the judgment of the Agent, appropriate to establish compliance with Sections 6.07, 7.01, 7.02(i) and 7.02(l) hereof; (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on a reasonable and appropriate examination made by or under the supervision of the signer sufficient to assure that such certificate is complete and accurate; and
(iv) containing statements or certifications as to such other matters as the Agent may from time to time reasonably request.

                 (f) Asset Quality Reports. As soon as available, and in no event later than concurrently with the delivery to the Agent of the financial statements required pursuant to Sections 6.01(a) and 6.01(b) hereof, the Company shall furnish to the Agent, with a copy for each Bank, its quarterly statistical supplement in form and substance as is currently prepared for and provided by the Company to its outside analysts or, in the event that the Company does not prepare such quarterly statistical supplement, the Company shall furnish to the Agent the substantive equivalent of such quarterly statistical supplement.

                 (g) Certain Other Reports and information. Promptly upon their becoming available to the Company, the Company shall deliver to the Agent, with a copy for each Bank, a copy of (i) all regular or special reports, prospectuses and amendments to the foregoing which the Company or any Subsidiary shall file, on its own behalf, with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Company or any of its Subsidiaries to its stockholders, bondholders or the financial community generally, (iii) all reports of examination of, and if adverse information or comments are contained therein, any other material written reports, letters, comments or other communications pertaining to, any

Insured Subsidiary prepared or provided by its Primary Federal Regulator or any other Official Body (except to the extent that such disclosure is prohibited by Law), (iv) all material reports, filings, notices, or responses or amendments to the foregoing which the Company or any Insured Subsidiary shall file with or otherwise provide to any Primary Federal Regulator, the Federal Reserve Board, the FDIC (or the successor to any of the foregoing) or any other state or federal banking or insurance regulatory authority, or other Official Body (except to the extent that such disclosure is prohibited by Law). In addition to the foregoing, at any time during which any Borrower's Rating Level is 6 or lower, the Company shall provide to the Agent, without unreasonable delay, all accountant's management letters pertaining to, and all other reports submitted by accountants in connection with, any audit of the Company.

                 (h) Further Information. The Company will promptly furnish to the Agent, with a copy for each Bank, such other information and in such form as the Agent or any Bank may reasonably request from time to time.

                 (i) Notice of Certain Events. Promptly upon becoming aware of any of the following (and in addition to any other requirement of the Agent), the Company shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action taken or proposed to be taken by the Company with respect thereto (which notice and/or written statement will be promptly communicated by the Agent to each Bank):

                 (i)  Any Event of Default or Potential Default.

                (ii) Any pending or threatened arbitration or action, suit, proceeding or investigation by or before any court or regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) against or affecting the Company or any Material Subsidiary, except for matters that if adversely decided, individually or in the aggregate, would not be likely to have a material adverse effect upon the business, operations, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under the Loan Documents.

                 (iii) Any material violation, breach or default by the Company or any Subsidiary of the Company of or under any agreement or instrument evidencing any Indebtedness of the Company or any such Subsidiary or otherwise material to the business, operations, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                 (iv) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by a Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                 (v) Any material Environmental Claim pending or threatened against the Company or any Subsidiary of the Company or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Company or any Subsidiary or any of their respective Environmental Affiliates) that could reasonably form the basis of such a material Environmental Claim.

                 (vi) Any change in the Company's, ANB's or AUS's senior unsecured debt rating by Moody's, S&P or Fitch.

                 (vii) Any change in any Law or regulation which could reasonably be expected to have a material adverse effect upon the business, operations, performance or condition (financial or otherwise) of the Company or any Material Subsidiary.

                 (viii) Any change after the date hereof in the status of any Subsidiary of the Company from that which is designated in Schedule 4.19 attached hereto, including the reasonable details thereof, which results in any Subsidiary of the Company becoming or ceasing to be a Material Subsidiary of the Company.

                 (j) Visitation; Verification. The Company shall, upon reasonable notice and during normal business hours, permit such persons as the Agent or any Bank may designate from time to time to visit and inspect any of the properties of the Company and of any Material Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective executive officers and independent accountants at such times and as often as the Agent or any Bank may reasonably request. The Company hereby authorizes such executive officers and independent accountants to discuss with the Agent or any Bank the affairs of the Company and its Subsidiaries. The Agent and the Banks shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Material Subsidiaries from time to time, and the Company shall cooperate, and shall cause each Material Subsidiary to cooperate, with the Agent and the Banks in such verification.

                 SECTION 6.02. Insurance. The Company shall, and shall cause each Active Subsidiary to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of entities engaged in the same or similar businesses or having similar properties similarly situated.

                 SECTION 6.03. Payment of Taxes and Other Potential Charges and Priority Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge:

                 (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                 (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                 (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or pursuant to any other insolvency or receivership Law;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Company or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                 SECTION 6.04. Preservation of Existence and Franchises. Without limiting the right of the Company (or any of its Subsidiaries) to merge or consolidate in accordance with and to the extent permitted by Section 7.03 hereof, the Company shall and shall cause each Material Subsidiary to: (a) maintain its (i) corporate existence and (ii) good standing in full force and effect in its jurisdiction of incorporation; (b) preserve, renew and keep in full force and effect the franchises, licenses, charters and rights necessary for the conduct of its business; and (c) qualify and remain qualified as a foreign corporation in each jurisdiction in which the ownership of its properties or the nature of its business or both make such qualification necessary except for matters for which the failure to receive or retain such qualification individually or in the aggregate would not have a material adverse effect on the business, operations, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                 SECTION 6.05. Maintenance of Properties/Business. The Company shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 SECTION 6.06. Avoidance of Other Conflicts. The Company shall not, and shall not permit any of its Subsidiaries to, in each case in any material respect, violate or take or omit to take any action in conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with:

                 (a) any Law,

                 (b) its articles of incorporation or by-laws (or other constituent documents), or

                 (c) any material agreement or instrument to which it is a party or by which it or any of its Assets (now owned or hereafter acquired) may be subject or bound.

                 SECTION 6.07. Capitalization of Insured Subsidiaries. The Company shall at all times cause all Insured Subsidiaries to be at least "adequately capitalized" as determined and defined pursuant to the regulations of their respective Primary Federal Regulators, and shall cause each Insured Subsidiary to maintain such additional capital as may be required from time to time by such Insured Subsidiary's Primary Federal Regulator.

                 SECTION 6.08. Financial Accounting Practices. The Company shall, and shall cause each of its Consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its Assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP (and any other accounting principles applicable thereto) and (ii) to maintain accountability for Assets, (c) access to Assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 SECTION 6.09. Use of Proceeds. The Borrowers shall use the proceeds of all Loans hereunder only for the Borrowers' working capital and general corporate purposes. The Borrowers shall not use the proceeds of any Loans hereunder, directly or indirectly, in any manner inconsistent with Section 4.12 hereof, for any unlawful purpose or in any manner inconsistent with any other provision hereof.

                 SECTION 6.10. Continuation of or Change in Business. The Company shall and shall cause each of its Subsidiaries to continue to engage in their respective businesses substantially as conducted and operated during the present and preceding fiscal year, and the Company shall not, and shall not permit any of its Subsidiaries to, engage in any other business which is not of substantially the same general nature as the business engaged in by the Company and its Subsidiaries as of the date hereof except that the Company may, and may cause any Subsidiary to, engage in any other business whatsoever to the extent that the aggregate Assets of all such businesses do not exceed an amount equal to 6% of Consolidated Assets. As used herein, "businesses of substantially the same general nature" shall be deemed to include businesses in and relating to all types of financial products and services (consumer and commercial) (other than the business of engaging in highly leveraged transactions, the business of financing the purchase of commercial real estate and/or the business of investing in commercial real estate) and related technology; businesses in and relating to direct marketing, assessing consumer needs and preferences, dissemination of information, and data manipulation; and businesses in and relating to insurance and leasing products and services and the servicing of all types of receivables (in each case, to the extent not included in the financial products and services referred to above).

                 SECTION 6.11. Consolidated Tax-Return. The Company shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company and its Subsidiaries.

                 SECTION 6.12. Fiscal Year. The Company shall not, and shall not suffer any of its Subsidiaries to, change its fiscal year or fiscal quarter.

                                  ARTICLE VII

                               Negative Covenants

                 The Company covenants to the Agent and each Bank as follows:

                 SECTION 7.01. Financial Covenants. (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not at any time be less than the sum of (i) $500,000,000 plus (ii) an amount equal to 65% of the aggregate of positive Consolidated Net Income (without deduction for quarterly losses) for each fiscal quarter which begins after March 31, 1996 and ends prior to the date for which compliance with this Section 7.01(a) is being determined.

                 (b) Double Leverage Ratio. The Double Leverage Ratio shall not at any time exceed 1.3 to 1.0.

                 (c) Total Liabilities to Consolidated Tangible Net Worth. The ratio of Total Liabilities of the Company to Consolidated Tangible Net Worth shall not at any time exceed 5.0 to 1.0.

                 (d) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio for the Rolling Period shall at no time be less than
1.25 to 1.0.

                 (e) Contingent Obligations. The aggregate of all Contingent Obligations of the Company shall not at any time exceed Consolidated Tangible Net Worth.

                 (f) Doubtful Accounts-Managed and/or Owned. At no time shall the aggregate amount of reserves for credit losses maintained by the Company and its Consolidated Subsidiaries, on a managed and/or owned basis, against and in respect of all receivables either managed or owned by the Company and its Consolidated Subsidiaries be less than an amount equal to 75% of the total of all receivables 90 or more days contractually past due which are either managed or owned by the Company and its Consolidated Subsidiaries.

                 SECTION 7.02. Liens. The Company shall not, and shall not permit any of its Subsidiaries to, at any time, create, incur, assume or suffer to exist any Lien on any of its property or Assets, tangible or intangible, now owned or hereafter acquired, (including, without limitation, the





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                                                                              89


capital stock of any Subsidiary) or agree or become liable to do so, except for the following ("Permitted Liens"):

                 (a) Liens existing on the date hereof securing obligations existing on the date hereof and listed on Schedule 7.02(a) and extensions, renewals and replacements thereof that do not increase the aggregate outstanding principal amount secured thereby or extend to any property or assets not subject to such Liens on the date hereof.

                 (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.03 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provisions of such Section 6.03.

                 (c) Liens on property securing all or part of the purchase price thereof to the Company or a Subsidiary of the Company, as the case may be, Liens arising by virtue of capitalized lease transactions utilized to acquire property of the Company or any Subsidiary, and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Company or such Subsidiary (and extension, renewal and replacement Liens upon the same property), provided

                          (i) such Lien is created before or substantially
                 simultaneously with the purchase or acquisition (including pursuant to a capitalized lease transaction) of such property by the Company or such Subsidiary;

                          (ii) each such Lien is confined solely to the
                 property so purchased or acquired, improvements thereto and proceeds thereof, and

                          (iii) the aggregate principal amount of the
                 obligations secured by all such Liens on any particular property at any time purchased or acquired by the Company or such Subsidiary (including the attributable principal component of capitalized lease obligations, calculated in accordance with GAAP) shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property.

                 (d) Deposits or pledges of cash or securities (other than the capital stock of any Subsidiary of the Company) in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligation, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds or (iv) other obligations of a like nature incurred in the ordinary course of business.

                 (e) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset, or materially impair its use in the business of, the Company or its Subsidiaries, as the case may be.

                 (f) Deposits or pledges of cash or securities (other than the capital stock of the Company or any Subsidiary of the Company) by the Company or any Subsidiary of the Company in the ordinary course of business to secure performance obligations of the Company or any such Subsidiary, as the case may be, under any interest rate or currency swap or cap or other interest rate or currency hedge agreement incurred by the Company or any such Subsidiary in the ordinary course of business or other obligations of a like nature incurred by the Company or any such Subsidiary in the ordinary course of business.

                 (g) Liens granted by Insured Subsidiaries in the ordinary course of business.

                 (h) Liens created, incurred or otherwise arising to secure obligations incurred in direct connection with conveyances of Assets by the Company or any Subsidiary of the Company for the purpose of the securitization of those Assets for cash in the ordinary course of business (or other Liens created in connection with securitization transactions to secure liabilities or exposures on customary terms in connection with such securitization transactions), and other Liens arising in connection with any other securitization structure consented to in advance by the Required Banks, which consent shall not be unreasonably withheld.

                 (i) Liens granted by the Company or a Subsidiary of the Company to secure Indebtedness or other obligations of such Person incurred in anticipation of and relating to the securitization of loan assets of and by such Person in the ordinary course of business, provided, however, that neither the aggregate amount of all Indebtedness or other obligations so secured nor the aggregate value of all loan assets upon which such Liens are granted by the Company and all Subsidiaries shall at any time exceed $500,000,000 and provided further that the Indebtedness or other obligations so secured shall be evidenced in writing and shall, by their terms, have a final maturity of not more than 120 days from the date upon which such Liens are granted, whereupon such Liens shall be discharged and released.

                 (j) Liens granted by the Company or a Subsidiary of the Company to secure Indebtedness or any other obligations of any such Person, provided that neither the aggregate amount of all Indebtedness or other obligations so secured nor the aggregate value of all Assets upon which such Liens are granted shall exceed $5,000,000 at any time. For purposes hereof, the value of Assets upon which Liens are granted shall be determined by reference to, and equal to, the face amount payable to the Company or a Subsidiary of all Assets consisting of accounts, instruments, notes or other evidences of Indebtedness and at the fair market value of all tangible or other Assets.

                 (k) Liens securing the claims or demands of materialmen, mechanics, contractors, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of business or in connection with the construction of a corporate headquarters building facility of the Company and its Subsidiaries, but only if the payment thereof is not at the time required, or the validity thereof is being contested in good faith and reserves have been made with respect thereto pursuant to Section 6.03.

                 (l) Liens granted by the Company on Investment Securities owned by the Company, provided that: (i) each such Lien is incurred in connection with a Repurchase Agreement entered into by the Company in the normal course of business; (ii) the Company's Rating Level is 3 or better; and (iii) the aggregate principal face amount of all Repurchase Agreements to which the





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                                                                              92


         Company is a party at any time shall not exceed 10% of Consolidated Assets. For purposes of this Section 7.02(l) and Section 8.01, "Investment Securities" shall mean United States government and other securities customarily utilized in repurchase transactions; and "Repurchase Agreement" shall mean an agreement between the Company and a creditworthy counterparty to exchange securities for cash and/or securities for a specified period of time.

                 (m) Liens on life insurance policies owned by the Company securing Company borrowings on such life insurance policies pursuant to a corporate-owned life insurance program with respect to employees of the Company and its Subsidiaries.

                 (n) Liens on life insurance policies securing non-recourse borrowings by Advanta Mortgage Corp. USA ("Advanta Mortgage") or an Affiliate thereof on such life insurance policies, which policies are owned by Advanta Mortgage or such Affiliate (with each mortgagor to be the beneficiary of such insurance to the extent of the amount, if any, of the mortgagor's outstanding mortgage loan balance at date of death) pursuant to a "mortgage customer life insurance" program with respect to mortgagors whose mortgages (whether held by AUS, Advanta Mortgage or its Subsidiaries, a REMIC securitization trust, or otherwise) are being serviced by Advanta Mortgage.

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

                 SECTION 7.03. Mergers, Acquisitions, etc. The Company shall not, and shall not permit any of its Material Subsidiaries to (v) merge with or into or consolidate with any other Person, (w) liquidate, wind up, dissolve or divide, (x) acquire, in a single transaction or in a series of transactions, all or any substantial portion of the properties of any going concern or going line of business, (y) acquire, in a single transaction or in a series of transactions, all or any substantial portion of the properties of any other Person other than in the ordinary course of business, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                 (a) A wholly-owned Material Subsidiary of the Company may merge with or into or consolidate with any other wholly owned Subsidiary of the Company, provided that no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction;

                 (b) A wholly-owned Material Subsidiary of the Company may merge with or consolidate with the Company, provided that the Company shall be the surviving corporation and no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

                 (c) The Company or a Material Subsidiary of the Company may merge with or into or consolidate with any other Person, or may, subject to the other provisions of this Agreement, acquire all or substantially all of the properties of any going concern, of any going line of business or of any other Person provided that (i) with respect to the Company, the Company is the surviving entity or, with respect to any such Material Subsidiary, the surviving entity is a wholly-owned Subsidiary of the Company; (ii) the Person into or with which the Company or such Subsidiary is merged or consolidated or whose properties are acquired is engaged in business of substantially the same general nature (as specified in the last sentence of Section
         6.10 hereof) as the Company and its Subsidiaries except as otherwise permitted pursuant to Section 6.10 hereof, and (iii) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such merger, consolidation or acquisition;

provided, however, that in the case of any permitted merger or consolidation involving ANB or AUS, the surviving or resulting entity, if other than the Company, ANB or AUS, (1) shall have expressly assumed, in a manner satisfactory to the Agent, the obligations of ANB or AUS, as the case may be, hereunder and under the other Loan Documents and (2) if requested by any Bank, shall execute and deliver to such Bank, in exchange for the Notes of ANB or AUS then held by such Bank, Notes of the surviving or resulting entity in substantially the same form.

                 SECTION 7.04. Dispositions of Properties. Except as permitted by Section 7.03 hereof, (a) the Company shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, transfer, pledge or otherwise dispose of any capital stock in a Material Subsidiary and (b) the Company shall not, and shall not permit any of its Material Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.04(b) as a "transaction" and any series of related transactions constituting but a single transaction) any Indebtedness of a Material Subsidiary or any of its other properties or Assets (tangible or intangible), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                 (i) Transactions in the ordinary course of business and on customary terms;

                 (ii) Transactions between Subsidiaries of the Company or between the Company and its Subsidiaries, subject to Section 7.05 hereof; and

                 (iii) Sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible Assets (excluding Indebtedness of any Person), provided that such transaction shall not otherwise be prohibited by any other provision of this Agreement and no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction.

By way of illustration, and without limitation, it is understood that the following are dispositions of property or Assets subject to this Section 7.04(b): any disposition of accounts, chattel paper or general intangibles; and any disposition of any leasehold interest. Nothing in this Section 7.04(b) shall be construed to limit the restriction set forth in Section 7.04(a) hereof or any other restriction on dispositions of property imposed by this Agreement.

                 SECTION 7.05. Dealings with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Company or of such Subsidiary, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                 (a) Performance of contracts, agreements and arrangements in existence as of the date hereof and any renewals, extensions, or continuations thereof;

                 (b) Directors, officers and employees of the Company and its Subsidiaries may be compensated for services rendered in such capacity to the Company or such Subsidiary, provided that such compensation is in good faith and on terms no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

                 (c) Transactions in the ordinary course of business and consistent with past practices between a Subsidiary of the Company, on the one hand, and the Company or another Subsidiary of the Company, on the other hand, in good faith and on terms not substantially less favorable to the Company or either such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person; and

                 (d) Other transactions with Affiliates in good faith and on terms not substantially less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

                 SECTION 7.06. Limitation on other Restrictions on Dividends by Subsidiaries, etc. The Company shall not permit any Subsidiary of the Company to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Company or any

Subsidiary including, without limitation, any management fees, tax payments or otherwise pursuant to any contractual arrangement for the provision of goods or services, or (y) make loans or advances to the Company or any Subsidiary, or (z) transfer any of its properties or assets to the Company or any Subsidiary, except:

                 (a)  Restrictions pursuant to this Agreement;

                 (b)  Restrictions under any Law;

                 (c) With respect to clause (z) above: (i) nonassignment provisions of any executory contract or of any lease by the Company or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien;

                 (d) Any restriction contained in an agreement or instrument applicable to a Subsidiary of the Company acquired by the Company or its Subsidiary after the date hereof, which restriction was not entered into in connection with or in contemplation of such acquisition, and which restriction is not applicable to any Person, property or assets, other than such acquired Subsidiary and its property and assets;

                 (e) Any restriction or limitation imposed by an Official Body having jurisdiction thereof;

                 (f) Restrictions resulting from requirements imposed on Advanta Mortgage as a FNMA approved mortgage servicer or requirements contained in various mortgage servicing agreements and whole loan sales agreements entered into and to be entered into by Advanta Mortgage, in each case, requiring Advanta Mortgage and/or its parent Advanta Mortgage Holding Corp. ("AMHC") to maintain minimum equity in or of Advanta Mortgage to the extent that the failure to comply with such requirements would be likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of Advanta Mortgage and/or AMHC and provided further that in no event shall the Company agree to, or cause or permit any agreement by Advanta Mortgage or AMHC to, maintain or cause to be maintained equity in Advanta Mortgage in excess of $25,000,000;

                 (g) Restrictions resulting from requirements imposed on Advanta Business Services Corp. ("ABS") by the Municipal Bond Investors Assurance Corporation or requirements contained in various credit enhancement agreements entered into and to be entered into by ABS, in each case, requiring ABS and/or its parent to maintain minimum equity in or of ABS to the extent that the failure to comply with such requirements would be likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of ABS and provided further that in no event shall the Company agree to, or cause or permit any agreement by ABS to, maintain or cause to be maintained equity in ABS in excess of $25,000,000; and

                 (h) Any restriction or limitation negotiated in good faith at arms'-length which is contained in an agreement or instrument applicable to a Subsidiary of the Company (other than a Material Subsidiary) such as provisions relating to dividend and other payment restrictions, capital maintenance and contracted-for distribution mechanisms intended (i) to protect a minority capital or quasi-capital position (evidenced by common stock, preferred stock, subordinated notes, limited partnership interests and the like) in such Subsidiary and (ii) to assure the minority investors of their proportionate share in distributions from such Subsidiary; provided, however, that the aggregate initial investments and any subsequent capital contribution by the Company and its Subsidiaries (other than through retained earnings or distributions not taken from any such Subsidiary) in all such Subsidiaries shall not exceed an amount equal to 10% of Consolidated Assets at any time.

                 (i) Restrictions on the Company's or a Subsidiary's ability, as the case may be, to require repayment of such debt contained in instruments evidencing borrowings from the Company or a Subsidiary on a subordinated basis (a) by ANB or AUS which qualify as Tier 2 capital under regulations of such Borrower's Primary Federal Regulator, in an amount not to exceed $250 million in aggregate principal amount outstanding at any one time and (b) by any other Subsidiary in an amount not to exceed $25 million in aggregate principal amount outstanding at any one time, provided, however that any amounts borrowed under this subsection 7.06(i)(b) shall reduce, on a dollar for dollar basis, the amount which may be borrowed under subsection 7.06(i)(a).


                                  ARTICLE VIII

                               Events of Default

                 SECTION 8.01. Events of Default. If one or more of the following described Events of Default shall occur and be continuing or shall exist (for any reason, whether voluntary, involuntary or effected or required by Law), that is to say:

                 (a) Any Borrower shall default in the payment when due of principal of any Note; or

                 (b) Any Borrower shall default in the payment when due of interest on any Note or of any Facility Fee, Utilization Fee or other amount payable hereunder or under any other Loan Document, and such default shall have continued for a period of five days thereafter; or

                 (c) The Company shall default in the observance, performance or fulfillment of any covenant contained in Article VII hereof, or any of the covenants contained in Sections 6.01(i)(i), 6.04(a)(i), 6.07,
         6.09 or 6.10 hereof; or

                 (d) Any representation or warranty made by any Borrower herein or in any other Loan Document, or any certificate or financial statement furnished pursuant to the provisions hereof or thereof, shall prove to have been incorrect, false or misleading in any material respect as of the time made, furnished or deemed made; or

                 (e) Any Borrower shall default in the observance, performance or fulfillment of any other covenant (not otherwise referred to in (a), (b), (c) or (d) above) or provision hereof or of any other Loan Document and such default shall not be remedied for a period of 30 days after written notice thereof to the Company from the Agent or the holder of any Note issued hereunder; or

                 (f) The Company or any Subsidiary of the Company shall default (i) in any payment of principal of or interest on any Indebtedness in principal amount of $25,000,000 or more beyond any period of grace provided with respect thereto, or (ii) in the performance of any other covenant, term or condition contained in any agreement under which any such Indebtedness is created, evidenced or secured if the effect of such default is to cause, or permit the holder or holders of such obligation or their agents (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                 (g) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension- Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred with respect to a Plan or Plans having "unfunded benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) aggregating in excess of $25,000,000, or with respect to a Multiemployer Plan or Multiemployer Plans where the aggregate potential liability-to the Borrowers and all Controlled Group Members exceeds $25,000,000; or

                 (h) One or more judgments for the payment of money shall have been entered against the Company or any Subsidiary of the Company, which judgment or judgments exceed $25,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty days; or

                 (i) This Agreement or any other Loan Document for any reason shall be or become, in whole or in material part, nullified or other than in full force and effect; or

                 (j) Any judicial or regulatory action or proceeding is initiated against the Company or any Material Subsidiary by any regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) which, if resolved against the Company or such Material Subsidiary, could, either individually or in the aggregate, reasonably be expected to restrict the ability of the Borrowers to repay all outstanding Loans hereunder; or

                 (k)  A Change of Control shall have occurred; or

                 (1) (A) An involuntary proceeding shall be commenced in a court of competent jurisdiction (or by or before any Official Body having the power to appoint a conservator or receiver for an Insured Subsidiary) or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of the property or assets of the Company or such Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, conservatorship, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary of the Company or for a substantial part of the property or assets of the Company or such Subsidiary or (iii) the winding-up or liquidation of the Company or a Subsidiary of the Company, and (B) such proceeding or petition shall continue undismissed and unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or any such appointment shall be made; or

                 (m) The Company or a Subsidiary of the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall seek or consent to the appointment of a conservator or receiver or of a liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company or such Subsidiary in furtherance of any of the aforesaid purposes;

then, (i) as to any Event of Default specified under subsections (a) through
(k) of this Article VIII, at any time during the continuance of such event, the Banks shall be under no obligation to make Loans hereunder, and the Agent may, and at the request of the Required Banks shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (x) terminate the Commitments, and thereupon the Total Commitments shall terminate immediately, and (y) declare the unpaid balance of all Notes then outstanding and interest accrued thereon and all other liabilities of the Borrowers under the Loan Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and (ii) as to any Event of Default specified under subsections (l) or (m) of this Article VIII, the Total Commitments shall automatically terminate and the Banks shall be under no further obligation to make Loans or issue or participate in Letters of Credit hereunder and the unpaid balance of all Notes outstanding hereunder and interest accrued thereon and all other liabilities of the Borrowers under the Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                 If an Event of Default has occurred and the Loans are accelerated pursuant to the preceding paragraph (or if an Event of Default has occurred and is continuing, the Loans have not been accelerated, and the Agent or Banks holding, directly or through participations hereunder, more than 50% of the L/C Obligations attributable to undrawn Letters of Credit so request by notice to the Borrowers), each Borrower shall deposit in an account with the Agent, for the benefit of the relevant Banks, an amount in cash equal to such Borrower's L/C Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the depositing Borrower under the Loan Documents (and shall not be commingled with the deposits of any other Borrowers). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Investment Securities, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Agent to make payment to L/C Issuers of the depositing Borrower's Reimbursement Obligation in respect of drawings under Letters of Credit requested by such Borrower for which they have not otherwise been reimbursed, (ii) be held for the satisfaction of the Reimbursement Obligations of the depositing Borrower for the L/C Obligations attributable to it at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Banks holding more than 50% of the L/C Obligations attributable to outstanding Letters of Credit requested by such Borrower), be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.


                                   ARTICLE IX

                                   The Agent

                 SECTION 9.01. Appointment. Each Bank hereby appoints The Chase Manhattan Bank as Agent for such Bank under this Agreement and the other Loan Documents and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and perform such duties, as are expressly delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such, upon the express conditions contained in this Article IX. Each Bank hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents requiring execution by the Agent and to accept delivery of each of the Loan Documents. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, or any fiduciary relationship with any Bank, and no implied covenants functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The provisions of this Article IX are solely for the benefit of the Agent and the Banks, and neither the Borrowers nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Loan Documents, the Agent shall act solely as Agent of the Banks and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers. Each Bank agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent provided herein or therein.

                 SECTION 9.02. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 9.04 (i) hereof).

                 SECTION 9.03. Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with responsible care except to the extent otherwise required by Section 9.04.

                 SECTION 9.04. Exculpatory Provisions. None of the Agent or any of its officers, directors, employees,





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                                                                             104


representatives, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Loan Documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties made or contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for any failure of any Borrower or any of its officers to perform its obligations hereunder or thereunder. The Agent shall be under no obligation (i) to ascertain, inquire or give any notice as to (A) the observance or performance of any of the terms, conditions, provisions, covenants or agreements contained in this Agreement or any other Loan Document, (B) the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person or (C) except to the extent set forth in Section 9.06 hereof, the existence of any Event of Default or Potential Default or (ii) to inspect the properties, books or records of the Company or any Subsidiary. The Agent shall not be responsible to any Bank for the execution, delivery, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Notes or any other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished by the Agent to the Banks or by or on behalf of any Borrower to the Agent or any Bank. The duties and responsibilities of the Agent under this Agreement shall be mechanical and administrative in nature. The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or provision of this Agreement or another Loan Document.

                 SECTION 9.05. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, note, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation (written or oral, and including telephone conversations) believed by it to be genuine and correct and to have been signed, sent or made by





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                                                                             105


the proper person or persons (whether or not made in a manner permitted or required by this Agreement or any Loan Document), and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or Bank, such matter may be established by a certificate of such Person, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document). The Agent shall be fully justified in failing or refusing to take or continue to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks (or to the extent specifically provided herein, of all of the Banks) as it deems appropriate. The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                 SECTION 9.06. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Bank or a Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such notice, the Agent shall give prompt notice thereof to the Banks.





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                                                                             106


                 SECTION 9.07. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, representatives, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or any other such Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers, made its own analysis of all legal matters relating to the Loan Documents and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, legal analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and will make such investigation as it deems necessary to inform itself as to the business, Assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. In each instance where a Loan Document provides that the Company or a Borrower shall furnish to the Agent copies or counterparts for each Bank of any notice, report or other document, the Agent shall, promptly upon receipt thereof, furnish to the Banks the copies or counterparts thereof so received. Except as provided in the preceding sentence and except for any other notices, reports and other documents expressly required by the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers which is presently or may hereafter come into the possession of the Agent or any of its officers, directors, employees, agents, representatives, attorneys-in-fact or Affiliates, or with any other reports, notices or information of any nature.





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                 SECTION 9.08.  Indemnification.  The Banks agree to reimburse and indemnify the Agent in its capacity as such and its directors, officers, employees, agents and Affiliates (to the extent not reimbursed by the Borrowers and without limitation of the obligations of the Borrowers to do so) Pro Rata (or if the Total Commitment has been terminated, based on the amounts of their respective outstanding Loans, and if furthermore all Loans have been repaid, their respective Commitments immediately prior to such termination and repayment) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person) in connection with any investigative, administrative or judicial proceeding commenced or threatened (whether or not the Agent or such other Person shall be designated a party thereto) which may at any time (including without limitation at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in its capacity as such or such other Person in any way relating to or arising out of this Agreement or any other Loan Documents or other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agent or such other Person under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries, provided that no Bank shall be liable to the Agent or any such other Person for the payment of any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting solely from the negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. The agreements in this
Section 9.08 shall survive the payment of all the Loans and Reimbursement Obligations.

                 SECTION 9.09. Agent In Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks,"





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"holders of Notes" and like terms shall include the Agent in its individual capacity.

                 SECTION 9.10. Successor Agent. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Company. The Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to the Agent, the other Banks and the Company. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrowers (provided no Event of Default shall have occurred and be continuing at such time), which consent will not be unreasonably withheld. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after such notice of resignation or within 10 days after such notice of removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, subject to the consent of the Borrowers (provided no Event of Default shall have occurred and be continuing at such time), which consent will not be unreasonably withheld. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties as Agent under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to the Agent shall be given to each Bank, and all payments to be made to the Agent shall be made directly to the Borrower or Bank for whose account such payment is made.

                 SECTION 9.11. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Borrower, to recover such amount from such Borrower.

                 SECTION 9.12. Holders of Notes. The Agent may deem and treat the Bank which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until an Assignment Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section 10.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Bank shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Bank or of any Note or Notes issued in exchange therefor.

                 SECTION 9.13. Agent's Fee. The Company agrees to pay to the Agent, for its individual account, a nonrefundable Agent's fee in an amount and at such time or times as the Agent and the Company have heretofore agreed in the Fee Letter.

                 SECTION 9.14. Funding by Agent. Unless the Agent shall have been notified in writing by any Bank not later than (1) in the case of Euro-Rate Loans, the close of business on the day before the day on which such Loans are requested by a Borrower to be made or (2) in the case of Base Rate Loans, 1:00 p.m. on the date such loans are requested by a Borrower to be made, that such Bank will not make its Pro Rata share of such Loans, the Agent may assume that such Bank will make its Pro Rata share of the Loans, and in reliance-upon such assumption the Agent may (but in no circumstances shall be required to) make available to such Borrower a corresponding amount. If and to the extent that any Bank fails to make such payment to the Agent on such date, such Bank shall pay such amount on demand (or, if such Bank fails to pay such amount on demand, such Borrower shall pay such amount on demand) (such obligations of such Bank and such Borrower being several and not joint), together with interest, for the Agent's own account, for each day until repayment to the Agent from and including the date of the Agent's payment and to and including the date which is two days thereafter at the Federal Funds Effective Rate for each such day, and for each day thereafter (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its office in Dollars in funds immediately available at such Office,





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                                                                             110


without set-off, withholding, counterclaim or other deduction of any nature.

                 SECTION 9.15. The Syndication Agent and the Documentation Agent. Neither of the two Banks identified herein as the "Syndication Agent" and as the "Documentation Agent", respectively, shall have any right, power, obligation, liability, responsibility or duty under the Loan Documents other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, upon either of the two Banks so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


                                   ARTICLE X

                                 Miscellaneous

                 SECTION 10.01. Holidays. Unless specifically otherwise provided herein or therein, whenever any payment or action to be made or taken under any Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 SECTION 10.02. Records. The unpaid principal amount of the Loans owing to each Bank, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Current Commitment, and the accrued and unpaid Facility Fees, Utilization Fees and Letter of Credit fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                 SECTION 10.03. Amendments and Waivers. Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Subject to the consent of the requisite Banks as hereinafter provided, the Agent and the Borrower or Borrowers may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, or changing in any manner the rights and duties of, any or all of the Borrowers, the Agent or any

Bank. Any such amendment, modification or supplement made by the Borrower(s) and the Agent in accordance with the provisions of this Section shall be binding upon each Borrower, each Bank and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

                 (a) Increase the Commitment of any Bank over the amount thereof then in effect, extend any Maturity Date or extend the Expiration Date other than as provided in Section 2.02, amend Section 2.02, or amend or waive any of the provisions of Section 5.01, Section 5.02(b), Section 5.02(c) or Section 5.02(d), in each case without the written consent of each Bank affected thereby;

                 (b) Reduce the principal amount of or extend the time for any scheduled payment of principal of any Loan, or reduce the rate or amount of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee, Utilization Fee or Letter of Credit fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Bank affected thereby;

                 (c) Change the definition of "Required Banks" or "Pro Rata," release the obligations of the Company under the Guaranty or amend the Guaranty so as to reduce such obligations, amend Section 2.01 or
         Section 2.07 so as to increase the Total Commitment or amend Section 2.11(a), Section 10.13, Section 10.14(a) or this Section 10.03, without the written consent of all the Banks; or

                 (d) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

and provided, further, that Commitment Assumptions and Assignment Supplements may be entered into in the manner provided in Section 2.07 and Section 10.14 hereof. Any such amendment, modification, supplement or waiver must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                 SECTION 10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have hereunder or thereunder, at Law, in equity or otherwise.

                 SECTION 10.05.  Notices.

                 (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "Notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first class mail, or by nationally recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party as follows (in all cases with postage or other charges prepaid):

                          (i) if to the Company, to Advanta Corp., 300 Welsh Road, Building 4, Horsham, PA 19044, Attention of R. Alan Lindsay (Telecopy No. 215-830-6403 and Telephone No. 215-830-6442), with copy to 300 Welsh Road, Building 5, Horsham, PA 19044, Attention of Gene S. Schneyer (Telecopy No. 215-784-5350 and Telephone No. 215-784-5343);

                          (ii) if to ANB or to AUS, to Advanta National Bank or Advanta National Bank USA, as the case may be, 501 Carr Road, Wilmington, DE 19809, Attention of Ronald V. Samuels (Telecopy No. 302-791-6540 and Telephone No. 302-791-4400),
                 with copy to 300 Welsh Road, Building 5, Horsham, PA 19044, Attention of Gene S. Schneyer (Telecopy No. 215-784-5350 and Telephone No. 215-784-5343);

                          (iii) if to the Agent, to Chemical Bank Agency
                 Services Corporation, Grand Central Tower, 140 East 45th Street, New York, NY 10017, Attention of Janet Belden (Telecopy No. 212-622-0122 and Telephone No. 212-622-0011);
                 and

                          (iv) if to a Bank, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Agent by such Bank in connection with the execution of this Agreement or the Assignment Supplement pursuant to which such Bank became a party hereto.

Any such properly given notice to the Agent or any Bank shall be effective when received. Any such properly given notice to a Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally recognized overnight courier, or three Business Days after deposit in the mail.

                 (b) Any Bank giving any notice to a Borrower or any other party hereto shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

                 (c) The Agent and each Bank may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of any Borrower, and neither the Agent nor any Bank shall have any duty to verify the identity or authority of any Person giving such notice.

                 SECTION 10.06.  Expenses; Taxes; Indemnity.

                          (a)  The Company agrees to pay or cause to be paid
and to save the Agent and each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including internal counsel for the Agent or any Bank, local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs, and with respect to expenses of the Agent's counsel, subject to the letter agreement dated June 14, 1996 among the Borrowers, The Chase Manhattan Bank and Chase Securities Inc.) incurred by the Agent or any Bank from time to time arising from or relating to (i) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (ii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent or any Bank, and any litigation, proceeding (including any bankruptcy or receivership proceeding), dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                 (b) The Company hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Banks to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Company agrees to save the Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                 (c) The Company hereby agrees to reimburse and indemnify each of the Agent, the Banks, and their respective Affiliates, officers, directors, employees, attorneys and agents (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party, including internal counsel, in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document or any transaction from time to time contemplated hereby or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan and (without in any way limiting the generality of the foregoing) including any violation or breach of any Environmental Law or any other Law by the Company or any Subsidiary of the Company or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Agent or any Bank of any of its rights or remedies under this Agreement; but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the negligence or willful misconduct of such Indemnified Party, or the unexcused breach by such Indemnified Party of its obligations under this Agreement or any other Loan Document, in each case as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Company under this subsection (c) or any other indemnification obligation of the Company hereunder are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                 SECTION 10.07. Severability. The provisions of the Loan Documents are intended to be severable. If any provision of any Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions of such Loan Document in any jurisdiction.

                 SECTION 10.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                 SECTION 10.09. Duration; Survival. All representations and warranties contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Bank, the making of any Loan, or any other event or condition whatever. The Agent and the Banks acknowledge that, as of the date hereof, none of the Borrowers has made any representation or warranty which is not contained in a Loan Document. All covenants and agreements contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as any of the Borrowers may borrow hereunder and until payment in full of all obligations of the Borrowers hereunder and thereunder. Without limitation, all obligations of the Borrowers hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Bank shall survive the payment in full of all other obligations hereunder and thereunder, termination of the Borrowers' right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Bank to make payments to or indemnify the Agent shall survive payment in full by the Borrowers of all said obligations, termination of the Borrowers' right to borrow hereunder, and all other events and conditions whatever.

                 SECTION 10.10. Counterparts. This Agreement and the Guaranty Agreement may be executed in any number of counterparts, and by the different parties hereto and thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 SECTION 10.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrowers shall not be required to make any payment to or for the account of any Bank, and each Bank shall refund any payment made by a Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Bank.





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                                                                             117


                 SECTION 10.12. Set-Off. Each Borrower hereby agrees that, to the fullest extent permitted by Law, if an Event of Default or Potential
Default shall have occurred and be continuing or shall exist and if any obligation of such Borrower hereunder or under any other Loan Document shall be due and payable (on a Maturity Date, Expiration Date, by acceleration or otherwise), each Bank shall have the right, without notice to such Borrower, to set-off against and to appropriate and apply to such obligation any Indebtedness, liability or obligation of any nature owing to such Borrower by such Bank, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Borrower with such Bank. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Bank or any other Person shall have given notice or made any demand to such Borrower or any other Person, whether such Indebtedness, obligation or liability owed to such Borrower is contingent, absolute, matured or unmatured (it being agreed that such Bank may deem such Indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or any other Person. Each Borrower hereby agrees that, to the fullest extent permitted by Law, any Participant and any branch, Subsidiary or Affiliate of any Bank or any Participant shall have the same rights of set-off as a Bank as provided in this Section (regardless of whether such Participant, branch, Subsidiary or Affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's-lien and all other rights and remedies which any Bank (or any such Participant, branch, Subsidiary or Affiliate) may otherwise have under this Agreement or any other Loan Document, at Law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or banker's-lien of any such Person.

                 SECTION 10.13. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans (other than Competitive Loans), interest thereon, L/C Obligations (other than Competitive L/C Obligations),

Reimbursement Obligations (other than those relating to Competitive L/Cs) or any other obligation contemplated by this Agreement or another Loan Document to be made by a Borrower Pro Rata to all Banks or to any set of Banks (for example, Tranche A or Tranche B Banks) (such Banks or set of Banks being referred to as the "Sharing Banks") in greater proportion than any such amount received by any other Sharing Bank, then the Bank receiving such proportionately greater payment shall notify each other Sharing Bank and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Sharing Banks. The Bank or Banks receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Sharing Banks a participation in the applicable obligations owed to such other Sharing Banks in such amount as shall result in a ratable sharing by all Sharing Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other similar amounts, if any, required by Law to be paid by the Bank making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Bank hereunder.

            SECTION 10.14.  Successors and Assigns; Participations; Assignments.

                 (a) Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Banks, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations hereunder or thereunder or interests herein or therein without the prior written consent of all the Banks and the Agent, and any purported assignment without such consent shall be void.

                 (b) Participations. Any Bank may, in the ordinary course of its business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment under Tranche A or Tranche B and the Loans owing to it and any Note held by it); provided, that

                 (i) any such Bank's obligations under this Agreement shall remain unchanged,

                 (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                 (iii) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and

                 (iv) such Participant shall be bound by the provisions of
         Section 10.13 hereof.

         The Borrowers agree that any such Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 10.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                 (c) Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of both its Tranche A Commitment and Tranche B Commitment and Loans owing to it and any Note held by it)(such Bank a "Transferor Bank") to any Bank, any Affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); Provided, that

                 (i) any such assignment to a Purchasing Bank which is not a Bank or an Affiliate of a Bank shall be made only with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld or delayed), provided, however, that the consent of the Company required by this Subsection (i) of

         Section 10.14(c) shall not be required at any time during the occurrence, continuance, or existence of an Event of Default or Potential Default,

                 (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, it will assign the same portion of its Commitments, rights and obligations under each Tranche to the Purchasing Bank, and such Transferor Bank shall retain, after such assignment, a minimum principal amount of $5,000,000 of its Commitment and Loans then outstanding under each Tranche, and such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Commitments and Loans then outstanding,

                 (iii) each such assignment shall be of a constant, and not a varying, percentage of all of the Transferor Bank's rights and obligations under this Agreement and the other Loan Documents, and

                 (iv) each such assignment shall be made pursuant to an Assignment Supplement in substantially the form of Exhibit G to this Agreement, duly completed (an "Assignment Supplement").

By executing and delivering an Assignment Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows:

                 (i) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (A) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (B) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, this Agreement or any other Loan Document, or
         (C) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                 (ii) The Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (A) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Borrower, (B) the business, operations, condition (financial or otherwise) or prospects of the Borrowers or any other Person, or (C) the existence of any Event of Default or Potential Default.

                 (iii) Each Purchasing Bank confirms that it has received a copy of this Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Sections 4.03 through 4.05 hereof, the most recent financial statements delivered pursuant to Section 6.01 hereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into an Assignment Supplement. Each Purchasing Bank confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Bank or any other Bank.

                 (iv) Each Purchasing Bank, independently and without reliance upon the Agent, the Transferor Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with this Agreement or any other Loan Document.

                 (v) Each Purchasing Bank irrevocably appoints the Agent to act as Agent for such Purchasing Bank under this Agreement and the other Loan Documents, all in accordance with Article IX hereof and the other provisions of this Agreement and the other Loan Documents.

                 (vi) Each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms hereof and the other Loan Documents are required to be performed by it as a Bank.

In order to effect any such assignment, the Transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Assignment Supplement (which shall be signed on behalf of the Purchasing Bank and the Transferor

Bank and shall include the effective date of such assignment (the "Assignment Effective Date"), the portion of the Commitment and Loans under each Tranche being assigned, the legal name of the Purchasing Bank and the consents required in the first clause (i) of this Section 10.14(c), together with an Administrative Questionnaire completed by the Purchasing Bank (if it shall not be a Bank), any Notes subject to such assignment and a processing and recording fee of $2,000 (such fee not to apply to an assignment by a Bank to its own Affiliate). Upon receipt thereof, the Agent shall accept such Assignment Supplement and shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Assignment Effective Date specified in such Assignment Supplement

                 (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Assignment Supplement, shall have the rights and obligations of a Bank hereunder, and

                 (y) the Transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Assignment Supplement covering all or the remaining portion of a Transferor Bank's rights and obligations under this Agreement, such Transferor Bank shall cease to be a party to this Agreement) from and after the Assignment Effective Date.

On or prior to the Assignment Effective Date specified in an Assignment Supplement, the Borrowers, at their expense, shall execute and deliver to the Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Commitment or Loans and (for delivery to the Transferor Bank) replacement Notes in the principal amount of the Loans or Commitment retained by the Transferor Bank (such Notes to be in exchange for, but not in payment of, those Notes then held by such Transferor Bank). Each such replacement Note shall be dated the date of, and be substantially in the form of, the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Company. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

                 (d) Register. The Agent shall maintain at its Office a copy of each Assignment Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank under each Tranche from time to time. The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Agent and the Banks may treat each Person whose name is Recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Financial and Other Information. Subject to the provisions of the second sentence of this Section 10.14(e), the Borrowers authorize the Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information in the possession of the Agent or such Bank, as the case may be, concerning the Company and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrowers in connection with this Agreement or the Agent's or such Bank's credit evaluation of the Borrowers and their respective Subsidiaries and Affiliates. Each Bank and the Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which any one or more of the Banks is a party or (vi) to any assignee or Participant (or prospective assignee or Participant) so long as such assignee or Participant (or prospective assignee or Participant) first executes and delivers to the respective Bank a confidentiality agreement in such form and substance as is customary in transactions of this type and consistent with this Section; provided, further, that, unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process; and provided, finally, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrowers. Each Bank agrees that it will not use any non-public information supplied to it by the Borrowers pursuant to this Agreement for any purpose unrelated to this Agreement and the Loans. At the request of any Bank, the Company, at its expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Assignment Supplement.

                 (f) Assignments to Federal Reserve Bank. Notwithstanding any other provision contained herein, any Bank may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the Transferor Bank from its obligations hereunder.

                 SECTION 10.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

                 (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                 (b) Certain Waivers. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK, NEW YORK, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                 (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER;

                 (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 10.05 HEREOF (TO THE ATTENTION OF "GENERAL COUNSEL"), AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                 (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED
         LITIGATION.

                 (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY BORROWER AGAINST THE AGENT, ANY BANK OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



                                       ADVANTA CORP., as Borrower,


                                       by  /s/ David D. Wesselink
                                           -------------------------

                                       Name:  David D. Wesselink
                                       Title: Senior Vice President
                                              and Chief Financial
                                              Officer


                                       ADVANTA NATIONAL BANK, as Borrower,


                                       by  /s/ Jeffrey D. Beck
                                          -------------------------

                                       Name:  Jeffrey D. Beck
                                       Title: Senior Vice President
                                              and Treasurer


                                       ADVANTA NATIONAL BANK USA, as Borrower,


                                       by  /s/ Jeffrey D. Beck
                                          --------------------------

                                       Name:  Jeffrey D. Beck
                                       Title: Senior Vice President
                                              and Treasurer

                                       THE CHASE MANHATTAN BANK,
                                       individually and as Agent,

                                       by  /s/ Susan F. Herzog
                                           -------------------------

                                       Name:  Susan F. Herzog
                                       Title: Vice President


                                       NATIONSBANK OF TEXAS, N.A.,

                                       by  /s/ Patrick K. Doyle
                                          -------------------------

                                       Name:  Patrick K. Doyle
                                       Title: Senior Vice President


                                       PNC BANK, NATIONAL ASSOCIATION,

                                       by  /s/ Robert E. Bjorhus, Jr
                                          ----------------------------
                                       Name:  Robert E. Bjorhus, Jr.
                                       Title: Vice President


                                       BANK OF AMERICA ILLINOIS,

                                       by  /s/ Mark N. Hurley
                                          -------------------------

                                       Name:   Mark N. Hurley
                                       Title:  Managing Director


                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                       by  /s/ Mark R. Marron
                                          ---------------------------
                                       Name:   M. R. Marron
                                       Title:  Vice President


                                       UNION BANK OF CALIFORNIA, N.A.,

                                       by  /s/ Alison A. Mason
                                          -------------------------

                                       Name:   Alison A. Mason
                                       Title:  Vice President

                                       CIBC INC.,

                                       by  /s/ Lu Ann Bowers
                                          -------------------------

                                       Name:   Lu Ann Bowers
                                       Title:  Authorized Signatory

                                       COMMERZBANK AKTIENGESELLSCHAFT,

                                       by  /s/ A. Campbell
                                         -------------------------

                                       Name:   A. Campbell
                                       Title:  Assistant Cashier

                                       by  /s/ Juergen Schmieding
                                          -------------------------
                                       Name:   Juergen Schmieding
                                       Title:  Vice President


                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK,

                                       by  /s/ Andrew D. Brown
                                         -----------------------

                                       Name:   Andrew D. Brown
                                       Title:  Vice President


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                       CAYMAN ISLANDS BRANCH

                                       by  /s/ Marc A. G. Gorr
                                          ------------------------

                                       Name:   Marc A. G. Gorr
                                       Title:  Assistant Vice President

                                       by  /s/ Dale F. Oberst
                                          -------------------------

                                       Name:   Dale F. Oberst
                                       Title:  Associate

                                       THE FIRST NATIONAL BANK OF CHICAGO,

                                       by  /s/ John Ide
                                          -------------------------

                                       Name:   John Ide
                                       Title:  Authorized Agent


                                       BANKERS TRUST COMPANY,

                                       by  /s/ Cynthia Berge O'Keeffe
                                          -----------------------------
                                       Name:   Cynthia Berge O'Keeffe
                                       Title:  Managing Director


                                       BARCLAYS BANK PLC,

                                       by  /s/ Karen M. Wagner
                                          -------------------------

                                       Name:   Karen M. Wagner
                                       Title:  Associate Director


                                       CAISSE NATIONALE DE CREDIT AGRICOLE,

                                       by  /s/ Katherine L. Abbott
                                          --------------------------

                                       Name:   Katherine L. Abbott
                                       Title:  First Vice President


                                       CORESTATES BANK,

                                       by  /s/ Ward S. Johnson
                                          -------------------------

                                       Name:   Ward S. Johnson
                                       Title:  Vice President

                                       CREDIT LYONNAIS NEW YORK BRANCH,

                                       by  /s/ Renaud d'Herbes
                                          -------------------------

                                       Name:   Renaud d'Herbes
                                       Title:  Senior Vice President


                                       DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,

                                       by  /s/ Karen A. Brinkman
                                          -------------------------

                                       Name:   Karen A. Brinkman
                                       Title:  Vice President

                                       by  /s/ Robert B. Herber
                                          -------------------------

                                       Name:   Robert B. Herber
                                       Title:  Vice President


                                       DRESDNER BANK AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES,

                                       by  /s/ Robert Grella
                                          -------------------------

                                       Name:   Robert Grella
                                       Title:  Vice President

                                       by  /s/ Ulrich Kahlow
                                         -------------------------

                                       Name:   Ulrich Kahlow
                                       Title:  Vice President


                                       FIRST HAWAIIAN BANK,

                                       by  /s/ Kathryn A. Plumb
                                          -------------------------

                                       Name:   Kathryn A. Plumb
                                       Title:  Vice President

                                       FLEET BANK, N.A.

                                       by  /s/ Stephanie Wilson-Flaherty
                                          --------------------------------

                                       Name:   Stephanie Wilson-Flaherty
                                       Title:  Vice President


                                       HARRIS TRUST AND SAVINGS BANK,

                                       by  /s/ Patrick A. Horne
                                          -------------------------

                                       Name:   Patrick A. Horne
                                       Title:  Vice President


                                       LASALLE NATIONAL BANK,

                                       by  /s/ David C. Schmidt
                                          -------------------------

                                       Name:   David C. Schmidt
                                       Title:  Assistant Vice President


                                       LLOYDS BANK PLC,

                                       by  /s/ Windsor R. Davies
                                          --------------------------

                                       Name:   Windsor R. Davies
                                       Title:  Vice President & Manager

                                       by  /s/ Stephen J. Attree
                                         -------------------------

                                       Name:   Stephen J. Attree
                                       Title:  Assistant Vice President


                                       MELLON BANK, N.A.,

                                       by  /s/ Donald G. Cassidy, Jr.
                                          -----------------------------
                                       Name:   Donald G. Cassidy, Jr.
                                       Title:  First Vice President

                                       SOCIETE GENERALE,

                                       by  /s/ Emilio Martinez
                                          -------------------------

                                       Name:   Emilio Martinez
                                       Title:  Vice President


                                       SWISS BANK CORPORATION,
                                       NEW YORK BRANCH

                                       by  /s/ Thomas R. Salzano
                                          -------------------------

                                       Name:   Thomas R. Salzano
                                       Title:  Associate Director
                                               Banking Finance Support, N.A.

                                       by  /s/ Thomas Eggenschwiler
                                          ---------------------------

                                       Name:   Thomas Eggenschwiler
                                       Title:  Executive Director
                                               Credit Risk Management


                                       THE BANK OF NEW YORK,

                                       by  /s/ David J. Lucey
                                         -------------------------

                                       Name:   David J. Lucey
                                       Title:  Vice President


                                       FIRST NATIONAL BANK OF MARYLAND,

                                       by  /s/ Clinton S. Lucas
                                          -------------------------

                                       Name:   Clinton S. Lucas
                                       Title:  Vice President

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                       by  /s/ Takeshi Kawano
                                          -------------------------

                                       Name:   Takeshi Kawano
                                       Title:  Senior Vice President


                                       THE SUMITOMO BANK, LIMITED,

                                       by  /s/ Yoshinori Kawamura
                                          -------------------------

                                       Name:   Yoshinori Kawamura
                                       Title:  Joint General Manager

                                       UNION BANK OF SWITZERLAND,
                                       NEW YORK BRANCH,

                                       by  /s/ Richard W. Fortney
                                          -------------------------

                                       Name:  Richard W. Fortney
                                       Title: Managing Director

                                       by  /s/ Jenni Capellen
                                          --------------------------

                                       Name:  Jenni Capellen
                                       Title: FDBK


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH

                                       by  /s/ Lillian Tung Lum
                                          --------------------------

                                       Name:  Lillian Tung Lum
                                       Title: Vice President

                                       by  /s/ Laura Spichiger
                                          ---------------------------

                                       Name:  Laura Spichiger
                                       Title: Associate

                                                                       EXHIBIT A

                         FORM OF REVOLVING CREDIT NOTE


$[Revolving Credit Commitment]                                New York, New York
                                                            [            ], 1996


                 FOR VALUE RECEIVED, the undersigned [          ], a [     ]

(the "Borrower"), hereby promises to pay to the order of [              ] (the
"Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on (i) each Maturity Date (as defined in the
Revolving Credit and Competitive Loan Agreement dated as of [            ], 1996
(the "Credit Agreement"), among Advanta Corp., Advanta National Bank, Advanta National Bank USA, the lenders from time to time party thereto and The Chase Manhattan Bank, as Agent), the aggregate unpaid principal amount of each [Tranche A] [Tranche B] Revolving Loan (as defined in the Credit Agreement) to which such Maturity Date applies and (ii) on the [Tranche A] [Tranche B] Expiration Date (as defined in the Credit Agreement) the lesser of the principal
sum of [          ] DOLLARS ($       ) and the aggregate unpaid principal amount
of all [Tranche A] [Tranche B] Revolving Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

                 The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                 The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Revolving Credit Note.

                 This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                          [                          ]

                                           by
                                             -------------------------
                                             Name:
                                             Title:

                               Loans and Payments


                                                                             Unpaid          Name of
                                                      Payments              Principal         Person
                                 Maturity        -----------------         Balance of         Making
     Date      Amount of Loan      Date          Principal Interest           Note           Notation
     ----      --------------    --------        ------------------        -----------       --------

                                                                       EXHIBIT B
                            FORM OF COMPETITIVE NOTE


                                                              New York, New York
                                                            [            ], 1996


                 FOR VALUE RECEIVED, the undersigned [          ], a [     ]
(the "Borrower"), hereby promises to pay to the order of [         ] (the
"Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on (i) each Maturity Date (as defined in the
Revolving Credit and Competitive Loan Agreement dated as of [            ], 1996
(the "Credit Agreement"), among Advanta Corp., Advanta National Bank, Advanta National Bank USA, the lenders from time to time party thereto and The Chase Manhattan Bank, as Agent), the aggregate unpaid principal amount of each [Tranche A] [Tranche B] Competitive Loan (as defined in the Credit Agreement) to which such Maturity Date applies and (ii) on the [Tranche A] [Tranche B] Expiration Date (as defined in the Credit Agreement) the aggregate unpaid principal amount of all [Tranche A] [Tranche B] Competitive Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

                 The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                 The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Competitive Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Competitive Note.

                 This Competitive Note is one of the Competitive Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS COMPETITIVE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                                   [                          ]

                                                     by
                                                        -----------------------
                                                        Name:
                                                        Title:

                               Loans and Payments


                                                                             Unpaid          Name of
                                                      Payments              Principal         Person
                                 Maturity        -----------------         Balance of         Making
     Date      Amount of Loan      Date          Principal Interest           Note           Notation
     ----      --------------    --------        ------------------        -----------       --------

                                                                       EXHIBIT C
                              FORM OF LOAN REQUEST


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996 (the "Credit Agreement") (terms
defined in the Credit Agreement are used herein as therein defined), among Advanta Corp., Advanta National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent, and hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, irrevocably, that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement (the "Proposed Borrowing"), and in connection therewith sets forth the following information relating to such Revolving Credit Borrowing as required by Section 2.05 of the Credit Agreement:

                 (i) The Proposed Borrowing is to be a [Tranche A] [Tranche B] Borrowing;

                 (ii)  The Business Day on which the Proposed Borrowing is to
         be made is             , 199 ;

                 (iii) The Interest Rate Option applicable to the Proposed Borrowing is the [Base Rate Option] [Euro-Rate Option];

                 (iv)  The Interest Period to apply to the Proposed Borrowing
         is [     days] [   months] and the Maturity Date applicable to such
         Borrowing is [     ], 19__; and

                 (v)      The aggregate principal amount of the Proposed
         Borrowing is $         .



                                       Very truly yours,

                                       [NAME OF BORROWER]

                                          by
                                             ---------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT D-1


                        FORM OF COMPETITIVE BID REQUEST


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 2.03(a) of the Credit Agreement, the undersigned hereby requests quotes for the following [Euro-Rate] [Fixed Rate] Competitive Loans under the [Tranche A] [Tranche B] Facility:


                                              Loan 1               Loan 2               Loan 3
 Aggregate Principal Amount           $                     $                    $

 Borrowing Date

 Interest Period (1)

 Maturity Date (2)

 Interest Payment Dates

 Prepayable (yes/no)




                                       Very truly yours,

                                       [NAME OF BORROWER]

                                         by
                                            --------------------
                                            Name:
                                            Title:






- ----------------------------------

     (1)  Not to extend beyond the Expiration Date for the relevant Tranche.

     (2)  Insert last day of Interest Period.

                                                                     EXHIBIT D-2
                            FORM OF COMPETITIVE BID


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 2.03 of the Credit Agreement, in response
   to the Competitive Bid Request made by [name of Borrower] on [            ],
19__, the undersigned Bank hereby
offers to make Competitive Loans in the following amounts with the following terms:


 Borrowing Date:                          Aggregate Maximum Amount:  $_______

          ____________, ____

 Maturity Date 1:                          Maximum Amount: $__________
                                           $ ______ offered at ______*
         ____________, ____                $ ______ offered at ______*



 Maturity Date 2:                          Maximum Amount: $__________
                                           $ ______ offered at ______*
         ____________, ____                $ ______ offered at ______*



 Maturity Date 3:                          Maximum Amount: $__________
                                           $ ______ offered at ______*
         ____________, ____                $ ______ offered at ______*






                                       Very truly yours,

                                       [NAME OF BANK]

                                          by
                                           ---------------------------
                                            Name:
                                            Title:






- ---------------------------------

     * Insert the interest rate offered for the specified loan amount. In the case of Euro-Rate Competitive Loans, insert a Margin bid. In the case of Fixed Rate Competitive Loans, insert a Fixed Rate bid.

                                                                     EXHIBIT D-3
                      FORM OF COMPETITIVE BID CONFIRMATION


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 2.03(d) of the Credit Agreement, the undersigned hereby accepts and confirms the offers by Bank(s) to make Competitive Loans to the undersigned on _________________, ______ [Competitive Loan Borrowing Date] under Section 2.03 in the (respective) amounts(s) and at the rates set forth on the attached list of Competitive Bids.

                                       Very truly yours,

                                       [NAME OF BORROWER]

                                          by
                                            ---------------------------
                                            Name:
                                            Title:





[The Borrower must attach Competitive Bid list prepared by Agent with accepted amount entered by the Borrower to the right of each Competitive Bid].

                                                                     EXHIBIT E-1
                        FORM OF COMPETITIVE L/C REQUEST


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 3.05(a) of the Credit Agreement, the undersigned hereby requests bids from Competitive L/C Issuers with a minimum L/C Rating of ______ for the following [Tranche A] [Tranche B] Competitive L/C:


 Face Amount                                       $

 Issue Date

 Expiration Date

 Beneficiary

                 The Letter of Credit will be used for [describe purpose].

                                       Very truly yours,

                                       [NAME OF BORROWER]

                                          by
                                             --------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT E-2
                         FORM OF COMPETITIVE L/C OFFER


                                                                          [Date]


The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, certain Banks party thereto and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 3.05(b) of the Credit Agreement, in
response to the Competitive L/C Request made by [name of Borrower] on [     ],
19 __, the undersigned
hereby offers to issue a [Tranche A] [Tranche B] Competitive L/C with the following terms:


 Face Amount                                       $

 Issue Date

 Expiration Date

 Fronting Fee                                      [  ]% per annum

 L/C Fee Payment Dates



                                       Very truly yours,

                                       [NAME OF COMPETITIVE L/C ISSUER]

                                         by
                                            --------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT E-3
                      FORM OF COMPETITIVE L/C CONFIRMATION


                                                                          [Date]


Chase Manhattan Bank, as Agent
270 Park Avenue
New York, NY 10017

Attention:

Ladies & Gentlemen:

                 The undersigned refers to the Revolving Credit and Competitive
Loan Agreement dated as of [            ], 1996, among Advanta Corp., Advanta
National Bank and Advanta National Bank USA, as Borrowers, and Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 Pursuant to Section 3.05(c) of the Credit Agreement, the undersigned hereby accepts and confirms the offer by [name of Competitive L/C Issuer] to issue a Competitive L/C to the undersigned on __________, ___ [date of issuance] under Section 3.05(b) in the aggregate face amount set forth on the attached list of Competitive L/C Offers.

                                       Very truly yours,

                                       [NAME OF BORROWER]

                                         by
                                            --------------------
                                            Name:
                                            Title:






[The Borrower must attach Competitive L/C Offer list prepared by Agent indicating the accepted Competitive L/C Offer].

                       GUARANTY AND SURETYSHIP AGREEMENT

        THIS AGREEMENT, dated as of July 26, 1996, made by ADVANTA CORP., a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK (the "Agent"), as agent for the Banks (as hereinafter defined).

                                   Recitals:

        A. Advanta National Bank, a national banking association ("ANB"), Advanta National Bank USA, a national banking association ("AUS", and, together with ANB, the "Borrowers") and the Guarantor have entered into a Revolving Credit and Competitive Loan Agreement of substantially even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement") with the lenders party thereto from time to time (each a "Bank" and, collectively, the "Banks") and the Agent. The Guarantor, as owner of all of the understanding shares of stock of each Borrower, will derive substantial direct and indirect benefit from the Loans to be made to each Borrower under the Credit Agreement.

        B. The Agent, the Banks and each L/C Issuer shall be referred to herein, individually, each as a "Credit Party," and collectively, as the "Credit Parties".

        C. It is a condition precedent to the extension of credit under the Credit Agreement that the Guarantor execute and deliver this Agreement. This Agreement is made by the Guarantor among other things to induce the Credit Parties to enter into the Loan Documents and to induce the Banks to extend credit under the Credit Agreement.

        D. The Guarantor acknowledges that the Credit Parties have relied and will rely on this Agreement in entering into the Loan Documents (as defined in the Credit Agreement) and extending credit under the Credit Agreement. The Guarantor further acknowledges that it has, independently and without reliance upon any Credit Party or any representation by or other information from any Credit Party, made its own credit analysis and decision to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Guarantor hereby agrees as follows:


                                   ARTICLE I
                                  DEFINITIONS


          1.01. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the term "Guaranteed Obligations" shall have the following meaning:

          "Guaranteed Obligations" shall mean all obligations from time to time of the Borrowers to any Credit Party under or in connection with any Loan Document (and whether under the Tranche A Facility, the Tranche B Facility or otherwise), including all obligations to pay principal, interest, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding).


                                   ARTICLE II
                            GUARANTY AND SURETYSHIP


          2.01. Guaranty and Suretyship. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. This Agreement is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against either Borrower or any other Person or any other event or circumstance. The obligations of the Guarantor under this Agreement are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against either Borrower or any other Person or whether either Borrower or any other Person is joined in any such action or actions.

          2.02. Obligations Absolute. The Guarantor agrees that, to the fullest extent permitted by Law, the Guaranteed accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of any Credit party or any Guarantor under this Agreement shall be absolute, unconditional and irrevocable, irrespective of any of the following:

          (a) any lack of legality, validity, enforceability or allowability (in a bankruptcy, receivership, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, or any Loan Document or any of the Guaranteed Obligations;

          (b) any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted, but including without limitation, pursuant to any increase in commitments pursuant to Section 2.07(c) of the Credit Agreement); any change in the time, manner, method or place or payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment to, or refinancing or refunding or, any Loan Document or any of the Guaranteed Obligations;

          (c) any impairment by any Credit Party or any other Person of any recourse of the Guarantor against a borrower or any other Person; any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any impairment by the exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against a Borrower or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against (including collections resulting from realization upon Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;

        (d) any taking, exchange, amendment, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of or any enforcement of, realization upon, or exercise of failure, omission, breach, default, delay or wrongful action by any Credit Party or any other Person in connection with, or any other action or inaction by any Credit Party or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person;

        (e) any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in , restructuring or termination of the corporate structure or existence of, either Borrower or any other Person; any receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to either Borrower or any other Person; or any action taken or election made by any Credit Party (including any election under Section 1111 (b) (2) of the United States Bankruptcy Code), either Borrower or any other Person in connection with any such proceeding;

           (f) any defense, setoff or counterclaim (including any defense or failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to either Borrower or any other
     Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of either Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations; or

           (g) any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, a Borrower, the Guarantor, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.

           2.03. Waivers, etc. To the fullest extent permitted by law, the Guarantor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 2.02. Without limitation, the Guarantor waives each of the following:

           (a) all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantor, including (i) any notice of any event or circumstance described in Section 2.02, (ii) any notice required by any Law now or hereafter in effect in any jurisdiction, (iii) any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations, (iv) any notice of the incurrence of any Guaranteed Obligation,

        (v) any notice of any default or any failure on the part of a Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations, and (vi) any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of either Borrower or any other
        Person:

                (b) any right to any marshalling of assets, to the filing of any claim against either Borrower or any other Person in the event of any receivership, bankruptcy,. insolvency, reorganization, dissolution or similar proceeding, or to the exercise against either Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of any Credit Party or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantor receive notice of such acceptance; and

                (c) any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or similar laws), or by reason of any election of remedies or other action or inaction by any Credit Party (including commencement or completion of any judicial preceding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of any Credit Party to seek a deficiency against a Borrower or any other Person, or which otherwise discharges or impairs any of the Guaranteed Obligations or any recourse of the Guarantor against a Borrower or any other Person.

                2.04. Reinstatement. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the

Guaranteed Obligations is avoided, rescinded or must otherwise be returned by any Credit Party for any reason, all as though such payment had not been made.

        2.05. No Stay. Without limitation of any other provision of this Agreement, if any acceleration of the time for payment of performance of any Guaranteed Obligation, or any condition to any such acceleration, shall at any time be stayed, enjoined or prevented for any reason (including stay or injunction resulting from the pendency against a Borrower or any other Person of a receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, such Guaranteed Obligation shall be deemed to have been accelerated, and such condition to acceleration shall be deemed to have been met.

        2.06. Payments. All payments to be made by the Guarantor pursuant to this Agreement shall be made at the times and in the manner prescribed for payments in Article II of the Credit Agreement, without setoff, counterclaim, withholding or other deduction of any nature.

        2.07. Subrogation, etc. Any rights which the Guarantor may have or acquire by way of subrogation, reimbursement, exoneration, contribution or indemnity, and any similar rights (whether arising by operation of law, by agreement or otherwise), against either Borrower, arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor under or in connection with this Agreement, shall be subordinate in right of payment to the Guaranteed Obligations, and the Guarantor shall not exercise any such rights until all Guaranteed Obligations and all other obligations under this Agreement have been paid in full and all commitments to extend credit under the Loan Documents shall have terminated. If, notwithstanding the foregoing, any amount shall be received by the Guarantor on account of any such rights at any time prior to the time at which all Guaranteed Obligations and all other obligations under this Agreement shall have been paid in full and all commitments to extend credit under the Loan Documents shall have terminated, such amount shall be held by the Guarantor in trust for the benefit of the Credit Parties, segregated from other funds held by the Guarantor, and shall be forthwith delivered to the Agent in the exact form received by the Guarantor (with any necessary endorsement), to be applied to the Guaranteed

Obligations, whether matured or unmatured, in such order as the Agent or the required Banks may elect, or to be held by the Agent as security for the Guaranteed Obligations and disposed of by the Agent in any lawful manner, all as the Agent or the Required banks may elect.

          2.08. Continuing Agreement. This Agreement is a continuing guaranty and shall continue in full force and effect until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 2.04.


          2.09. Limitation on Payments. The parties hereto intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Credit Parties from the Guarantor. Accordingly, notwithstanding any other provision hereof, the Guarantor shall not be required to make any payment made by the Guarantor, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by such Credit Party from the Guarantor. In any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence shall be on the Person claiming that this Section 2.09 applies to limit any obligation of the Guarantor under this Agreement or to require any Credit Party to make any refund, or claiming that this Agreement conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by any Credit Party from the Guarantor, as to each element of such claim. For purposes of the definitions of "Guaranteed Obligations" and "Loan Documents" as used in this Agreement, any provisions in the Loan Documents which have the effect of limiting the obligations of either borrower in order to conform to applicable laws limiting the maximum rate of interest that may be charged or collected by the Credit Parties from such Borrower shall be ignored.

                                  ARTICLE III
                                 MISCELLANEOUS

        3.01.   Amendments, Notices, etc.  Sections 10.01 through 10.10 and
Section 10.15 of the Credit Agreement shall be applicable to this Agreement as if set forth in full herein.

        3.02. Setoff. In the event that any obligation of the Guarantor now or hereafter existing under this Agreement or any other Loan Document shall have become due and payable, each Credit Party shall have the right from time to time, without notice to the Guarantor, to setoff against and apply to such due and payable amount any obligation of any nature of such Credit Party to the Guarantor, including all deposits (whether time or demand, general or special, provisionally or finally credited, however evidenced) now or hereafter maintained by the Guarantor with such Credit Party. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether such obligation to the Guarantor is matured or unmatured.
Nothing in this Agreement or any other Loan Document shall be deemed a waiver or restriction on any right of setoff or banker's lien available to any Credit Party. The Guarantor hereby agrees that any affiliate of a Credit Party, and any holder of a participation in any obligation of the Guarantor under this Agreement, shall have the same rights of setoff as such Credit Party as provided in this Section 3.02 (regardless of whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

        3.03. Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular, the plural and the part the whole; "or" is not exclusive; and "include" means include without limitation (and similarly for similar terms). This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement. Section and other references in this Agreement are to this Agreement unless otherwise specified.

            3.04 Successors and Assigns. This Agreement shall be binding upon the Guarantor and its successors, and shall inure to the benefit of and be enforceable by the Credit Parties and their respective successors and assigns. Without limitation of the foregoing, each Bank (and any successive assignee or transferee) from time to time may, in the manner provided in Section 10.14 of the Credit Agreement, assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed
Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Guaranteed Obligations such other Person shall be vested with all the benefits in respect thereof granted to such Bank in this Agreement or otherwise.


            IN WITNESS WHEREOF, the Guarantor has caused this Agreements to be duly executed and delivered as of the date first above written.


                                                ADVANTA CORP.,

                                                    by
                                                      ---------------------
                                                Name:

                                                Title:




                                                ACCEPTED AND AGREED:

                                                THE CHASE MANHATTAN BANK, as
                                                Agent,

                                                    by
                                                      ---------------------

                                                Name:

                                                Title:

                                                                       EXHIBIT G
                         FORM OF ASSIGNMENT SUPPLEMENT

                 Reference is made to the Revolving Credit and Competitive Loan
Agreement dated as of [               ], 1996, among Advanta Corp., Advanta
National Bank, Advanta National Bank USA, certain Banks party thereto from time to time and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

                 1. The Transferor Bank hereby sells and assigns, without recourse, to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes, without recourse, from the Transferor Bank, effective as of the Assignment Effective Date set forth below, the interests set forth below in the Transferor Bank's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth in the Tranche A Commitment and the Tranche B Commitment of the Transferor Bank on the Assignment Effective Date and the Competitive Loans and Revolving Loans owning to the Transferor Bank which are outstanding on the Assignment Effective Date, together with unpaid interest accrued on the assigned Loans to the Assignment Effective Date and the amount, if any, set forth of the Facility Fee and Utilization Fee accrued to the Assignment Effective Date for the account of the Transferor Bank. Each of the Transferor Bank and the Purchasing Bank hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.14(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Effective Date, (i) the Purchasing Bank shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interest assigned by this Assignment Supplement, have the rights and obligations of a Bank thereunder and (ii) the Transferor Bank shall, to the extent of the interests assigned by this Assignment Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

                 2. This Assignment Supplement is being delivered to the Agent together with (i) if the Purchasing Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.13(c) of the Credit Agreement, duly completed and executed by such Purchasing Bank,
(ii) if the Purchasing Bank is not already a Bank under the Credit Agreement, an Administrative

Questionnaire in the form of Exhibit I to the Credit Agreement, (iii) a processing and recordation fee of $[2,000], (iv) the consent required in clause
(i) of Section 10.14(c), if applicable, and (v) the Transferor Bank's existing Revolving Credit Notes for Tranche A and Tranche B.

                 3. On or prior to the Assignment Effective Date, the Borrowers shall execute and deliver to the Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Commitment or Loans and (for delivery to the Transferor Bank) replacement Notes in the principal amount of the Loans or Commitment retained by the Transferor Bank.

                 4. This Assignment Supplement shall be governed by and construed in accordance with the laws of the State of New York.





Date of Assignment:________________________________________________

Legal Name of Transferor Bank:_____________________________________

Legal Name of Purchasing Bank:_____________________________________

Purchasing Bank's Address for Notices:_____________________________


Assignment Effective Date
(may not be fewer than 5 Business
Days after the Date of Assignment
unless otherwise agreed by the Agent):_____________________________

                                                                            Percentage of Facility and
                                                                           Commitments Assigned (must be
                                                                           the same for each Tranche and
                                                                                set forth, to at
                                            Principal Amount                  least 8 decimals, as
                                             Assigned (and                     a percentage of the
                                              identifying                       Facility and the
                                            information as to                       aggregate
                                              individual                         Commitments of
          Facility                         Competitive Loans                    all Banks thereunder)
          --------                        --------------------                 ---------------------
 Tranche A Commitment Assigned:               $__________                           __________%

 Tranche B Commitment Assigned:               $__________                           __________%

 Revolving Loans:                             $__________                           __________%

 Competitive Loans:                           $__________

 Facility Fees Assigned (if any):             $__________

 Utilization Fees Assigned (if any):          $__________



                                       [NAME OF TRANSFEROR BANK],

                                       by
                                          -----------------------
                                          Name:
                                          Title:


                                       [NAME OF PURCHASING BANK],

                                       by
                                          -----------------------
                                          Name:
                                          Title:



Accepted:
ADVANTA CORP.,

by
  -----------------------
  Name:
  Title:

ADVANTA NATIONAL BANK,

by
  -----------------------
  Name:
  Title:


ADVANTA NATIONAL BANK USA,

by
  -----------------------
  Name:
  Title:


THE CHASE MANHATTAN BANK, as Agent,

by
  ------------------------
  Name:
  Title:

                                                                       EXHIBIT H
                         FORM OF COMMITMENT ASSUMPTION


                                                                          [Date]


         Reference is made to the Revolving Credit and Competitive Loan
Agreement dated as of [          ], 1996, among Advanta Corp., Advanta National
Bank, Advanta National Bank USA, certain Banks party thereto from time to time and The Chase Manhattan Bank, as Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The undersigned [Increasing][Assuming] Bank hereby assumes effective as of the Increase Date set forth below, the Additional Commitment set forth below. The Borrowers hereby confirm satisfaction of the conditions specified in Section 2.07(c)(i) of the Credit Agreement, a copy of which has been received by each such party. From and after the Increase Date, the Assuming Bank (if applicable) shall be a party to, a "Bank" under, and be bound by the provisions of the Credit Agreement and, to the extent of the commitment(s) assumed pursuant to this Commitment Assumption, have the rights and obligations of a Bank thereunder.

         2. This Commitment Assumption is being delivered to the Agent together with (a) the certificates (and opinions, if applicable) specified in
Section 2.07(c)(i)(G) of the Credit Agreement, delivered herewith by the Borrowers, (b) in the case of an Assuming Bank, (i) if such Assuming Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.13(c) of the Credit Agreement, duly completed and executed by such Assuming Bank, and (ii) an Administrative Questionnaire in the form of Exhibit I to the Credit Agreement and (c) in the case of an Increasing Bank, such Increasing Bank's existing Revolving Credit Notes for Tranche A and Tranche B.

         3. This Commitment Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Increase Date: _________________________

Legal Name of [Increasing][Assuming] Bank: _______________

[Assuming Bank's Address for Notices]: __________________


Additional Commitment (must be in same proportion as existing Tranche A and Tranche B Commitments):

         Tranche A  $_______________________

         Tranche B  $_______________________

                                       [NAME OF INCREASING OR ASSUMING BANK],

                                       by
                                         -----------------------
                                         Name:
                                         Title:


                                       ADVANTA CORP.,

                                       by
                                        -----------------------
                                        Name:
                                        Title:


                                       ADVANTA NATIONAL BANK,

                                       by
                                        -----------------------
                                        Name:
                                        Title:


                                       ADVANTA NATIONAL BANK USA,

                                       by
                                        ----------------------
                                        Name:
                                        Title:


Accepted:
THE CHASE MANHATTAN BANK, as Agent,

by
  --------------------------
  Name:
  Title:

                          [CHASE MANHATTAN LETTERHEAD]

  The Chase Manahattan Bank
  140 East 45th Street
  New York, NY 10017-3162
  Tel 212-622-0001
  Fax 212-622-0002            ADVANTA CORPORATION
  Telex 353006 ABSC NYK   ADMINISTRATIVE QUESTIONNAIRE


Please accurately complete the following information and return via FAX to the attention of Janet Belden at Chase Manhattan Bank as soon as possible.

FAX Number:  212-622-0122

LEGAL NAME TO APPEAR IN DOCUMENTATION:

______________________________________________________________________________

Institution Name:  ___________________________________________________________

Street Address:    ___________________________________________________________

City, State, Zip Code: _______________________________________________________



GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name: ____________________________________________________________

Street Address:   ____________________________________________________________

City, State, Zip Code: _______________________________________________________



CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:  ____________________________________________________________

Street Address:  _____________________________________________________________

City, State, Zip Code: _______________________________________________________

Phone Number: ________________________________________________________________

FAX Number: __________________________________________________________________



Backup Contact: ______________________________________________________________

Street Address: ______________________________________________________________

City, State, Zip Code: _______________________________________________________

Phone Number: ________________________________________________________________

FAX Number: __________________________________________________________________

TAX WITHHOLDING:

        Non Resident Alien ______ Y* ______ N

        *  Form 4224 Enclosed

        Tax ID Number _____________________


CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact: ___________________________________________________________

Street Address: ____________________________________________________

City, State, Zip Code: _____________________________________________

Phone Number: ______________________________________________________

FAX Number: ________________________________________________________


BID LOAN NOTIFICATION:

Contact: ___________________________________________________________

Street Address: ____________________________________________________

City, State, Zip Code: _____________________________________________

Phone Number: ______________________________________________________

Fax Number: ________________________________________________________


PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

     _______________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:

     _______________________________________________________________

Name of Account, if applicable:
     _______________________________________________________________

Account Number: ____________________________________________________

Additional Information: ____________________________________________

                        ____________________________________________

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-622-0011.